    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2004



                                                     REGISTRATION NO. 333-109927

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                 ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           6719                          91-1921377
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                             ---------------------

         600 TELEPHONE AVENUE, ANCHORAGE, ALASKA 99503, (907) 297-3000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                           LEONARD A. STEINBERG, ESQ.
            VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
                              600 TELEPHONE AVENUE
                            ANCHORAGE, ALASKA 99503
                                 (907) 297-3000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                     WITH COPIES OF ALL COMMUNICATIONS TO:

                           MITCHELL S. PRESSER, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: Upon consummation of the Exchange Offer referred to herein.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ---------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        *TABLE OF ADDITIONAL REGISTRANTS

                                                      STATE OR OTHER    PRIMARY STANDARD       I.R.S.
                                                     JURISDICTION OF       INDUSTRIAL         EMPLOYEE
                                                      INCORPORATION      CLASSIFICATION    IDENTIFICATION
NAME*                                                OR ORGANIZATION      CODE NUMBER          NUMBER
-----                                                ----------------   ----------------   --------------
Alaska Communications Systems Group, Inc. .........  Delaware                 6719           52-2126573
ACS of the Northland, Inc. ........................  Alaska                   4813           91-1336980
ACS of Alaska, Inc. ...............................  Alaska                   4813           91-1112844
ACS of Fairbanks, Inc. ............................  Alaska                   4813           91-1557266
ACS of Anchorage, Inc. ............................  Delaware                 4813           52-2124846
ACS Wireless, Inc. ................................  Alaska                   4812           92-0156992
ACS Long Distance, Inc. ...........................  Alaska                   4813           92-0158899
ACS Internet, Inc. ................................  Delaware                 4899           92-0153253
ACS Messaging, Inc. ...............................  Alaska                   4813           92-0173636
ACS Infosource, Inc. ..............................  Alaska                   2741           92-1073635
ACS Television, L.L.C. ............................  Utah                     4841           92-0156334
ACS of Alaska License Sub, Inc. ...................  Alaska                   4812           92-0173072
ACS of the Northland License Sub, Inc. ............  Alaska                   4812           92-0173071
ACS of Fairbanks License Sub, Inc. ................  Alaska                   4812           92-0173074
ACS of Anchorage License Sub, Inc. ................  Alaska                   4812           92-0173073
ACS Wireless License Sub, Inc. ....................  Alaska                   4812           92-0173075
ACS Long Distance License Sub, Inc. ...............  Alaska                   4812           92-0173076
ACS Television License Sub, Inc. ..................  Alaska                   4812           92-0173077
ACS Services, Inc. ................................  Alaska                   9999           92-0176176

---------------

* The address, including zip code and telephone number, including area code, of the principal executive offices of these additional registrants is 600 Telephone Avenue, Anchorage, Alaska 99503, (907) 297-3000.

Prospectus

                                   (ACS LOGO)

                  ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.

                               OFFER TO EXCHANGE

                    $182,000,000 AGGREGATE PRINCIPAL AMOUNT
                OF ITS REGISTERED 9 7/8% SENIOR NOTES DUE 2011,
                                      FOR
                      ANY AND ALL OUTSTANDING UNREGISTERED
                          9 7/8% SENIOR NOTES DUE 2011

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $182,000,000 aggregate principal amount of our 9 7/8% Senior Notes due 2011 that we have registered under the Securities Act of 1933, or exchange notes, for an equal principal amount of our currently outstanding 9 7/8% Senior Notes due 2011, or old notes. The exchange notes will represent the same debt as the old notes, and we will issue the exchange notes under the same indenture.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 23,
                             2004, UNLESS EXTENDED.


TERMS OF THE EXCHANGE OFFER

       - We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

       - You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.


       - We believe the exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes, but you should read "Certain federal income tax considerations" beginning on page 153 for more information.


       - The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights, and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

       - We will not receive any cash proceeds from the exchange offer.

       - There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing or quotation on any securities exchange or market.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of distribution."


SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES TO BE DISTRIBUTED IN
 THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this prospectus is January   , 2004.

                             ADDITIONAL INFORMATION

We have filed with the United States Securities and Exchange Commission, or SEC, a registration statement on Form S-4, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, or Securities Act, covering the exchange notes being offered. The registration statement incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available from us, subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or Exchange Act, without charge to holders of the old notes as specified below. If we have made references in this prospectus to any contracts, agreements, or other documents and also filed any of those contracts, agreements, or other documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or the matter involved.

You may obtain copies of any of our filings with the SEC, including the documents incorporated by reference in this prospectus, at no charge, by writing or telephoning us at the following address or telephone number: Alaska Communications Systems Holdings, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503, Attention: Investor Relations, telephone number (907) 297-3000.


TO OBTAIN TIMELY DELIVERY OF ANY OF OUR FILINGS, AGREEMENTS, OR OTHER DOCUMENTS, YOU MUST MAKE YOUR REQUEST TO US NO LATER THAN FEBRUARY 13, 2004. IN THE EVENT THAT WE EXTEND THE EXCHANGE OFFER, YOU MUST SUBMIT YOUR REQUEST AT LEAST FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER, AS EXTENDED. WE MAY EXTEND THE EXCHANGE OFFER IN OUR SOLE DISCRETION. SEE "THE EXCHANGE OFFER" FOR MORE DETAILED INFORMATION.


You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional, different, or inconsistent information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Industry and other information........    i
Cautionary notice regarding forward-
  looking statements..................   ii
Prospectus summary....................    1
Risk factors..........................   20
The exchange offer....................   37
Use of proceeds.......................   48
Capitalization........................   49
Selected historical financial data....   50
Unaudited pro forma condensed
  consolidated statements of
  operations..........................   56
Business..............................   61
Regulation............................   78
Management............................   92



                                        PAGE
                                        ----
Principal stockholders................   98
Certain relationships and
  transactions........................  100
Description of other indebtedness.....  101
Description of the exchange notes.....  106
Certain federal income tax
  considerations......................  153
Book-entry settlement and clearance...  159
Plan of distribution..................  161
Legal matters.........................  161
Experts...............................  161
Certain documents incorporated by
  reference...........................  162
Available information.................  162
Glossary..............................  163


                            ------------------------

In this prospectus, except where the context otherwise requires, "we," "us," "our," "ACS Holdings," and the "Company" refer to Alaska Communications Systems Holdings, Inc. and its consolidated subsidiaries, the "Issuer" refers only to Alaska Communications Systems Holdings, Inc., and "Parent" refers only to Alaska Communications Systems Group, Inc., our parent company.

                         INDUSTRY AND OTHER INFORMATION

Unless otherwise indicated, information contained in, or incorporated by reference in, this prospectus concerning the telecommunications industry, our general expectations concerning this industry and our market position and market shares within this industry are based on estimates prepared by us using data from industry sources, and on assumptions made by us, based on such data and our knowledge of the telecommunications industry. We have not independently verified data from industry sources and cannot guarantee its accuracy or completeness. In addition, we believe that data regarding the telecommunications industry and our market positions and market shares within such industry provide general guidance but are inherently imprecise. Further, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk factors" in this prospectus. Information herein which is based on or calculated from our 1998 historical financial information is based on the 1998 historical financial information of our predecessors, the Alaska telecommunications properties of Century Telephone Enterprises, Inc., or CenturyTel, and Anchorage Telephone Utility, or ATU.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability, and other similar forecasts and statements of expectation, and statements of assumptions underlying any of the foregoing. Words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," and "will," and variations of these words and similar expressions, are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise. Such forward-looking statements may be contained in this prospectus under "Prospectus summary," "Risk factors," and "Business," among other places.

Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of important factors. Examples of these factors include (without limitation):

       - rapid technological developments and changes in the telecommunications industries;

       - ongoing deregulation (and the resulting likelihood of significantly increased price and product/service competition) in the telecommunications industry as a result of the Telecommunications Act of 1996, or the 1996 Act, and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation;

       - regulatory limitations on our ability to change our pricing for communications services;

       - the possible future unavailability of Statement of Financial Accounting Standards, or SFAS, No. 71, ACCOUNTING FOR THE EFFECTS OF CERTAIN TYPES OF REGULATION, to our wireline subsidiaries;

       - possible changes in the demand for our products and services; and

       - the matters described under "Risk factors."

In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general factors, including (without limitation):

       - changes in general industry and market conditions and growth rates;

       - changes in interest rates or other general national, regional or local economic conditions;

       - governmental and public policy changes;

       - changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; and

       - the continued availability of financing in the amounts, at the terms, and subject to the conditions necessary to support our future business.

Investors should also be aware that while we do, at various times, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential information. Accordingly, investors should not assume that we agree with any statement or report issued by an analyst irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.

                               PROSPECTUS SUMMARY


THIS SUMMARY CONTAINS BASIC INFORMATION ABOUT US. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED IN "CERTAIN DOCUMENTS INCORPORATED BY REFERENCE." TO FULLY UNDERSTAND THIS OFFER TO EXCHANGE, YOU SHOULD READ ALL OF THESE DOCUMENTS. STATEMENT OF OPERATIONS INFORMATION PRESENTED HEREIN ON A PRO FORMA BASIS GIVES EFFECT TO THE ISSUANCE OF THE OLD NOTES, THE BORROWINGS UNDER OUR NEW BANK CREDIT FACILITIES DESCRIBED HEREIN, AND THE REPAYMENT OF OUR OLD BANK CREDIT FACILITIES, ALL OF WHICH WERE COMPLETED ON AUGUST 26, 2003, THE SALE OF A MAJORITY INTEREST IN ACS MEDIA LLC, OR OUR DIRECTORIES BUSINESS, THAT WAS COMPLETED ON MAY 8, 2003, AND THE SALE OF SUBSTANTIALLY ALL OF OUR THEN-REMAINING INTEREST IN OUR DIRECTORIES BUSINESS COMPLETED ON SEPTEMBER 4, 2003, AS IF ALL SUCH TRANSACTIONS HAD BEEN COMPLETED AT THE BEGINNING OF THE PERIODS PRESENTED. FOR YOUR CONVENIENCE, WE HAVE INCLUDED A GLOSSARY OF CERTAIN TELECOMMUNICATIONS AND OTHER TERMS STARTING ON PAGE 163 OF THIS PROSPECTUS.


OUR COMPANY


We are the leading integrated, facilities-based telecommunications services provider in Alaska, offering a diverse mix of telecommunications services, including local telephone, wireless, Internet, and interexchange services, to business and residential customers throughout the state. We are the largest telecommunications services provider in Alaska that uses its own network facilities to provide full-service end-to-end communications to its customers. As of September 30, 2003, we serviced approximately 316,000 local telephone access lines representing approximately two-thirds of the local telephone access lines provisioned in Alaska, and are the largest local exchange carrier, or LEC, in Alaska and the 13th largest in the United States. On May 8, 2003, we disposed of a majority interest in our Directories Business in a public offering, raising approximately $160 million in gross proceeds from the offering and related transactions, which proceeds we used to decrease our leverage and strengthen our liquidity. Subsequently, on August 27, 2003, we were released from a lockup agreement relating to our remaining interest in the Directories Business and we disposed of substantially all of our remaining interest in the Directories Business through the exercise of our right to convert 99.23% of our then-remaining 12.58% interest in the Directories Business into 2.5 million units of the ACS Media Income Fund, which were then sold in an underwritten offering. The transaction settled on September 4, 2003, generating $17.3 million in net proceeds and a gain on disposition of approximately $16 million. For the nine months ended September 30, 2003, on a pro forma basis, we generated total operating revenues and Adjusted EBITDA (as defined in "Summary historical financial data" below) of $234.4 million and $68.8 million, respectively.


OUR SERVICE OFFERINGS


LOCAL TELEPHONE (69.3% OF PRO FORMA OPERATING REVENUES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003). We provide local telephone service through our four LECs. Local telephone revenue consists of local network service, network access, and deregulated and other revenue, each of which is described below.


       - LOCAL NETWORK SERVICE. Basic local network service enables customers to originate and receive telephone calls within a defined "exchange" area. We provide basic local services on a retail basis to residential and business customers, generally for a fixed monthly charge. At September 30, 2003, approximately 47% of our retail local telephone access lines served higher-margin business customers.



        Competitive local network service provides interconnection through wholesale access to our basic local service and through the leasing of unbundled network elements, or UNEs, to other service providers as required by the 1996 Act. As of September 30, 2003, we were reselling or leasing approximately 90,000 local telephone access lines to other service providers in the Anchorage, Fairbanks, and Juneau service areas.


      - NETWORK ACCESS. Network access services arise in connection with the origination and termination of long distance, or toll, calls and typically involve more than one company in the provision of such long distance service on an end-to-end basis. Since toll calls are generally billed to the customer originating the call, a mechanism is required to compensate each company providing services relating to the call. This mechanism is the access charge, which we bill to each interexchange carrier for the use of our facilities to access the customer. In addition, we bill a component of access charges directly to our customers. We also receive federal universal service funds, or USF, associated with the provision of services to high-cost rural areas, which we include in our network access revenue.

      - DEREGULATED AND OTHER REVENUE. Deregulated and other revenue consists of billing and collection contracts, space and power rents, pay telephone service, customer premises equipment, or CPE, sales, and other miscellaneous revenues generated by our LECs. We seek to capitalize on our local presence and network infrastructure by offering these additional services to customers and interexchange carriers.


WIRELESS (14.9% OF PRO FORMA OPERATING REVENUES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003). We provide mobile and fixed voice and data communications services over our wireless network facilities. These wireless services are provided statewide under the ACS Wireless brand name to approximately 84,000 subscribers as of September 30, 2003. The sources of wireless revenue include subscriber access charges, airtime usage, toll charges, connection fees, roaming revenues, communications equipment, and enhanced features, such as caller identification and call waiting.



INTERNET (10.4% OF PRO FORMA OPERATING REVENUES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003). As of September 30, 2003, we provided dial-up or broadband Internet access services to approximately 45,000 customers, including high-speed DSL services to approximately 16,000 customers in our major LEC service territories, such as Anchorage, Fairbanks, and Juneau. Our local dial-up numbers and dedicated broadband connections allow customers access to a series of computer servers we own and maintain to access their e-mail accounts and to connect to the Internet. We are also a single-source provider of advanced IP-based private networks to large enterprise and governmental customers in Alaska.



INTEREXCHANGE (5.4% OF PRO FORMA OPERATING REVENUES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003). We offer long distance and interexchange private-line services primarily as a facilities-based carrier using our own fiber-optic capacity. As of September 30, 2003, we had approximately 43,500 long distance customers.


COMPETITIVE STRENGTHS

LEADING COMPETITIVE POSITION. We are the leading integrated, facilities-based telecommunications services provider in Alaska, offering a diverse mix of telecommunications services to business and residential customers throughout the state. Our strong brand name recognition within Alaska provides us with a loyal customer base and strong local market positions.


       - We are the incumbent LEC, or ILEC, in Anchorage, Fairbanks, Juneau, and more than 70 other communities. Servicing approximately 316,000 local telephone access lines as of September 30, 2003, including approximately two-thirds of the local telephone access lines in Alaska, we are the largest LEC in Alaska and the 13th largest in the United States.



       - We are the second-largest statewide provider of wireless services in Alaska, serving approximately 84,000 subscribers as of September 30, 2003. Our wireless network covers over 478,000 residents as of September 30, 2003, including all major population centers and highway corridors.



       - We are the second-largest provider of Internet access services in Alaska, with approximately 45,000 customers as of September 30, 2003.


INTEGRATED PORTFOLIO OF SERVICE OFFERINGS. We offer a diverse mix of telecommunications services, including local telephone, wireless, Internet, messaging, and long distance services, to business and residential customers throughout Alaska. We believe that as the communications marketplace continues to converge, our ability to offer an integrated package, or bundle, of communications services provides a distinct competitive advantage. We believe that bundled offerings are popular with customers because they allow for a single customer interface, including fewer billing statements, as well as pricing benefits across a number of services. We are aggressively marketing and defending our position in local telephone services by actively selling our wireless, Internet, long distance, messaging, and other services in bundles that are attractive to our customers.


HIGH-QUALITY, ADVANCED NETWORKS AND FACILITIES. Since the management buyout in 1999, we have invested over $330 million in our telecommunications networks and facilities, growing the total investment in these facilities to approximately $1.1 billion. Our advanced telecommunications infrastructure includes over 65 carrier-class wireline switches, an advanced statewide IP network comprised of over 35 switches and routers, 111 cellular sites, four digital wireless switches, and 638 sheath miles of fiber-optic cable. We have made significant incremental investments in our networks, including extensive utilization of fiber in order to interconnect and integrate these facilities within Alaska as well as to provide long-haul transport and connectivity between our major markets and the rest of the United States. We have also implemented an advanced information technology system to support our ability to deliver our services through a single point of customer care. Our advanced customer service platform allows us to provide varying levels of service to different customer categories, ranging from highly automated service for residential customers to tailored service for large enterprise customers. These investments allow us to offer our customers a broad range of enhanced communications services in bundled packages, where possible, and to provide high reliability and high-quality services to our customers.


STRONG OPERATING PERFORMANCE AND SOLID CREDIT PROFILE. We operate a strong, stable business that has performed well in a difficult telecom environment. From 2000, the first full year after our management buyout, through 2002, we have grown revenue and Adjusted EBITDA (see "Summary historical financial data") by approximately 10% and 19%, respectively, through a combination of investment in new services and cost reductions in our traditional local telephone business. Our credit profile has also improved significantly since our management buyout, having reduced net debt (as defined below) to Adjusted EBITDA from 5.0x (based on

2000 operating performance) to 4.4x as of September 30, 2003, on a pro forma basis. Our liquidity on a pro forma basis continues to be strong, with $50 million available under our new bank credit facilities and $121 million in cash. The recapitalization of our balance sheet in August 2003 decreased our senior secured leverage from 3.1x Adjusted EBITDA to 2.2x Adjusted EBITDA on a pro forma basis for the twelve months ended September 30, 2003, extended the next significant maturities of our indebtedness to 2009, and increased our future financial flexibility.


EXPERIENCED MANAGEMENT TEAM. Management has a demonstrated track record of operating, managing and acquiring telecommunications companies. Members of our senior management team provide us with an average of approximately 20 years of telecommunications experience. Our executive management team has a wealth of knowledge in the telecommunications industry, as well as a deep understanding of the dynamics of the Alaskan markets and our customers.

BUSINESS STRATEGY

Our competitive position as the leading integrated, facilities-based telecommunications services provider in Alaska allows us to capitalize on the growing demand for communications services in the state. Through promotion of our service offerings under the "Alaska Communications Systems" brand name, we take advantage of our statewide presence and integrated marketing to build superior brand awareness, drive greater penetration of our services, and sell a comprehensive bundle of services to our customers. With the ability to deliver a broad array of communications services, an extensive facilities-based network, and a long history of meeting the communication needs of our unique state, our goal is to be the premier telecommunications services provider in our markets. We consider the following strategies to be integral to achieving our goal:

       - Increase revenues from existing customers by offering multiple services in a single package to residential and small business customers, which we refer to as bundling, and increasing the utilization by our customers of our services;

       - Continue to capitalize on our technologically advanced networks to provide feature-rich, high-quality and highly reliable telecommunications services to our customers;

       - Grow our wireless services by increasing marketing, expanding coverage, rolling out next-generation CDMA technology, and providing data-related services;

       - Expand our private line and data networks business by offering customized solutions to large commercial enterprise and governmental customers;

       - Increase our margins, reduce costs, and improve operating efficiency in each of our business lines; and

       - Pursue strategic acquisitions of and investments in other telecommunications businesses in Alaska and elsewhere in the United States.

COMPANY BACKGROUND

We are a wholly owned subsidiary of Alaska Communications Systems Group, Inc. (NASDAQ: ALSK), which we refer to in this prospectus as Parent. We were formed in August 1998 by Fox Paine & Company, LLC and members of the former senior management team of Pacific Telecom, Inc. to acquire four local exchange carriers in Alaska, which then comprised approximately 300,000 access lines. Parent completed its initial public offering in November 1999. Since our formation, we have become the leading integrated, facilities-based telecommunications services provider in Alaska by offering a diverse mix of telecommunications products. We currently offer local telephone, wireless, Internet, and interexchange services to business and residential customers throughout the state. Our principal executive offices are located at 600 Telephone Avenue, Anchorage, Alaska 99503, and our telephone number is (907) 297-3000. Our website address is www.alsk.com. Information included or referred to on our website is not part of this prospectus.

Additional information about us, including our audited financial statements and a more detailed description of our business, is contained in the documents incorporated by reference in this prospectus. See "Certain documents incorporated by reference."

CORPORATE STRUCTURE

[CORPORATE STRUCTURE FLOWCHART]

THE SPONSOR

Fox Paine & Company, LLC, or Fox Paine, manages investment funds in excess of $1.5 billion that provide equity capital for (1) management buyouts, (2) going-private transactions, and (3) company expansion and growth programs, which we refer to collectively as MBOs. Fox Paine was founded in 1997 by Saul A. Fox, a former general partner of Kohlberg Kravis Roberts & Co., and W. Dexter Paine, III, a former general partner of Kohlberg & Co., and includes 14 principal members with significant experience in MBOs, private and public equity, corporate finance, business and tax law, commercial and investment banking, and mergers and acquisitions. Investment funds managed by Fox Paine invested approximately $100 million in us in May 1999.

RECENT DEVELOPMENTS

NEW BANK CREDIT FACILITIES. Simultaneously with the completion of the private offering of the old notes described below, we entered into new bank credit facilities and terminated our old bank credit facilities. We describe the terms of our new bank credit facilities under "Description of other indebtedness."


EXERCISE OF OPTION UNDER NEW BANK CREDIT FACILITIES. On November 21, 2003, we exercised an option under the terms of our new bank credit facilities to prepay our outstanding floating to fixed swap hedge for $8.0 million. This prepayment is excluded from cash interest expense for purposes of calculating our interest coverage ratio under the covenants of the new bank credit facilities.


DISPOSITION OF OUR DIRECTORIES BUSINESS. On April 28, 2003, we entered into an underwriting agreement with a syndicate of Canadian investment banks to complete the sale of a majority interest in our Directories Business. We subsequently filed on April 29, 2003 a final prospectus with Canadian securities regulators to sell a majority interest in the Directories Business in a public offering in Canada to the ACS Media Income Fund, which is a Canadian income fund. We sponsored this offering. The transaction closed on May 8, 2003, with us selling an 87.42% interest and retaining a 12.58% interest in the Directories Business. The transaction raised approximately $160 million of gross proceeds, including gross proceeds of $121 million from the offering, $35 million from the debt issued in conjunction with the transaction, and $4 million from a gain on foreign exchange. An amount of $107 million was used to prepay outstanding amounts under our old bank credit facilities.

Subsequently, on August 27, 2003, we were released from a lockup agreement relating to our then-remaining interest in the Directories Business, and we disposed of substantially all of our remaining interest in the Directories Business through the exercise of our right to convert 99.23% of our then-remaining 12.58% interest in the Directories Business to 2.5 million units of the ACS Media Income Fund, which were then sold in an underwritten offering. The transaction settled on September 4, 2003, generating $17.3 million in net proceeds and a gain on disposition of approximately $16 million. As a result of this transaction, we now own less than 0.1% of the Directories Business.


APPOINTMENT OF NEW CEO AND PRESIDENT AND OTHER MANAGEMENT CHANGES. On September 15, 2003, we announced the appointment of Liane Pelletier as CEO and President and the retirement of Charles E. Robinson as CEO. Ms. Pelletier joined our Board of Directors and that of our Parent, effective October 6, 2003, after spending 17 years at Sprint Corporation, most recently as a member of the Executive Management Committee and as Chief Integration

Officer. Ms. Pelletier's position consolidates Mr. Robinson's day-to-day responsibilities and those of Wesley E. Carson, who left in May 2003 to be CEO of the Directories Business. Mr. Robinson, a 45-year telecom industry veteran who founded ACS in 1999, remained as Chairman of the Board until December 31, 2003 but retired from day-to-day management of the Company on October 6, 2003. Ms. Pelletier replaced Mr. Robinson as Chairman on January 1, 2004. On November 6, 2003, we announced the appointment of David C. Eisenberg to the position of Senior Vice President, Corporate Strategy and Development. Mr. Eisenberg is directly responsible for strategic planning, business development, market and competitive analysis, market research and strategy, regulatory strategy and corporate communications. Mr. Eisenberg comes from Sprint Corporation where he was Vice President--Corporate Strategy and responsible for helping shape that corporation's strategic direction.



APPOINTMENT OF NEW BOARD MEMBERS. On November 19, 2003, John M. Egan joined our Board of Directors. Mr. Egan is the recently retired founder and chairman/CEO of ARRIS Group. ARRIS is a global communications technology company specializing in the design and engineering of broadband local access networks and a leading developer and supplier of optical transmission, cable telephony and Internet access for cable systems operators. In addition to his role as Chairman of ARRIS, Egan served on the Boards of the National Cable Telecommunications Association for 20 years and the Walter Kaitz Foundation, and is actively involved with other industry organizations. Mr. Egan currently serves on the advisory board of KB Partners, a Chicago-based venture capital firm, as well as on several boards of start-up technology companies.



On January 9, 2003, Patrick Pichette joined our Board of Directors. Mr. Pichette is Executive Vice-President at Bell Canada, or BCE. In this capacity, he is responsible for accelerating BCE's migration to the customer service, infrastructure and support systems required to create its new IP-based network. Mr. Pichette joined BCE in January 2001 as Executive Vice-President, Planning and Performance Management before being appointed Chief Financial Officer in 2002. Prior to joining BCE, he was a Partner at McKinsey & Company's Montreal office for over five years as a lead member of McKinsey's North American Telecom Practice. Mr. Pichette earned a BA Business Administration from Universite du Quebec a Montreal and a MA Philosophy Politics and Economics from Oxford University where he attended as a Rhodes Scholar. Mr. Pichette is also a board member of Manitoba Telecom Services, Inc., or MTS, and of several non-governmental organizations, including Engineers Without Borders and The Trudeau Foundation.


TERMINATION AND SETTLEMENT OF THE STATE OF ALASKA CONTRACT. In December 2001, we entered into a Comprehensive Telecommunications Service Agreement, or CTSA, with the State of Alaska that became effective on April 1, 2002, to provide comprehensive telecommunications services for a period of five years. This contract obligated us, among other things, to deploy and manage advanced and innovative technologies through new and previously untested business practices. The CTSA contained a specific completion date of April 1, 2003 for certain implementation aspects, as well as specific ongoing service level agreements. The agreement also provided for certain penalties and/or damages of up to $325,000 a month if service level agreements and implementation dates were not met. Both parties to the CTSA alleged breaches and failures to perform by the other party, and on September 15, 2003, we received notification from the State of Alaska that the State was terminating the CTSA between the two parties and initiating the disentanglement procedures under the contract.

On October 1, 2003, we announced that we had entered into a voluntary settlement with the State of Alaska regarding the CTSA. Subsequently, we and the State negotiated and agreed to a definitive Settlement Agreement and Mutual Release, or the Settlement Agreement, effective October 14, 2003, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus. Under the terms of the Settlement Agreement, we agreed to pay to the State of Alaska $3.5 million in cash, one half of which was due upon signing the agreement and one half of which will be due upon completion of disentanglement. We also agreed to transfer to the State title to certain assets used in providing services under the CTSA which resulted in a net loss on disposal of those assets of approximately $5.6 million. Based on the terms of the Settlement Agreement, we determined that certain accounts receivable and working capital associated with the CTSA will not be fully recoverable and we have written them down to their estimated net realizable value, resulting in a charge of $3.3 million during the fiscal quarter ending September 30, 2003. The estimated net realizable value of the working capital and which assets are ultimately transferred to the State could change as we complete disentanglement.



Each of the parties has also denied any liability or wrongdoing and has released each other from any claims under the CTSA. The Settlement Agreement also provides that the execution of the Settlement Agreement is not an admission of liability or wrongdoing. The parties established a completion date for disentanglement of December 31, 2003, although disentanglement may be extended by the State to October 14, 2004 to assure uninterrupted service; PROVIDED, HOWEVER, that subject to certain limitations, any services provided by us after December 31, 2003 to the State will be provided at prevailing market rates. As of December 31, 2003, we and the State had completed the majority of our Settlement Agreement disentanglement obligations. All services provided by us under the CTSA prior to January 1, 2004 were either transitioned to other service providers at the direction of the State or transitioned to our current commercial rates for such services. We expect that our remaining obligations under the Settlement Agreement will be completed in the second quarter of 2004. The Settlement Agreement also provides that we will remain eligible to compete for future State of Alaska telecommunications contracts. We cannot assure you that further disputes will not arise in connection with the implementation of the disentanglement procedures. We also cannot currently estimate the impact that the termination, including the total costs of disentanglement, will have on our future revenues or results.



BUYBACK OF PARENT COMMON STOCK. Parent announced on November 24, 2003 that its Board of Directors had authorized a program to repurchase shares of its common stock. The Board approved the repurchase of shares up to a cumulative value of $10 million over a period of approximately one year expiring on December 31, 2004. The repurchases may be made in open market or privately negotiated transactions from time to time in compliance with Rule 10b-18 of the Exchange Act, subject to market conditions, applicable legal requirements and other factors. This authorized plan does not obligate Parent to acquire any particular amount of common stock and the plan may be suspended at any time at the Parent's discretion.

                      SUMMARY TERMS OF THE EXCHANGE OFFER

On August 26, 2003, we completed the private offering of $182 million aggregate principal amount of 9 7/8% senior notes due 2011 at an issue price equal to 96.687% of the aggregate principal amount, which we refer to in this prospectus as the old notes. We entered into an exchange and registration rights agreement with the initial purchasers of the old notes, in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete an exchange offer within 180 days after the date of original issuance of the old notes. Below is a summary of the exchange offer.

THE EXCHANGE OFFER......We are offering to exchange up to $182 million aggregate principal amount of our exchange notes for an equal principal amount of old notes in integral multiples of $1,000.


EXPIRATION OF THE
EXCHANGE OFFER;
ACCEPTANCE AND ISSUANCE
OF EXCHANGE NOTES.......The exchange offer will expire at 5:00 p.m., New York
                        City time, on February 23, 2004, or a later date and time to which we may extend it in our sole discretion. We do not currently intend to extend the expiration of the exchange offer. Subject to the conditions stated in "The exchange offer--Conditions," we will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer before the expiration of the exchange offer. The exchange notes will be delivered promptly after the expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.


WITHDRAWAL RIGHTS.......You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer.

CONDITIONS TO THE
EXCHANGE OFFER..........The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange. The exchange offer is subject to customary conditions, which we may waive. Please read "The exchange offer--Conditions" for more information regarding the conditions to the exchange offer.

PROCEDURES FOR TENDERING
NOTES...................To tender old notes held in book-entry form through the
                        Depository Trust Company, or DTC, you must transfer your old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program, or ATOP, system. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC on behalf of a holder of old notes and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                               - any exchange notes to be received by you will
                                 be acquired in the ordinary course of your business;

                               - if you are not a broker-dealer, you are not
                                 engaged in, and do not intend to engage in, a distribution of the exchange notes, and you have no arrangement or understanding with any person to participate in a distribution of the exchange notes;

                               - you are not our "affiliate" (as defined in Rule
                                 405 under the Securities Act);

                               - if you are a broker-dealer that receives
                                 exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of these exchange notes;

                               - if you are a broker-dealer, you did not
                                 purchase the old notes to be exchanged for the exchange notes from us in the initial offering of the old notes; and

                               - you are not acting on behalf of any person who
                                 could not truthfully and completely make the above representations.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS.......If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender old notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder.

GUARANTEED DELIVERY
PROCEDURES..............If you wish to tender your old notes, and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your old notes under the procedures described in "The exchange offer--Guaranteed delivery procedures."

EFFECT ON HOLDERS OF OLD
NOTES...................As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered old notes, we will have fulfilled some of our obligations under the exchange and registration rights agreement, and, accordingly, there will be no increase in the interest rate on the old notes under the exchange and registration rights agreement if the old notes were eligible for exchange, but not exchanged, in the exchange offer. If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold your old notes and will be entitled to the rights and subject to the limitations applicable to the old notes in the indenture.

CONSEQUENCES OF FAILURE
TO EXCHANGE.............All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes in the exchange offer will remain restricted securities, and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Any trading market for the old notes could be adversely affected if some but not all of the old notes are tendered and accepted in the exchange offer.

CERTAIN FEDERAL INCOME
TAX CONSIDERATIONS......The exchange of old notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain federal income tax considerations" for a more detailed description of the tax consequences of the exchange.

RESALE..................Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "The exchange offer--Procedures for tendering"). However, any holder of old notes who:

                               - is one of our "affiliates" (as defined in Rule
                                 405 under the Securities Act);

                               - does not acquire the exchange notes in the
                                 ordinary course of business;

                               - intends to distribute the exchange notes as
                                 part of the exchange offer; or

                               - is a broker-dealer who purchased old notes from
                                 us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act, will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender old notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

                        Each broker-dealer that receives exchange notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of distribution."

USE OF PROCEEDS.........We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer.

EXCHANGE AGENT..........The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in "The exchange offer--Exchange agent."

                       SUMMARY OF TERMS OF EXCHANGE NOTES

THE SUMMARY BELOW DESCRIBES THE PRINCIPAL TERMS OF THE EXCHANGE NOTES. CERTAIN OF THE TERMS AND CONDITIONS DESCRIBED BELOW ARE SUBJECT TO IMPORTANT LIMITATIONS AND EXCEPTIONS. THE "DESCRIPTION OF THE EXCHANGE NOTES" SECTION OF THIS PROSPECTUS CONTAINS A MORE DETAILED DESCRIPTION OF THE TERMS AND CONDITIONS OF THE EXCHANGE NOTES. THE EXCHANGE NOTES WILL BE IDENTICAL IN ALL MATERIAL RESPECTS TO THE OLD NOTES FOR WHICH THEY HAVE BEEN EXCHANGED, EXCEPT:

       - the exchange notes will have been registered under the Securities Act;

       - the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends;

       - the exchange notes will not be entitled to registration rights; and

       - the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

The material terms of the exchange notes are summarized below:

ISSUER..................Alaska Communications Systems Holdings, Inc.

SECURITIES OFFERED......$182,000,000 aggregate principal amount of 9 7/8% Senior
                        Notes due 2011, which have been registered under the Securities Act.

MATURITY DATE...........August 15, 2011.


INTEREST PAYMENT
DATES...................February 15 and August 15 of each year, commencing after the issuance of the exchange notes.


GUARANTEES..............The exchange notes will be guaranteed on a senior unsecured basis by Parent, the Issuer's subsidiaries and certain of the Issuer's future subsidiaries.

RANKING.................The exchange notes will be unsecured and:

                               - will rank equally in right of payment with all
                                 of the Issuer's existing and future senior debt;

                               - will rank senior to all of the Issuer's
                                 existing and future subordinated debt,
                                 including the Issuer's existing senior
                                 subordinated notes;

                               - will be effectively subordinated to secured
                                 debt of the Issuer and its subsidiaries to the extent of the value of the assets securing such debt; and

                               - will be effectively subordinated to all
                                 liabilities (including trade payables) and preferred stock of each of the Issuer's subsidiaries that is not a guarantor.

                        Similarly, the guarantees of the exchange notes provided by Parent and the Issuer's guarantor subsidiaries will each be unsecured and:

                               - will rank equally in right of payment with all
                                 existing and future senior debt of such
                                 guarantor;

                               - will rank senior to all existing and future
                                 subordinated obligations of such guarantor, including its guarantee of the Issuer's existing senior subordinated notes;

                               - will be effectively subordinated to any secured
                                 debt of such guarantor and its subsidiaries to the extent of the value of the assets securing such debt; and

                               - will be effectively subordinated to all
                                 liabilities (including trade payables) and preferred stock of each of the guarantor's subsidiaries that is not a guarantor.


                        As of September 30, 2003:



                               - the Issuer had $385.9 million of senior debt
                                 (exclusive of unused commitments under our new bank credit facilities), $208.9 million of which was secured;



                               - Parent had $17.3 million of senior debt,
                                 consisting of its discount debentures
                                 (excluding its guarantee of the new bank credit facilities and of the exchange notes), all of which was unsecured;



                               - our guarantor subsidiaries had $6.1 million of
                                 senior debt (excluding the guarantees of the new bank credit facilities and of the exchange notes), $5.1 million of which was secured; and



                               - the Issuer had $150 million of subordinated
                                 debt, consisting of its existing senior
                                 subordinated notes, and Parent and the Issuer's guarantor subsidiaries did not have any subordinated debt other than the guarantees of the Issuer's senior subordinated notes.

OPTIONAL REDEMPTION.....On or after August 15, 2007, the Issuer may redeem some or all of the exchange notes at the redemption prices listed under "Description of the exchange notes--Optional redemption."

                        Before August 15, 2006, the Issuer may redeem up to 35% of the exchange notes with the net cash proceeds of certain sales of equity of the Issuer or Parent at the redemption price listed under "Description of the exchange notes--Optional redemption."

CHANGE OF CONTROL.......If we experience a change of control, you will have the right to require the Issuer to repurchase your exchange notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of the exchange notes--Change of control."

CERTAIN COVENANTS.......The indenture governing the exchange notes will contain covenants that will impose significant restrictions on our business. The restrictions that these covenants will place on the Issuer and its restricted subsidiaries include limitations on the ability of the Issuer and its restricted subsidiaries to:

                               - incur debt;

                               - pay dividends or make distributions in respect
                                 of the Issuer's capital stock or to make certain other restricted payments or investments;

                               - sell assets, including the capital stock of the
                                 Issuer's restricted subsidiaries;

                               - agree to payment restrictions affecting the
                                 Issuer's restricted subsidiaries;

                               - consolidate, merge, sell or otherwise dispose
                                 of all, or substantially all, of our assets;

                               - incur liens;

                               - enter into transactions with our affiliates;
                                 and

                               - designate the Issuer's subsidiaries as
                                 unrestricted subsidiaries.

                        These covenants are subject to important exceptions and qualifications, which are described under "Description of the exchange notes--Restrictive covenants."


                        We have accumulated a basket of over $220 million as of September 30, 2003 to make restricted payments under the indenture governing our existing senior subordinated notes, and the indenture governing the old notes and the exchange notes offered provides for a more restrictive basket.

UNRESTRICTED
SUBSIDIARIES............ACS Media Holdings LLC is what we refer to as an
                        Unrestricted Subsidiary. An Unrestricted Subsidiary is not:

                               - a guarantor of the exchange notes; or

                               - subject to the restrictive covenants of the
                                 indenture.

                        We can also sell the assets or capital stock of an Unrestricted Subsidiary without restriction and can dividend or distribute these assets or the proceeds of the sales of these assets on the terms and subject to the conditions in the indenture. Under circumstances specified in the indenture, we will be able to designate other subsidiaries as Unrestricted Subsidiaries.


                        Our Unrestricted Subsidiary had:



                               - assets of $10 thousand on a book-value basis as
                                 of September 30, 2003;



                               - no liabilities as of September 30, 2003; and



                               - $14 thousand in other non-operating income and
                                 EBITDA for fiscal year 2002 and $10 thousand in other non-operating income and EBITDA for the nine months ended September 30, 2003, in each case on a pro forma basis.



NO PUBLIC MARKET........The exchange notes are new issues of securities and will not be listed on any securities exchange or included in any automated quotation system.


ORIGINAL ISSUE
DISCOUNT................The old notes were issued at a discount from their stated principal amount for U.S. federal income tax purposes. Consequently, original issue discount will be included in the gross income of a holder of exchange notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the exchange notes attributable to such income. See "Certain federal income tax considerations."

RISK FACTORS

You should consider carefully all of the information in this prospectus. In particular, you should evaluate the specific factors under "Risk factors" before deciding to exchange your old notes for exchange notes.

                       SUMMARY HISTORICAL FINANCIAL DATA


The summary historical financial data as of and for the year ended December 31, 1999 have been derived from our audited consolidated financial statements (which have not been included in this prospectus) and represent our consolidated statement of operations and cash flow data from May 14, 1999, the date upon which we completed the acquisition of CenturyTel's Alaska Properties and ATU, through December 31, 1999. Certain reclassifications have been made to the 1999 consolidated operations data to conform to the current presentation of our consolidated operations data. The summary historical financial data as of and for the years ended December 31, 2000, 2001 and 2002 have also been derived from our audited consolidated financial statements (which are incorporated by reference into this prospectus). The summary historical financial data for the nine months ended September 30, 2002 and 2003 have been derived from our unaudited interim consolidated financial statements (which are incorporated by reference into this prospectus) and which have been prepared on a basis consistent with our annual consolidated financial statements. In our opinion, the financial data for the nine months ended September 30, 2002 and 2003 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.



The following data should be read in conjunction with "Unaudited pro forma condensed consolidated statements of operations" contained elsewhere in this document and the "Management's discussion and analysis of financial condition and results of operations" and the consolidated financial statements and related notes found in our Form 10-K, as amended, for the fiscal year ended December 31, 2002, and in our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003. See "Certain documents incorporated by reference."



-------------------------------------------------------------------------------------------------------------
                                                                                            NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                           ------------------------------------------   ---------------------
(DOLLARS IN THOUSANDS)                         1999    2000(1)       2001     2002(2)        2002     2003(3)
-------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
   Operating revenues....................  $192,786   $313,527   $332,215   $ 343,502   $ 256,736   $ 246,010
   Operating expenses....................   176,207    279,759    285,092     364,103     221,004     286,301
   Gain (loss) on disposal of assets.....         -          -          -      (2,163)     (2,108)    112,507
                                           ------------------------------------------------------------------
   Operating income (loss)...............    16,579     33,768     47,123     (22,764)     33,624      72,216
   Interest expense......................   (37,503)   (61,958)   (57,565)    (49,113)    (36,462)    (49,546)
   Interest income and other.............       426      3,560      3,250       2,203       1,626     (10,749)
   Equity in income (loss) of
      investments........................      (198)      (303)        69           -           -         628
                                           ------------------------------------------------------------------
   Income (loss) before income taxes,
      discontinued operations, and
      cumulative effect of change in
      accounting principle...............   (20,696)   (24,933)    (7,123)    (69,674)     (1,212)     12,549
   Income tax benefit....................       301        197        195           -           -           -
                                           ------------------------------------------------------------------
   Income (loss) from continuing
      operations.........................   (20,395)   (24,736)    (6,928)    (69,674)     (1,212)     12,549
   Loss from discontinued
      operations(4)......................      (306)      (917)    (1,718)     (7,632)     (7,523)        (52)
                                           ------------------------------------------------------------------
   Income (loss) before cumulative effect
      of change in accounting
      principle..........................   (20,701)   (25,653)    (8,646)    (77,306)     (8,735)     12,497
   Cumulative effect of change in
      accounting principle(5)............         -          -          -    (105,350)   (105,350)          -
                                           ------------------------------------------------------------------
   Net income (loss).....................  $(20,701)  $(25,653)  $ (8,646)  $(182,656)  $(114,085)  $  12,497
                                           ------------------------------------------------------------------
                                           ------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                            NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                           ------------------------------------------   ---------------------
(DOLLARS IN THOUSANDS)                         1999    2000(1)       2001     2002(2)        2002     2003(3)
-------------------------------------------------------------------------------------------------------------
BALANCE SHEET DATA (AT END OF PERIOD):
   Cash and cash equivalents.............  $  9,006   $ 61,896   $ 41,012   $  18,565   $  21,040   $ 121,160
   Working capital(6)....................   101,374     54,727     33,721      25,686      23,518     121,999
   Total assets..........................   937,711    909,306    903,542     704,982     773,456     655,611
   Total debt, including current
      portion............................   598,407    599,642    596,603     592,831     591,498     535,915
   Total stockholder's equity............   266,541    231,153    208,678      18,618      89,977      33,180
-------------------------------------------------------------------------------------------------------------
STATEMENT OF CASH FLOWS DATA:
   Net cash provided by (used for)
      operating activities...............  $(50,648)  $143,547   $ 76,638   $  65,799   $  49,179   $  50,519
   Net cash provided by (used for)
      investing activities...............  (774,368)   (74,699)   (94,483)    (78,571)    (61,547)    128,375
   Net cash provided by (used for)
      financing activities...............   833,741    (15,958)    (3,039)     (9,675)     (7,604)    (76,299)
OTHER FINANCIAL DATA:
   Adjusted EBITDA(7)....................  $ 56,821   $108,524   $128,661   $ 128,681   $  98,484   $  75,780
   EBITDA margin(8)......................     29.5%      34.6%      38.7%       37.5%       38.4%       30.8%
   Depreciation and amortization.........  $ 40,141   $ 71,755   $ 79,108   $  82,940   $  61,690   $  66,735
   Goodwill impairment loss(2)...........         -          -          -      64,755           -           -
   Capital expenditures..................    74,792     72,253     87,582      71,164      52,559      32,127
   Ratio of net debt to EBITDA(9)........                 5.0x       4.3x        4.5x
   Ratio of net senior debt to
      EBITDA(10).........................                 3.6x       3.2x        3.3x
   Ratio of earnings to fixed
      charges(11)........................      0.5x       0.6x       0.9x           -        1.0x       1.25x
Other data (at end of period):
   LOCAL TELEPHONE
   Retail access lines...................   281,726    272,936    261,002     236,148     241,583     224,744
   Wholesale access lines................    15,680     17,303     22,859      22,148      25,074      18,795
   Unbundled network elements............    28,202     39,221     49,062      64,711      60,504      72,449
                                           ------------------------------------------------------------------
   Total local telephone access lines....   325,608    329,460    332,923     323,007     327,161     315,988
   Enterprise private network
      lines(12)..........................         -          -          -      13,050      11,747      20,188
                                           ------------------------------------------------------------------
   Total lines...........................   325,608    329,460    332,923     336,057     338,908     336,176
   WIRELESS
   Estimated covered population(13)......   460,802    462,057    468,622     478,413     471,863     478,413
   Subscribers...........................    73,068     75,933     80,120      82,220      81,559      83,993
   Penetration...........................     15.9%      16.4%      17.1%       17.2%       17.3%       17.6%
-------------------------------------------------------------------------------------------------------------


(1) For the year ended December 31, 2000, operating expenses include $5,288 of unusual charges, which consisted of $3,019 of severance and restructuring charges, $1,451 of costs incurred in connection with an attempted acquisition, and $818 related to a legal settlement.

(2) For the year ended December 31, 2002, operating revenues include $11,066 of previously deferred interstate access revenue related to a dispute that was recognized during the year based on a favorable ruling by the District of Columbia Court of Appeals. Operating expenses include a $64,755 charge related to the impairment of goodwill incurred as a result of our annual goodwill impairment analysis, the write-off of $875 related to a previously deferred regulatory asset, $1,000 of severance and restructuring related costs, and $325 of other costs.


(3) The nine months ended September 30, 2003 include $54,539 in contract termination and asset impairment charges, which is included in operating expenses, $113,518 in gains related to the sales of the Directories Business on May 8, 2003 and September 4, 2003, which is included in gain (loss) on disposal of assets, $4,261 in foreign currency gains realized on settlement of the sales of the Directories Business and a non-operating asset impairment charge of $15,924, which are both included in interest income and other, and a $13,053 write-off of deferred financing costs related to the early extinguishment of our old bank credit facilities, which is included in interest expense.


(4) In March of 2002, we approved a plan to discontinue and sell our wireless television segment. As a result, the operating income and expense of this segment has been classified as a discontinued operation for all periods presented.

(5) Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. As a part of this adoption, we recorded a goodwill impairment charge of $105,350 on January 1, 2002 as a cumulative effect of a change in accounting principle.

(6) Working capital represents total current assets less total current liabilities.

(7) Adjusted EBITDA represents net income (loss) before interest expense, income tax benefit, depreciation and amortization, and certain non-cash charges and unusual gains as defined in our new bank credit facility agreement as described in the following table:



-------------------------------------------------------------------------------------------------------------------------------
                                                                                                              NINE MONTHS ENDED
                                                                                 YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                                              ------------------------------------------   --------------------
(DOLLARS IN THOUSANDS)                                            1999       2000       2001        2002        2002       2003
-------------------------------------------------------------------------------------------------------------------------------
Net income (loss)...........................................  $(20,701)  $(25,653)  $ (8,646)  $(182,656)  $(114,085)  $ 12,497
Add (subtract):
   Interest expense.........................................    37,503     61,958     57,565      49,113      36,462     49,546
   Income tax benefit.......................................      (301)      (197)      (195)          -           -          -
   Depreciation and amortization............................    40,141     71,755     79,108      82,940      61,690     66,735
   Other non-cash charges and unusual gains:
      Loss from discontinued operations.....................       179        661        829       7,016       6,959         11
      (Gain) loss on disposal of assets.....................         -          -          -       2,163       2,108   (112,507)
      Asset impairment charges..............................         -          -          -           -           -     63,759
      Goodwill impairment loss..............................         -          -          -      64,755           -          -
      Change in accounting principle........................         -          -          -     105,350     105,350          -
      Gain on foreign exchange..............................         -          -          -           -           -     (4,261)
                                                              -----------------------------------------------------------------
Adjusted EBITDA.............................................  $ 56,821   $108,524   $128,661   $ 128,681   $  98,484   $ 75,780
-------------------------------------------------------------------------------------------------------------------------------



Adjusted EBITDA is included in this prospectus because it is an operating performance measure used in determining our compliance with our debt covenants and it is an important performance measure for our current and future lenders. While EBITDA and similar variations thereof are frequently used as a measure of operating performance, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.


(8) "EBITDA margin" is defined as Adjusted EBITDA as a percentage of operating revenues.

(9) "Ratio of net debt to EBITDA" is defined as net debt, which includes total debt less cash and cash equivalents, divided by Adjusted EBITDA.

(10) "Ratio of net senior debt to EBITDA" is defined as (a) total debt less (1) senior subordinated debt of $150 million and (2) cash and cash equivalents, divided by (b) Adjusted EBITDA.

(11) For the purposes of calculating the ratio of earnings to fixed charges, "earnings" represent income before income tax benefit plus fixed charges. "Fixed charges" consist of expensed and capitalized interest, amortization of debt issuance costs, and the portion of rental expense which we believe is representative of the interest component of lease expense. For the years ended December 31, 1999, 2000, 2001 and 2002, the deficiency of earnings to fixed charges was $20,197, $24,433, $6,997 and $69,674, respectively.

(12) Revenues from enterprise private network lines are recognized in the Internet segment and not in the local telephone segment.

(13) Estimated covered population figures are based on population data published by the State of Alaska on an annual basis.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO EXCHANGE YOUR OLD NOTES FOR EXCHANGE NOTES. REALIZATION OF ANY OF THE FOLLOWING RISKS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOW, AND RESULTS OF OPERATIONS.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENTAL LEGISLATION AND REGULATION. APPLICABLE LEGISLATION AND REGULATIONS AND CHANGES TO THEM COULD ADVERSELY AFFECT OUR BUSINESS.

We operate in a heavily regulated industry, and most of our revenues come from the provision of services regulated by the Federal Communications Commission, or FCC, and the Regulatory Commission of Alaska, or RCA. Laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts, and could be changed by legislative initiative or regulatory agencies at any time. We cannot predict the impact of future developments or changes to the regulatory environment or the impact such developments or changes would have on us. See "Regulation."


There are a number of FCC policies under review that could have a significant impact on us. For example, many of the FCC's policies with regard to the provisioning of UNEs and other LEC interconnection rules are in the process of being clarified or revised. These policies include clarification of our obligation to provide UNEs and new rules for the prices we receive for the UNEs. Changes to intercarrier compensation that could impact our access revenues are also possible. The FCC is also looking at universal service fund contribution and disbursement policies that could impact the amount and timing of our contribution to and receipt of universal service funds. Changes in FCC policies may increase our obligations and/or reduce our revenue. Further, most FCC telecommunications decisions, such as the Triennial Review order, are subject to substantial delay and judicial review. These delays and related litigation create risk associated with uncertainty over the final direction of federal policies.


The federal regulatory environment in which we operate may undergo a significant change in the near future. On August 21, 2003, the FCC, in its Triennial Review proceeding, issued an order describing its findings and a framework concerning the obligations of incumbent local exchange carriers, or ILECs, such as our wireline subsidiaries, to make available network elements on an unbundled and subsidized basis. The FCC framework eliminates some unbundling requirements for new broadband and packet-switching facilities. In addition, the FCC framework requires state commissions to initiate proceedings to determine whether to discontinue specific unbundling obligations (E.G., for switching, high capacity loops and unbundled transport) of ILECs, such as our wireline subsidiaries. The resulting rules replace the FCC's previous unbundling rules, which were overturned by the U.S. Court of Appeals for the District of Columbia. We cannot analyze or quantify the effects of this decision until the states complete their implementation proceedings in July 2004 and the Appeals Court rules on the lawfulness of the Triennial Review order. However, the new unbundling rules will most likely create an even more uncertain and more complex regulatory environment for our wireline subsidiaries, possibly resulting in further reductions in revenues, capital expenditures, and employment levels.

In addition, the direction of state regulatory policy under the RCA remains unclear. The RCA was formed in 1999 and is subject to periodic reauthorization. The RCA's ability to implement improved regulatory policies and practices was called into question by the Alaska legislature during the RCA's most recent reauthorization proceedings in 2003. While the RCA ultimately received reauthorization through 2007, the legislature did provide guidance on certain telecommunications policies, and it continues to scrutinize the regulatory process. Further, three of the five commissioners of the RCA have been appointed within the last year. Given the large number of proceedings currently before the RCA, including those addressing various aspects of local exchange competition, market structure, bundling, access charges, retail rates, and UNE rates, the continuing debate over regulatory policy and the recent seating of a majority of new commissioners creates uncertainty regarding the timing and direction of state regulatory policies.


AS THE INCUMBENT LEC IN OUR SERVICE AREAS, WE ARE SUBJECT TO LEGISLATION AND REGULATION THAT IS NOT APPLICABLE TO OUR COMPETITORS.


Existing federal and state rules impose obligations and limitations on us, as the incumbent LEC, that are not imposed on our competitors. Federal obligations to share facilities, justify tariffs, maintain certain types of accounts, and file certain types of reports are all examples of disparate regulation. Similarly, state regulators impose limitations on bundling, require structural separations between certain affiliated entities, and impose accounting and reporting requirements and service obligations on us that do not exist for our competitors. In addition, state regulators have imposed greater tariffing standards and obligations on us than our competitors, have required us to operate our business segments separately, and have prohibited our LECs from promoting our long distance services more favorably than our competitors. As our business becomes increasingly competitive, the continued regulatory disparity could impede our ability to compete in the marketplace, which could have a material adverse effect on our business.


A REDUCTION BY THE RCA OR THE FCC OF THE RATES WE CHARGE OUR CUSTOMERS WOULD REDUCE OUR REVENUES AND EARNINGS.

The rates we charge our local telephone customers are based, in part, on a rate of return authorized by the RCA on capital invested in our LECs' networks. These authorized rates, as well as allowable investment and expenses, are subject to review and change by the RCA at any time. If the RCA orders us to reduce our rates, both our revenues and our earnings will be reduced.


As a condition to granting its approval of our 1999 acquisitions of the Alaska properties of CenturyTel and ATU, the Alaska Public Utilities Commission, or APUC, the predecessor of the RCA, required that we file, by July 1, 2001, revenue-requirement, cost-of-service and rate-design studies that showed our earnings levels for the year ended December 31, 2000. The revenue-requirement phase has now been completed for our three rural LECs. ACS of Alaska, Inc., or ACSAK, was found to be underearning, while ACS of Fairbanks, Inc., or ACSF, and ACS of Northland, Inc., or ACSN (covering the most rural communities), were found to be overearning. ACS of Anchorage, Inc., or ACSA, our non-rural LEC, was found to be underearning, but due to our claim that the amount of the underearning deficiency was too small, the RCA held a rehearing. The RCA issued an order on the rehearing that will increase ACSA's underearning deficiency. Generally, overearnings lead to reduced rates while underearnings result in increased rates, but there are a number of factors that influence the results, including changes in demand, competitive pressures, and alternative recovery mechanisms. In addition, the current rates in Anchorage are interim and refundable, already capturing a portion of the revenue increase attributable to ACSA's underearning position.

Until a final order is issued, we cannot assure you that the rates that result from this process will increase or even remain at their current levels. While we expect that final rates will likely be implemented for the three rural LECs in the second or third quarter of 2004 and for Anchorage in the first half of 2005, there can be no assurance that our rates will be implemented on this schedule or at the anticipated rates. In addition, the requirement to disclose proposed tariffs six to 12 months before they go into effect will enable our competitors to implement competitive responses before we are able to implement new rates, diminishing our ability to compete in the marketplace. State regulators may rebalance our planned rates or set new rates closer to costs, and refuse to keep sensitive business information confidential, continuing our competitive disadvantage in the marketplace. Our local exchange service competitors may also gain a competitive advantage as a result of the state regulators permitting our competitors to intervene in rate-setting proceedings.


FCC regulations also affect rates that are charged to customers. The FCC approves tariffs for interstate access and subscriber line charges, both of which are components of our network service revenue. The FCC currently is considering proposals to reduce interstate access charges for carriers like us, and may require us to recover the forgone revenue from our end users. If the FCC lowers interstate access charges, we may be required to recover more revenue through subscriber line charges or forego this revenue altogether. This could reduce our revenue or impair our competitive position.

LOSS OF THE EXEMPTION FROM CERTAIN FORMS OF COMPETITION GRANTED TO OUR RURAL LECS UNDER THE 1996 ACT EXPOSES US TO INCREASED COMPETITION.


Historically, our rural LECs (which do not include Anchorage) operated under a statutory exemption under which they were not required to offer UNEs and wholesale discounted resale services to competitors. On June 30, 1999, the APUC issued an order revoking these rural exemptions. In July 1999 we sought reconsideration of this order from the RCA, and on October 11, 1999, the RCA issued an order sustaining the APUC decision. Upon appeal, the Alaska Supreme Court reversed and remanded the RCA's decision, in part, on December 12, 2003, ruling that the termination of ACSN's rural exemption was erroneous, and the terminations of ACSF and ACSAK may be erroneous. As a result, the RCA was ordered to conduct further proceedings on the rural exemptions of ACSF and ACSAK. However, ACSN's exemption is fully reinstated. See "Regulation."



The obligation of ACSF and ACSAK to provide UNEs to CLECs for new customers was suspended by the RCA on January 16, 2003 pending resolution of the remand proceedings. Absent a reinstatement of the statutory exemption, ACSF and ACSAK will continue to face local exchange service competition, further reducing revenues and returns. If the rural exemption is reinstated, the decision may be subject to a judicial stay.



GCI currently has interconnection agreements with our rural LECs, ACSF and ACSAK (as well as with our Anchorage LEC). The rates, terms, and conditions of these rural interconnection agreements were arbitrated in the summer of 2000, and the RCA confirmed the arbitrator's decision by an order issued October 5, 2000. The existing agreements expired on October 5, 2003, and we will arbitrate new agreements after the RCA completes proceedings on the ACSA interconnection agreement. New rates for the rural agreements will be in place by October 6, 2004, at the latest, and will be effective retroactive to April 6, 2004. In addition, so long as the rural exemptions are terminated, other carriers are entitled to obtain interconnection agreements with us. If we continue to be unable to charge rates that fairly compensate us for providing UNEs or wholesale discounted resale services, our financial and operating results could be adversely affected.

THE TELECOMMUNICATIONS INDUSTRY IS EXTREMELY COMPETITIVE, AND WE MAY HAVE DIFFICULTY COMPETING EFFECTIVELY.

The telecommunications industry is extremely competitive. Competition in the markets in which we operate could:

       - reduce our customer base;

       - require us to lower rates and other prices in order to compete;

       - increase marketing expenditures and the use of discounting and promotional campaigns that would adversely affect our margins; or

       - otherwise lead to reduced revenues, margins, and returns.


LOCAL. As the ILEC, we face stiff competition mainly from resellers, local providers who lease UNEs from us, and, to a lesser degree, from facilities-based providers of local telephone services. Six years ago the two largest long distance carriers in Alaska began providing competitive local telephone services in Anchorage through UNE interconnection with our facilities and resale of our services. Interconnection agreements have since been executed with several other competitors, and an agreement is pending with another competitor. As a result, since 1996, when the market was opened to competition, through December 2003, we have lost approximately 50% of our retail local telephone access lines in Anchorage. Our competitors may, in the future, bypass or remove these customers from our network completely, which would eliminate revenue from those lines altogether.


In addition to losing additional customers to our existing competitors, we may also lose customers to new competitors. Market entry by new competitors is encouraged by the FCC's pick-and-choose rule, which allows any new competitor in a market to pick and choose any portion of or all of an existing interconnection agreement for itself. This obviates the need for a lengthy and often costly negotiation or arbitration for a new interconnection agreement, thereby easing entry into such a market for a new competitor, but it can reduce the incentive of the incumbent carrier to negotiate different terms with different competitors. The FCC has proposed changes to this rule which would eliminate the ability to "pick and choose" among the provisions of different agreements, and require a competitor to adopt all of an existing agreement, negotiate or arbitrate a new agreement, or choose interconnection terms from a state-approved statement of generally available terms. We cannot predict the outcome of these proposed changes. Also, the opportunity for competitors to receive portable USF encourages entry where it would otherwise not be economically feasible.


As noted above, our rural LECs had been exempt from having to lease their facilities or to resell their services on a wholesale basis to competitors seeking interconnection. However, Alaska's regulatory commission terminated these exemptions four years ago. We have since had to provide UNEs and wholesale resale services to competitors in our rural areas. We continue to have this obligation after the Alaska Supreme Court opinion reversing the RCA order, except with respect to ACSN, at least until the remand proceeding concludes, and possibly, thereafter. As of December 2003, we believe we have lost approximately 23% of our retail-access lines in Fairbanks and 22% of such lines in Juneau. See "--Loss of the exemption from certain forms of competition granted to our rural LECs under the 1996 Act exposes us to increased competition."

Interconnection duties are governed by telecommunications rules and regulations related to the UNEs that must be provided. These rules and regulations remain subject to ongoing modifications. See "--Our business is subject to extensive governmental legislation and regulation. Applicable legislation and regulations and changes to them could adversely affect our business." In addition, while cellular wireless services have historically complemented traditional local exchange services, existing and emerging wireless technologies are increasingly competitive with local exchange services in some or all of our service areas. Finally, GCI has announced plans to deploy cable telephony and migrate its UNE customers off of our network and onto its cable system. Such a migration would result in a reduction of revenue as GCI would no longer be leasing our facilities to serve those customers, which could have a material impact on our results of operations.



In addition, unaffiliated wireless providers that serve many of the same areas served by our LECs may provide increased competition to our LECs because of recent changes in the law that will allow customers to retain their telephone numbers when changing service providers from one of our LECs to a wireless carrier as of May 24, 2004.


WIRELESS. With respect to our wireless services, we currently compete with at least one other wireless provider in each of our major service areas. Some of our competitors are formidable and may have financial and technical resources greater than ours.


INTERNET. In the highly competitive Internet access services business, we expect that competition will intensify in the future due to the absence of significant barriers to entry. We currently compete with a number of established online services companies, interexchange carriers and cable companies, including GCI. Competition is particularly intense for broadband services. For instance, the number of cable modems deployed by GCI is approximately 2.6 times the number of DSL modems deployed by us.



LONG DISTANCE. In long distance, we face competition from AT&T Alascom and GCI, the two major long distance providers in Alaska, and we believe we have less than 5% of total long distance revenue in Alaska as of September 30, 2003.


In seeking to compete in these businesses, we may be subject to regulatory restrictions, such as those pertaining to bundled service offerings, structural separation, competitive neutrality or use of customer information, which will increase our difficulty in competing effectively. In addition, the terms and conditions under which we are obligated to lease our facilities and provide services at prices set by the state regulator also impair our ability to compete effectively. At this time, we are required by the RCA to lease UNEs to competitors at a price that is less than it costs us to construct and maintain these lines (even in light of our receipt of universal service payments). This requirement benefits companies entering the telecommunications markets served by our LECs and provides these companies with a competitive pricing advantage.

REVENUES FROM ACCESS CHARGES MAY BE REDUCED OR LOST.

We received 29.4% of our 2002 pro forma operating revenues from access charges paid by interstate and intrastate interexchange carriers and end users for the use of our network to connect the customer premises to the interexchange network. The amount of revenue that we receive from access charges is calculated in accordance with requirements set by the FCC and the RCA. Any change in these requirements may reduce our revenues and earnings.

Under the regulatory rules that exist today, we receive access revenue related to the calls made by all of our retail customers as well as our competitors' customers who are served via wholesale resale service. Access revenue related to our competitors' retail customers that are served by UNEs or by the competitors' own facilities flows to our competitors. To the extent that competitors shift the form in which they provide service away from wholesale resale to UNEs or their own facilities, our access revenue will be reduced.

There is currently a national debate regarding the appropriate mechanisms for intercarrier compensation, and some parties to that debate have suggested terminating all interstate access charge payments. If such a proposal is adopted, it could have a material impact on the company's revenue and earnings. The same is true for any changes to the current methodology for setting intrastate access charges.

In addition, both GCI and AT&T alleged that we collected excess interstate access revenue during the years 1997 through 2000. While those claims have been resolved, we cannot assure you that claims for excess charges in subsequent years will not be made, nor that we will be able to defeat all such claims.

A REDUCTION IN THE UNIVERSAL SERVICE SUPPORT CURRENTLY RECEIVED BY SOME OF OUR SUBSIDIARIES WOULD REDUCE OUR REVENUES AND EARNINGS.

We received 5.6% of our 2002 pro forma operating revenues from the USF, which was established under the direction of the FCC to compensate carriers for the high cost of providing universal telecommunications services in rural, insular, and high-cost areas. If the support received from the USF is materially reduced or discontinued, some of our rural LECs might not be able to operate profitably. Also, because we provide interstate and international services, we are required to contribute to the USF a percentage of our revenue earned from such interstate and international services. Although our rural LECs receive support from the USF, we cannot be certain of how, in the future, our contributions to the USF will compare to the support we receive from the USF.

Various reform proceedings are under way at the FCC to change the method of calculating the amount of contributions paid into the USF by all carriers and the amount of contributions or support rural carriers like ACSF, ACSAK and ACSN receive from the USF, as well as the amount of support received by our competitors. We cannot predict at this time the effect that any change in the method of calculating support may have on our business. We cannot predict at this time whether or when any change in the method of calculating support may affect our business.

The RCA has granted Eligible Telecommunications Carrier, or ETC, status to GCI in Fairbanks and Juneau. Under current FCC rules, this entitles GCI to the same amount of per-line USF support that we would have received regardless of GCI's costs. To the extent that the competitive ETC has lower costs than the incumbent, but receives the same amount of financial support, the competitor gains a competitive cost advantage over the incumbent. For example, on average, our cost of providing a local loop in Fairbanks is approximately $30 per line per month, but GCI has the right to lease this facility from us for approximately $19 per line per month. Consequently, if GCI serves a customer via UNEs, it receives USF support based on a high-cost $30 loop, creating a windfall gain for GCI because its loop costs are much lower. While these issues are part of the national debate on the future of USF, it is impossible to say when, if ever, these trends will change.

There is a trend toward granting ETC status to wireless carriers. Following a petition for ETC status by Alaska DigiTel LLC, or DigiTel, ACS Wireless, Inc., or ACSW, Dobson Cellular Systems, Inc., or Dobson, and MTA Wireless, or MTAW, have also petitioned for ETC status. Further,

Dobson has asked the RCA to redefine our rural service areas to permit Dobson to receive support on a wire-center basis, but without having to serve the entire area that we are currently required to serve. Redefining ACS's rural service areas requires the approval of both the RCA and the FCC. On August 28, 2003, the RCA granted DigiTel's request for ETC status. The ACSW, Dobson and MTAW petitions are still pending. It is impossible to say whether these pending petitions will be granted or even when a decision will be rendered. The granting of our ACSW petition will generate additional revenue for us while the granting of DigiTel's petition will generate increased competition. The granting of Dobson's request to redefine service areas could have a material impact on our revenues and earnings, in addition to increasing competition.

WE MAY NOT BE ABLE TO OFFER LONG DISTANCE AND INTERNET SERVICES ON A PROFITABLE BASIS.

Our long distance operations have historically been modest in relation to the long distance businesses of our competitors and have generated operating losses of $2.0 million in 2001 and $1.6 million in 2002. We have expanded our long distance operations substantially and changed the way in which we offer those services by packaging them with complementary services. Our Internet operations generated operating losses of $9.6 million in 2001 and $21.6 million in 2002. We have also deployed new technology capable of providing advanced Internet services over a converged network. There is, however, no assurance that our operating losses from long distance and Internet services will not increase in the future, even after taking account of any additional revenue from complementary or advanced services.


Prior to 1999 we offered long distance services only in the Anchorage area, and those services were provided on a "reseller" basis as we relied on other carriers to provide the service. In 1999, we acquired ownership of long distance fiber-optic transmission capacity connecting Juneau, Fairbanks, and Seattle with Anchorage and, where possible, we have transferred our long distance traffic to our own network. We also have an agreement that enables us to purchase additional fiber-optic capacity in future years from Neptune Communications, L.L.C., or Neptune, the expenditures for which are expected to be significant and may exceed $25 million over the next four years. As part of the agreement, we fulfilled a commitment to lend to Neptune an aggregate principal of $15 million for certain consideration. The loaned amount was written down to its estimated net realizable value during the quarter ended September 30, 2003. While we have an agreement with Neptune, certain material terms of the agreement remain subject to continued renegotiation including the terms and structure of the loaned amount. The significant provisions of this agreement are: i) purchase commitments by us for capacity in 2005 and 2007, the final price and quantity of which are subject to future events, ii) Neptune's restoration of our traffic carried on another cable system, iii) and specific interconnection arrangements between us and Neptune, should we exercise our option to purchase certain network assets from Neptune. We are currently negotiating open elements of our agreement with Neptune and renegotiating other terms and conditions of the agreement. It is impossible to determine the ultimate outcome of these negotiations at this time. In addition, even if we are able to resolve the issues, we cannot assure you that we will generate sufficient revenue from these future acquisitions of fiber-optic capacity to provide satisfactory returns on our investment.


We expect to continue to enter into resale agreements for a portion of our long distance services. In connection with these agreements, we must estimate future demand for our long distance service. If we overestimate this demand, we may be forced to pay for services we do not need, and if we underestimate this demand, we may need to lease additional capacity on a short-term basis at unfavorable prices, assuming additional capacity is available. If additional capacity is not available, we will not be able to meet this demand. For example, we have recently invested in a Multi-Protocol Label Switching over Asynchronous Transfer Mode, or MPLS/ATM, network and associated service center assets for a combined total of approximately $20 million which amount we subsequently wrote down by approximately $15 million in the fiscal quarter ended September 30, 2003. The service we provide over our MPLS/ATM network currently is not subject to regulation as a telecommunications service. If the FCC or the RCA subject this type of service to increased regulation, it could materially increase our costs and/or reduce our revenues. To date, we have not added sufficient customers to our MPLS/ATM network to generate enough revenues to operate it profitably. If we are unable to increase our customer base in this network, we may not recover our investment in the network.


IF WE DO NOT ADAPT TO TECHNOLOGICAL CHANGES IN THE TELECOMMUNICATIONS INDUSTRY, WE COULD LOSE CUSTOMERS OR MARKET SHARE.

The telecommunications industry will continue to experience rapid changes in technology. Our success may depend on our ability to adapt to changes in the industry. Our failure to adopt a new technology, or our choice of one technological innovation over another, may have an adverse impact on our ability to compete or meet the demands of our customers. Technological change could, among other things, reduce the capital required by a competitor to provide local service in our service areas.

WE MAY NOT BE ABLE TO RECOVER THE COSTS OF DEPLOYING A NEW WIRELESS NETWORK.

ACS Wireless, Inc. is currently commencing the deployment of a new CDMA 1xRTT network. Substantial costs are involved in the hardware and software necessary to implement this new network. There may also be substantial costs related to the business process changes, such as new billing and customer service arrangements, needed to provide service over this network and the business of migrating existing customers from the existing TDMA network to the next-generation CDMA network. Customers may not immediately receive the full benefits of the next-generation CDMA network's enhanced capabilities, as network deployment is expected to occur in stages over time. If we are not able to successfully deploy the technology, we may lose customers to other carriers. In addition, there is no assurance that our next-generation CDMA network will work as expected. The size of the Alaska market being served by this new network is also small, and we cannot assure you that we will fully recover all costs related to this network within a reasonable period of time, or at all.

THE SUCCESSFUL OPERATION AND GROWTH OF OUR BUSINESSES ARE DEPENDENT ON ECONOMIC CONDITIONS IN ALASKA.

Substantially all of our customers and operations are located in Alaska. Due to our geographical concentration, the successful operation and growth of our businesses is dependent on economic conditions in Alaska. The Alaskan economy, in turn, is dependent upon many factors, including:

       - the strength of the natural resources industries, particularly oil production;

       - the strength of the Alaskan tourism industry;

       - the level of government and military spending; and

       - the continued growth in services industries.

The customer base for telecommunications services in Alaska is small and geographically concentrated. The population of Alaska is approximately 640,000, over 60% of whom live in Anchorage, Juneau, and Fairbanks.

WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION WITH THE TERMINATION AND SETTLEMENT OF THE AGREEMENT WITH THE STATE OF ALASKA.

In December 2001, we entered into a Comprehensive Telecommunications Service Agreement, or CTSA, with the State of Alaska that became effective on April 1, 2002, to provide comprehensive telecommunications services for a period of five years. This contract obligated us, among other things, to deploy and manage advanced and innovative technologies through new and previously untested business practices. The CTSA contained a specific completion date of April 1, 2003 for certain implementation aspects, as well as specific ongoing service level agreements. The agreement also provided for certain penalties and/or damages of up to $325,000 a month if service level agreements and implementation dates were not met. Both parties to the CTSA alleged breaches and failures to perform by the other party, and on September 15, 2003, we received notification from the State of Alaska that the State was terminating the CTSA between the two parties and initiating the disentanglement procedures under the contract.


On October 1, 2003, we announced that we had entered into a voluntary settlement with the State of Alaska regarding the CTSA. Subsequently, we and the State negotiated and agreed to a definitive Settlement Agreement and Mutual Release, or the Settlement Agreement, effective October 14, 2003, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus. Under the terms of the Settlement Agreement, we agreed to pay to the State of Alaska $3.5 million in cash, one half of which was due upon signing the agreement and one half of which will be due upon completion of disentanglement. We also agreed to transfer to the State title to certain assets used in providing services under the CTSA which resulted in a net loss on disposal of those assets of approximately $5.6 million. Based on the terms of the Settlement Agreement, we determined that certain accounts receivable and working capital associated with the CTSA will not be fully recoverable and we have written them down to their estimated net realizable value, resulting in a charge of $3.3 million during the fiscal quarter ending September 30, 2003. The estimated net realizable value of the working capital and which assets are ultimately transferred to the State could change as we complete disentanglement.



Each of the parties has also denied any liability or wrongdoing and has released each other from any claims under the CTSA. The Settlement Agreement also provides that the execution of the Settlement Agreement is not an admission of liability or wrongdoing. The parties established a completion date for disentanglement of December 31, 2003, although disentanglement may be extended by the State to October 14, 2004 to assure uninterrupted service; PROVIDED, HOWEVER, that subject to certain limitations, any services provided by us after December 31, 2003 to the State will be provided at prevailing market rates. As of December 31, 2003, we and the State had completed the majority of our Settlement Agreement disentanglement obligations. All services provided by us under the CTSA prior to January 1, 2004 were either transitioned to other service providers at the direction of the State or transitioned to our current commercial rates for such services. We expect that our remaining obligations under the Settlement Agreement will be completed in the second quarter of 2004. The Settlement Agreement also provides that we will remain eligible to compete for future State of Alaska telecommunications contracts. We cannot assure you that further disputes will not arise in connection with the implementation of the disentanglement procedures. We also cannot currently estimate the impact that the termination, including the total costs of disentanglement, will have on our future revenues or results.


WE DEPEND ON KEY MEMBERS OF OUR SENIOR MANAGEMENT TEAM.


Our success depends largely on the skills, experience and performance of key members of our senior management team. In connection with our disposition of a controlling interest in our Directories Business in May 2003, our then-president and chief operating officer, Wesley E. Carson, departed to run that business. In addition, on October 6, 2003, Charles E. Robinson retired as our chief executive officer and as chief executive officer of Parent. While Ms. Liane Pelletier, after having spent 17 years at Sprint Corporation, most recently as a member of its Executive Management Committee and as Chief Integration Officer, joined us, effective October 6, 2003, as our president and chief executive officer in a position that consolidates the day-to-day responsibilities of Mr. Robinson and Mr. Carson, and as Chairman, effective January 1, 2004, we cannot assure you that the transition in leadership will be seamless and without disruption to our businesses. Although Ms. Pelletier has extensive telecommunications experience, she has not had any history running our company. Furthermore, on November 3, 2003, David C. Eisenberg, another former Sprint Corporation executive, joined us as our Senior Vice President, Corporate Strategy and Development. If we lose one or more of our key employees, or the transition in leadership is not successful, our ability to successfully implement our business plan could be materially adversely affected. We do not maintain any "key person" insurance on any of our personnel.


YOUR INTERESTS AS HOLDERS OF THE EXCHANGE NOTES MAY CONFLICT WITH THE INTERESTS OF PARENT'S CONTROLLING STOCKHOLDER.


Fox Paine beneficially owns 66.45% of the outstanding shares of Parent's voting capital stock. As a result, Fox Paine has control over the outcome of matters requiring stockholder approval, including:


       - the power to elect all of our directors and the directors of our subsidiaries;

       - amend our charter or by-laws; and

       - adopt or prevent mergers, consolidations or the sale of all or substantially all of our assets or our subsidiaries' assets.

Fox Paine also will be able to prevent or cause a change of control relating to us, which may delay or prevent a change in control of us or cause a change of control, which could trigger a default under our outstanding indebtedness.

Fox Paine may in the future make significant investments in other telecommunications companies. Some of these companies may compete with us. Fox Paine and its affiliates are not obligated to advise us of any investment or business opportunities of which they are aware, and they are not restricted or prohibited from competing with us.

PARENT IS DEPENDENT UPON US TO MAKE PAYMENTS ON ITS DISCOUNT DEBENTURES.

Parent is a holding company whose only material asset is our capital stock. Parent is not expected to undertake any business activities, other than in connection with:

       - its ownership of our capital stock;

       - the performance of its obligations as a guarantor of our new bank credit facilities, the exchange notes offered hereby and our senior subordinated notes; and

       - the issuance of its discount debentures and warrants to purchase its capital stock.

As a result, Parent is dependent upon dividends from us for the funds necessary to satisfy its obligations, including payment of principal of its discount debentures if their maturity is accelerated (unless they could be refinanced) and, after May 15, 2004, payment of interest on its discount debentures. Parent will also be dependent upon dividends from us for the funds needed to purchase any discount debentures tendered upon an offer to purchase following a "change of control" (as defined in the indenture governing the discount debentures) or certain sales of assets.

We cannot assure you that we will have adequate funds to pay dividends to Parent to allow Parent to satisfy its obligations under its discount debentures. In addition, the indentures governing our exchange notes and our senior subordinated notes, and our new bank credit facilities restrict our ability to pay dividends (and make other distributions) to Parent. Consequently, we may not be permitted to pay dividends (or make other distributions) to Parent in amounts sufficient to allow Parent to satisfy its obligations under its discount debentures. If Parent does not receive dividends from us that are sufficient for Parent to satisfy its obligations under its discount debentures, then, unless Parent can refinance those obligations, a default under the indenture governing the discount debentures could occur, and payment of all amounts outstanding under the discount debentures would be accelerated. In addition, a default under the indenture governing the discount debentures would result in a default under our new bank credit facilities and, as a result, the indentures governing the exchange notes offered hereby and our senior subordinated notes.

WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO SUCCESSFULLY INTEGRATE ANY ACQUISITIONS WE MAY MAKE IN THE FUTURE.

As part of our business strategy, we continually explore, investigate, and pursue acquisitions. However, any future acquisitions we make may involve some or all of the following risks:

       - diversion of management attention from operating matters;

       - inability to retain key personnel of the acquired business or maintain relationships with its customers;

       - inability successfully to integrate acquired businesses with our existing businesses, including information-technology systems; and

       - difficulty in maintaining uniform standards, controls, procedures, and policies.

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

RISKS RELATED TO THE EXCHANGE NOTES AND THIS EXCHANGE OFFER

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS AND TO OBTAIN ADDITIONAL FINANCING AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.


We have substantial indebtedness and, as a result, significant debt service obligations. As of September 30, 2003, our total indebtedness outstanding was $535.9 million, representing approximately 94.2% of our total capitalization, and we had total stockholders' equity of $33.2 million. For the nine months ended September 30, 2003, on a pro forma basis, our interest expense would have been $45.2 million and our ratio of earnings to fixed charges would have been negative with a deficiency of earnings to fixed charges of $107,834. For the year ended December 31, 2002, on a pro forma basis, our interest expense would have been $56.1 million and our ratio of earnings to fixed charges would have been negative, representing a deficiency of earnings to fixed charges of $95,933. For information regarding the availability and commitments under our new bank credit facilities, see "Description of other indebtedness." In addition, the credit agreement governing the new bank credit facilities and the indentures governing our senior subordinated notes and the exchange notes offered hereby permit us, and will permit us, to incur or generate substantial additional indebtedness, subject to certain limitations. The $50 million revolving portion of our new bank credit facility is undrawn as of the date of this prospectus.


Our substantial debt could have important consequences to you. For example, it could:

       - make it more difficult for us to satisfy our obligations under the exchange notes;

       - require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, and other corporate requirements;

       - increase our vulnerability to general adverse economic and industry conditions;

       - limit our ability to respond to changes in our business and future business opportunities;

       - limit our ability to borrow additional funds, which may be necessary;
         and

       - subject us to financial and other restrictive covenants that, if we fail to comply with these covenants and our failure is not waived or cured, could result in an event of default under our debt.

SERVICING OUR DEBT WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE SUFFICIENT CASH DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

Our ability to make payments on and to refinance our debt, including the exchange notes offered hereby, depends on our ability to generate sufficient cash flow. This ability, to a significant extent, is subject to general economic, financial, regulatory, political, and other factors that are beyond our control. In addition, our ability to borrow funds in the future to service our debt will depend on our meeting the financial covenants in our new bank credit facilities and other debt agreements. Future borrowings may not be available to us under our new bank credit facilities or otherwise in amounts sufficient to enable us to pay our debt or to fund other liquidity needs. As a result, we may need to refinance all or a portion of our debt on or before maturity. Any inability to generate sufficient cash flow or refinance our debt on favorable terms could materially and adversely affect our financial condition. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity, or reducing or delaying capital expenditures, strategic acquisitions, investments, and alliances. We cannot assure you that any such actions, if necessary, could be effected on commercially reasonable terms, or at all.

THE AGREEMENTS GOVERNING THE EXCHANGE NOTES AND OUR OTHER DEBT IMPOSE RESTRICTIONS ON OUR BUSINESS.

The indenture governing the exchange notes and the agreements governing our other debt contain a number of covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. The restrictions these covenants place on us include limitations on our ability to:

       - incur indebtedness or issue preferred shares;

       - pay dividends or make distributions in respect of our capital stock or to make certain other restricted payments;

       - create liens;

       - make acquisitions or certain types of investments;

       - engage in business activities unrelated to our current business;

       - permit restrictions on the ability of certain of our subsidiaries to pay dividends and make other distributions;

       - consolidate, merge, sell or lease all or substantially all of our assets; and

       - enter into transactions with our affiliates.

Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions, and are subject to the risks in this "Risk factors" section. In addition, our new bank credit facilities include other and more restrictive covenants and prohibit us from prepaying our other indebtedness, including the exchange notes, while indebtedness under our new bank credit facilities is outstanding. The agreement governing our new bank credit facilities also requires us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in the indenture and the agreement governing our new bank credit facilities could:

       - limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plan; and

       - adversely affect our ability to finance our operations, strategic acquisitions, investments or alliance or other capital needs or to engage in other business activities that would be in our interest.

A breach of any of these restrictive covenants or our inability to comply with the required financial ratios could result in a default under the agreement governing our new bank credit facilities. If a default occurs, the lenders under our new bank credit facilities may elect to declare all borrowing outstanding, together with accrued interest and other fees, to be immediately due and payable, which would result in an event of default under the exchange notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we are unable to repay outstanding borrowings when due, the lenders under our new bank credit facilities also have the right to proceed against the collateral, including our available cash, granted to them to secure the indebtedness. If the indebtedness under our new credit facilities and the exchange notes were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the exchange notes. See "Description of the exchange notes--Ranking," "Description of the exchange notes--Restrictive covenants," and "Description of other indebtedness--The new bank credit facilities."


Notwithstanding the restrictions on our ability to pay dividends, make distributions in respect of our capital stock and make certain other restricted payments, we have accumulated a basket of over $220 million as of September 30, 2003 to make such restricted payments under the indenture governing our existing senior subordinated notes, and the indenture governing the exchange notes offered hereby, as of the issue date of the old notes, provides for a more restrictive basket.


BECAUSE WE ARE A HOLDING COMPANY, OUR ABILITY TO PAY OUR DEBTS DEPENDS UPON THE ABILITY OF OUR SUBSIDIARIES TO PAY US DIVIDENDS AND TO ADVANCE US FUNDS.

Because we conduct business primarily through our subsidiaries, our ability to pay our debts depends upon the earnings and cash flow of our subsidiaries and their ability to pay us dividends and to advance us funds. Contractual and legal restrictions applicable to our subsidiaries could also limit our ability to obtain cash from them. Our rights to participate in any distribution of our subsidiaries' assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries' creditors, including any trade creditors and preferred shareholders.

THE EXCHANGE NOTES AND THE GUARANTEES OF THE EXCHANGE NOTES WILL BE UNSECURED AND EFFECTIVELY SUBORDINATED TO OUR EXISTING AND FUTURE SECURED INDEBTEDNESS, THE EXISTING AND FUTURE SECURED INDEBTEDNESS OF OUR SUBSIDIARIES THAT GUARANTEE THE EXCHANGE NOTES, AND ALL LIABILITIES OF OUR SUBSIDIARIES THAT DO NOT GUARANTEE THE EXCHANGE NOTES.

The exchange notes and the guarantees of the exchange notes will be senior unsecured obligations, effectively junior in right of payment to all of our existing and future secured debt and the existing and future secured debt of our subsidiaries that guarantee the exchange notes, to the extent of the value of the collateral securing such debt. The indebtedness under our new bank credit facilities is secured by a lien on substantially all of our and our domestic subsidiaries' assets and by a pledge of our outstanding capital stock and the outstanding capital stock of our domestic subsidiaries. In addition, the exchange notes will be effectively junior in right of payment to the indebtedness and other liabilities of any subsidiaries that do not guarantee the exchange notes. For further information, see "Description of the exchange notes--Ranking."

In the event that we or any of our subsidiaries that guarantee the exchange notes are declared bankrupt, become insolvent or are liquidated or reorganized, any secured debt will have a prior claim to the assets that secure such debt. Holders of the exchange notes will participate ratably with all holders of our other senior unsecured indebtedness and the other senior unsecured indebtedness of our subsidiaries that guarantee the exchange notes, based upon the respective amounts owed to each holder or creditor, in our remaining assets and the assets of our subsidiaries that guarantee the exchange notes. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of exchange notes may receive less, ratably, than holders of our secured indebtedness.


As of September 30, 2003, the aggregate amount of the Issuer's secured indebtedness was $208.9 million, and $50 million was available for additional borrowing under our new revolving credit facility. As of September 30, 2003, our subsidiaries that guarantee the exchange notes would have had $5.1 million of secured indebtedness other than their guarantees of our new bank credit facilities.


WE MAY NOT HAVE THE ABILITY TO FINANCE THE CHANGE OF CONTROL REPURCHASE OFFER REQUIRED BY THE INDENTURE GOVERNING THE EXCHANGE NOTES.

Upon certain change of control events, as that term is defined in the indenture governing the exchange notes, including a change of control caused by an unsolicited third party, we will be required to make an offer in cash to repurchase all or any part of each holder's exchange notes at a price equal to 101% of the principal amount thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered exchange notes pursuant to this requirement. Our failure to offer to repurchase exchange notes, or to repurchase exchange notes tendered, following a change of control will result in a default under the indenture, which could lead to a cross-default under our new bank credit facilities and under the terms of our other indebtedness. In addition, our new bank credit facilities prohibit us from making any such required repurchases. Prior to repurchasing the notes upon a change of control event, we must either repay outstanding indebtedness under our new bank credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding indebtedness under our new bank credit facilities, we would remain prohibited from offering to repurchase the exchange notes. For further information, see "Description of the exchange notes--Change of control."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE EXCHANGE NOTES AND THE GUARANTEES OF THE EXCHANGE NOTES.

Our issuance of the exchange notes may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time we issued the exchange notes:

       - we issued the exchange notes to delay, hinder or defraud present or future creditors; or

       - we received less than reasonably equivalent value or fair consideration for issuing the exchange notes and:

          - we were insolvent or rendered insolvent by reason of issuing the exchange notes;

          - we were engaged, or about to engage, in a business or transaction for which our remaining unencumbered assets constituted unreasonably small capital to carry on our business; or

          - we intended to incur, or believed that we would incur, debts beyond our ability to pay as they mature, then the court could void the obligations under the exchange notes or subordinate the exchange notes to our other debt or take other action detrimental to holders of the exchange notes.

The measures of insolvency for purposes of fraudulent transfer laws vary according to the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

       - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

       - it could not pay its debts as they become due.

There can be no assurance regarding the standard that a court would use to determine whether or not we were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the exchange notes would not be voided or the exchange notes would not be subordinated to our other debt.

Each guarantee of the exchange notes also may be subject to review under federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of the unpaid creditors of the applicable guarantor. If such a case were to occur:

       - the analysis applicable to the issuance of the exchange notes would generally apply to the incurrence of the guarantee of the exchange notes; and

       - any guarantee of the exchange notes incurred by one of our guarantor subsidiaries could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor subsidiary, the obligations of the applicable guarantor subsidiary were incurred for less than fair consideration.

A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the exchange notes.

THE OLD NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, OR OID, AND THEREFORE YOU WILL RECOGNIZE TAXABLE OID INCOME EACH YEAR IN ADVANCE OF THE RECEIPT OF CASH PAYMENTS ATTRIBUTABLE TO SUCH OID INCOME. THE CLAIM OF A HOLDER OF EXCHANGE NOTES IN BANKRUPTCY MAY ALSO BE LIMITED BECAUSE THE OLD NOTES WERE ISSUED WITH OID.

The old notes were issued at a discount from their stated principal amount for U.S. federal income tax purposes. Consequently, original issue discount will be included in the gross income of a holder of exchange notes for U.S. federal income tax purposes in advance of the receipt of cash payments on the exchange notes attributable to such income. See "Certain federal income tax considerations" for a more detailed explanation of the tax consequences to holders of the exchange notes.

In the event a bankruptcy case is commenced by or against us under the United States Bankruptcy Code, or the Bankruptcy Code, after the issuance of the notes, the claim of a holder of the exchange notes may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of OID which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any OID that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Internal Revenue Code of 1986, as amended, or the Code, in determining the method of amortization of OID, a holder of exchange notes may realize taxable gain or loss on payment of such holder's claim in bankruptcy.

THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES, AND WE CANNOT ASSURE YOU THAT A MARKET FOR THE EXCHANGE NOTES WILL DEVELOP.


The exchange notes are a new issue of securities for which there is no trading market. We do not intend to have the notes listed on any U.S. securities exchange or for quotation through an automated dealer quotation system. If any of the exchange notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects, and the prospects for companies in our industry generally. In addition, the liquidity of the trading market in the exchange notes and the market prices quoted for the exchange notes may be adversely affected by changes in the overall market for high-yield securities.


The initial purchasers advised us that they intended to make a market in the old notes as permitted by applicable law. The initial purchasers were not obligated, however, to make a market in the old notes, and any such market-making may be discontinued at any time at the sole discretion of the initial purchasers. As a result, you cannot be sure that an active trading market will develop for the old notes or the exchange notes as we may not be successful in consummating the exchange or having the registration statement declared effective.

IF YOU DO NOT EXCHANGE YOUR OLD NOTES, THEY MAY BE DIFFICULT TO RESELL.

If may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

To the extent any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


In connection with the issuance of the old notes on August 26, 2003, we entered into an exchange and registration rights agreement with the initial purchasers of the old notes, in which we agreed to commence the exchange offer. A copy of the exchange and registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part. Under the exchange and registration rights agreement, we agreed to file and cause to become effective a registration statement with respect to an offer to exchange the old notes for the exchange notes. We also agreed to cause the exchange offer to be consummated within 180 days following the original issuance of the old notes. We are making the exchange offer to comply with our contractual obligations under the exchange and registration rights agreement. Except under limited circumstances described under "Description of the exchange notes--Registration Rights," upon completion of the exchange offer, our obligations with respect to the registration of the old notes will terminate. In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.


The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue-sky laws of that jurisdiction.

TERMS OF THE EXCHANGE OFFER

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, which together constitute the exchange offer, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the old notes and completion of the exchange offer is the exchange date, which will be the first business day following the expiration date unless we extend the exchange offer as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes surrendered under the exchange offer. The old notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.


Interest on the exchange notes will accrue from the last payment date on which interest was paid on the old note surrendered in exchange therefor or, if no interest has been paid on the old notes surrendered, from August 26, 2003. Accordingly, holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date on which interest has been paid on the old notes. Old notes accepted for exchange will not accrue interest from the last payment date on which interest was paid on the old notes. Holders of old notes whose old notes are accepted for exchange will not receive any payment in respect of accrued interest on such old notes otherwise payable on any interest payment date which occurs on or after the consummation of the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes, except:

       - the offer and sale of the exchange notes will have been registered under the Securities Act, and thus the exchange notes generally will not be subject to the restrictions on transfer applicable to the old notes or bear restrictive legends;

       - the exchange notes will not be entitled to registration rights under the exchange and registration rights agreement; and

       - the exchange notes will not have the right to earn special interest under circumstances relating to our registration obligations.

The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both the old notes and the exchange notes will be treated as a single series of debt securities under the indenture. For a description of the indenture, see "Description of the exchange notes."

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange and not withdrawn. As of the date of this prospectus, $182 million aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of old notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the old notes.

Holders that tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. You should read "--Fees and expenses" for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION OF THE EXCHANGE OFFER; EXTENSIONS; AMENDMENTS


The exchange offer will expire at 5:00 p.m., New York City time, on February 23, 2004. We can extend the exchange offer in our sole discretion, in which case the term "expiration date" means the latest date and time to which we extend the exchange offer. If we decide to extend the exchange offer, we will then delay acceptance of any old notes by giving notice of an extension as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. We will return any old notes not accepted for exchange to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under "--Conditions." We may decide to waive any of the conditions in our discretion. Furthermore, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. By press release or other public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

We reserve the right to amend the terms of the exchange offer in any manner. If we amend the exchange offer in a manner that we determine constitutes a material change, we will disclose the amendment by means of a prospectus supplement. If we make such a material change less than five to ten business days, depending on the significance of the amendment, before the expiration of the exchange offer, we will extend the offer so that you have at least five to ten business days to tender or withdraw. We will notify you of any extension of the exchange offer by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration time.

CONDITIONS

Despite any other term of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any exchange notes and, as described below, may terminate the exchange offer, or may waive any of the conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

       - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer; or

       - any law, statute, rule, or regulation, order, or SEC staff interpretation is proposed, adopted, enacted, entered, or issued that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them. If we determine in our sole discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. See "--Expiration of the exchange offer; extensions; amendments" above. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

We will not accept for exchange any old notes tendered and will not issue exchange notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

       - the representations described under "--Procedures for tendering" and "Plan of distribution"; and

       - any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

PROCEDURES FOR TENDERING

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. A holder need not submit a letter of transmittal if the holder tenders old notes in accordance with the procedures mandated by DTC's Automated Tender Offer Program, or ATOP. To tender old notes without submitting a letter of transmittal, the electronic instructions sent to DTC and transmitted to the exchange agent must contain your acknowledgment of, receipt of, and your agreement to be bound by, and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with all applicable procedures of DTC and either:

       - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

       - in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

       - the exchange agent must receive the old notes along with the letter of transmittal; or

       - with respect to the old notes, the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below; or

       - the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange agent" before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under "--Exchange agent."

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by this holder, this tendering holder should fill in the applicable box of the letter transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

If old notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand-delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

       - make appropriate arrangements to register ownership of the old notes in the owner's name; or

       - obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the old notes are tendered:

       - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

       - for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed or accompanied by a properly completed bond power.

The bond power must be signed by the registered holder as the registered holder's name appears on the old notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

       - the old notes or a timely book-entry confirmation that the old notes have been transferred into the exchange agent's account at DTC; and

       - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain additional copies of the applicable letter of transmittal for the old notes from the exchange agent at its offices listed under "--Exchange agent." By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent, each tendering holder of old notes will represent to us that, among other things:

       - any exchange notes to be received by the holder will be acquired in the ordinary course of its business;

       - if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes;

       - the holder is not our "affiliate" (as defined in Rule 405 under the Securities Act);

       - if the holder is a broker-dealer that receives exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus in connection with any resale of these exchange notes (see "Plan of distribution");

       - if the holder is a broker-dealer, that it did not purchase the old notes to be exchanged for the exchange notes from us in the initial offering of the old notes; and

       - the holder is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

DTC BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

With respect to the old notes, the exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize the DTC ATOP procedures to tender old notes.

With respect to the old notes, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

       - the tender is made through an eligible guarantor institution;

       - before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message and notice of guaranteed delivery:

          1. setting forth the name and address of the holder and the registered number(s) and the principal amount of old notes tendered;

          2. stating that the tender is being made by guaranteed delivery;

          3. guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the old notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

      - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under "--Exchange agent."

Any notice of withdrawal must:

       - specify the name of the person who tendered the old notes to be withdrawn;

       - identify the old notes to be withdrawn, including the principal amount of the old notes to be withdrawn; and

       - where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit:

       - the serial numbers of the particular certificates to be withdrawn; and

       - a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution, unless the withdrawing holder is an eligible guarantor institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange, but that are not exchanged for any reason, to their holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those old notes will be credited to an account maintained with DTC, for old notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "--Procedures for tendering" above at any time on or before expiration of the exchange offer.

A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under "--Exchange agent."

RESALE OF EXCHANGE NOTES

Under existing interpretations of the Securities Act by the staff of the SEC contained in several "no-action" letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of old notes, as set forth under "--Procedures for tendering"). However, any holder of old notes that is one of our "affiliates" (as defined in Rule 405 under the Securities Act), that does not acquire the exchange notes in the ordinary course of business, that intends to distribute the exchange notes as part of the exchange offer, or that is a broker-dealer who purchased old notes from us in the initial offering of the old notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the staff of the SEC and (2) in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

With regard to broker-dealers, only broker-dealers that acquired the old notes for their own accounts as a result of market-making activities or other trading activities may participate in the exchange offer. Each such broker-dealer that receives exchange notes for its own account in exchange for the old notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please see "Plan of distribution" for more details regarding the transfer of exchange notes.

EXCHANGE AGENT

The Bank of New York has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:


                              THE BANK OF NEW YORK



    BY FACSIMILE TRANSMISSION             BY REGISTERED OR                   BY HAND OR
(FOR ELIGIBLE INSTITUTIONS ONLY):         CERTIFIED MAIL:               OVERNIGHT DELIVERY:
---------------------------------         ----------------              -------------------
        (212) 298-1915                  The Bank of New York            The Bank of New York
 Attention: Ms. Diane Amoroso        Corporate Trust Operation       Corporate Trust Operation
      Reorganization Unit               Reorganization Unit             Reorganization Unit
     Confirm by Telephone:           101 Barclay Street-7 East       101 Barclay Street-7 East
        (212) 815-3738                   New York, NY 10286              New York, NY 10286
                                    Attention: Ms. Diane Amoroso    Attention: Ms. Diane Amoroso

Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

       - SEC registration fees;

       - fees and expenses of the exchange agent and trustee;

       - our accounting and legal fees; and

       - our printing and mailing costs.

TRANSFER TAXES

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

       - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

       - exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes;

       - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

       - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

ACCOUNTING TREATMENT

We will record the exchange notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount less unamortized discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

CONSEQUENCES OF FAILURE TO TENDER

All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such old notes may be resold only:

        (A) (1) to a person who the seller reasonably believes is a Qualified Institutional Buyer within the meaning of Rule 144a under the Securities Act purchasing for its own account or for the account of a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144a;

            (2) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

            (3) pursuant to an exemption from registration under the Securities
                Act provided by Rule 144 thereunder (if available);

            (4) to an Institutional Accredited Investor in a transaction exempt from the registration requirements of the Securities Act;

            (5) pursuant to an effective registration statement under the
                Securities Act; or

            (6) to us (upon redemption or otherwise); and

        (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

OTHER

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open-market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                                USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the exchange and registration rights agreement, dated August 26, 2003, by and among us, Parent and the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange for the exchange notes the old notes in like principal amount. We will retire and cancel all of the old notes tendered in the exchange offer.

On August 26, 2003, we issued and sold the old notes. We used the cash proceeds from the offering of the old notes, together with borrowings under our new credit facilities, to repay all borrowings under our old bank credit facilities and to pay transaction costs related to the offering of the old notes and the entering into of the new bank credit facilities, with the excess available to finance general corporate needs.

For further information on the terms of the new bank credit facilities, see "Description of other indebtedness."

                                 CAPITALIZATION


The following table sets forth our capitalization as of September 30, 2003:



You should read this table in conjunction with the "Management's discussion and analysis of financial condition and results of operations" and the financial statements and related notes found in our Form 10-K, as amended, for the fiscal year ended December 31, 2002, and our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003. See "Certain documents incorporated by reference."



--------------------------------------------------------------------------------
                                                                           AS OF
                                                              SEPTEMBER 30, 2003
(DOLLARS IN THOUSANDS)                                        ------------------
--------------------------------------------------------------------------------
Cash and cash equivalents...................................            $121,160
                                                              ------------------
Debt (including current portion):
   Revolving credit facility(1).............................                   -
   Term loan credit facility................................             200,000
   Capital lease obligations and other senior debt..........               9,897
   Old notes................................................             182,000
      Original issue discount to old notes..................              (5,982)
   9 3/8% senior subordinated notes due 2009................             180,000
                                                              ------------------
      Total debt............................................             535,915
Stockholder's equity:
   Common stock ($0.01 par value) 1,000 shares authorized; 1
     share issued and outstanding...........................                   -
   Paid-in capital..........................................             287,242
   Accumulated deficit......................................            (241,537)
   Accumulated other comprehensive loss.....................             (12,525)
                                                              ------------------
      Total stockholder's equity............................              33,180
                                                              ------------------
      Total capitalization..................................            $569,095
                                                              ------------------



(1) The old revolving credit facility provided for borrowings of up to $75 million, and the new revolving credit facility provides for borrowings of up to $50 million, which is undrawn as of the closing of the transactions described in this prospectus.

                       SELECTED HISTORICAL FINANCIAL DATA


The selected historical financial data as of and for the year ended December 31, 1999 have been derived from our audited consolidated financial statements (which have not been included in this prospectus) and represents our consolidated statement of operations and cash flow data from May 14, 1999, the date upon which we completed the acquisition of CenturyTel's Alaska Properties and ATU, through December 31, 1999. Certain reclassifications have been made to the 1999 consolidated operations data to conform to the current presentation of our consolidated operations data. The selected historical financial data as of and for the years ended December 31, 2000, 2001, and 2002 have also been derived from our audited consolidated financial statements (which are incorporated by reference into this prospectus). The selected historical financial data for the nine months ended September 30, 2002 and 2003 have been derived from our unaudited interim consolidated financial statements (which are incorporated by reference into this prospectus) and which have been prepared on a basis consistent with our annual consolidated financial statements. In our opinion, the financial data for the nine months ended September 30, 2002 and 2003 reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. Separately, we have also provided historical financial data as of and for the year ended December 31, 1998 of our predecessor companies, CenturyTel's Alaska Properties and ATU.



The following data should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations" and our consolidated financial statements and related notes found in our Form 10-K, as amended, for the fiscal year ended December 31, 2002 and in our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003. See "Certain documents incorporated by reference."



    FOR THE YEARS ENDED DECEMBER 31, 1999, 2000, 2001, AND 2002, AND FOR THE
              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2002 AND 2003



---------------------------------------------------------------------------------------------------------
                                                                                        NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                        ------------------------------------------   --------------------
(DOLLARS IN THOUSANDS)                      1999    2000(1)       2001     2002(2)        2002    2003(3)
---------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
   Operating revenues.................  $192,786   $313,527   $332,215   $ 343,502   $ 256,736   $246,010
   Operating expenses.................   176,207    279,759    285,092     364,103     221,004    286,301
   Gain (loss) on disposal of
      assets..........................         -          -          -      (2,163)     (2,108)   112,507
                                        -----------------------------------------------------------------
   Operating income (loss)............    16,579     33,768     47,123     (22,764)     33,624     72,216
   Interest expense...................   (37,503)   (61,958)   (57,565)    (49,113)    (36,462)   (49,546)
   Interest income and other..........       426      3,560      3,250       2,203       1,626    (10,749)
   Equity in income (loss) of
      investments.....................      (198)      (303)        69           -           -        628
                                        -----------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                                        NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                        ------------------------------------------   --------------------
(DOLLARS IN THOUSANDS)                      1999    2000(1)       2001     2002(2)        2002    2003(3)
---------------------------------------------------------------------------------------------------------
   Income (loss) before income taxes,
      discontinued operations, and
      cumulative effect of change in
      accounting principle............   (20,696)   (24,933)    (7,123)    (69,674)     (1,212)    12,549
   Income tax benefit.................       301        197        195           -           -          -
                                        -----------------------------------------------------------------
   Income (loss) from continuing
      operations......................   (20,395)   (24,736)    (6,928)    (69,674)     (1,212)    12,549
   Loss from discontinued
      operations(4)...................      (306)      (917)    (1,718)     (7,632)     (7,523)       (52)
                                        -----------------------------------------------------------------
   Income (loss) before cumulative
      effect of change in accounting
      principle.......................   (20,701)   (25,653)    (8,646)    (77,306)     (8,735)    12,497
   Cumulative effect of change in
      accounting principle(5).........         -          -          -    (105,350)   (105,350)         -
                                        -----------------------------------------------------------------
   Net income (loss)..................  $(20,701)  $(25,653)  $ (8,646)  $(182,656)  $(114,085)  $ 12,497
                                        -----------------------------------------------------------------
BALANCE SHEET DATA (AT END OF PERIOD):
   Cash and cash equivalents..........  $  9,006   $ 61,896   $ 41,012   $  18,565   $  21,040   $121,160
   Working capital(6).................   101,374     54,727     33,721      25,686      23,518    121,999
   Total assets.......................   937,711    909,306    903,542     704,982     773,456    655,611
   Total debt, including current
      portion.........................   598,407    599,642    596,603     592,831     591,498    535,915
   Total stockholder's equity.........   266,541    231,153    208,678      18,618      89,977     33,180
                                        -----------------------------------------------------------------
STATEMENT OF CASH FLOWS DATA:
   Net cash provided by (used for)
      operating activities............  $(50,648)  $143,547   $ 76,638   $  65,799   $  49,179   $ 50,519
   Net cash provided by (used for)
      investing activities............  (774,368)   (74,699)   (94,483)    (78,571)    (61,547)   128,375
   Net cash provided by (used for)
      financing activities............   833,741    (15,958)    (3,039)     (9,675)     (7,604)   (76,299)
OTHER FINANCIAL DATA:
   Adjusted EBITDA(7).................  $ 56,821   $108,524   $128,661   $ 128,681   $  98,484   $ 75,780
   EBITDA margin(8)...................     29.5%      34.6%      38.7%       37.5%       38.4%      30.8%
   Depreciation and amortization......  $ 40,141   $ 71,755   $ 79,108   $  82,940   $  61,690   $ 66,735
   Goodwill impairment loss(2)........         -          -          -      64,755           -          -
   Capital expenditures...............    74,792     72,253     87,582      71,164      52,559     32,127
   Ratio of net debt to EBITDA(9).....                 5.0x       4.3x        4.5x
   Ratio of net senior debt to
      EBITDA(10)......................                 3.6x       3.2x        3.3x
   Ratio of earnings to fixed
      charges(11).....................      0.5x       0.6x       0.9x           -        1.0x      1.25x

---------------------------------------------------------------------------------------------------------
                                                                                        NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                                        ------------------------------------------   --------------------
(DOLLARS IN THOUSANDS)                      1999    2000(1)       2001     2002(2)        2002    2003(3)
---------------------------------------------------------------------------------------------------------
OTHER DATA (AT END OF PERIOD):
   LOCAL TELEPHONE
   Retail access lines................   281,726    272,936    261,002     236,148     241,583    224,744
   Wholesale access lines.............    15,680     17,303     22,859      22,148      25,074     18,795
   Unbundled network elements.........    28,202     39,221     49,062      64,711      60,504     72,449
                                        -----------------------------------------------------------------
   Total local telephone access
      lines...........................   325,608    329,460    332,923     323,007     327,161    315,988
   Enterprise private network
      lines(12).......................         -          -          -      13,050      11,747     20,188
                                        -----------------------------------------------------------------
   Total lines........................   325,608    329,460    332,923     336,057     338,908    336,176
   WIRELESS
   Estimated covered population(13)...   460,802    462,057    468,622     478,413     471,863    478,413
   Subscribers........................    73,068     75,933     80,120      82,220      81,559     83,993
   Penetration........................     15.9%      16.4%      17.1%       17.2%       17.3%      17.6%
---------------------------------------------------------------------------------------------------------


(1) For the year ended December 31, 2000, operating expenses include $5,288 of unusual charges, which consisted of $3,019 of severance and restructuring charges, $1,451 of costs incurred in connection with an attempted acquisition, and $818 related to a legal settlement.

(2) For the year ended December 31, 2002, operating revenues include $11,066 of previously deferred interstate access revenue related to a dispute that was recognized during the year based on a favorable ruling by the District of Columbia Court of Appeals. Operating expenses include a $64,755 charge related to the impairment of goodwill incurred as a result of our annual goodwill impairment analysis, the write-off of $875 related to a previously deferred regulatory asset, $1,000 of severance and restructuring related costs, and $325 of other costs.


(3) The nine months ended September 30, 2003 include $54,539 in contract termination and asset impairment charges, which is included in operating expenses, $113,518 in gains related to the sales of the Directories Business on May 8, 2003 and September 4, 2003, which is included in gain (loss) on disposal of assets, $4,261 in foreign currency gains realized on settlement of the sales of the Directories Business and a non-operating asset impairment charge of $15,924, which are both included in interest income and other, and a $13,053 write-off of deferred financing costs related to the early extinguishment of our old bank credit facilities, which is included in interest expense.


(4) In March of 2002, we approved a plan to discontinue and sell our wireless television segment. As a result, the operating income and expense of this segment has been classified as a discontinued operation for all periods presented.

(5) Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. As part of this adoption, we recorded a goodwill impairment charge of $105,350 on January 1, 2002 as a cumulative effect of a change in accounting principle.

(6) Working capital represents total current assets less total current liabilities.

(7) Adjusted EBITDA represents net income (loss) before interest expense, income tax benefit, depreciation and amortization, and certain non-cash charges and unusual gains as defined in our bank credit facility agreement as described in the following table:



--------------------------------------------------------------------------------------------------------------------------
                                                                                                         NINE MONTHS ENDED
                                                                           YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                        ------------------------------------------   ---------------------
(DOLLARS IN THOUSANDS)                                      1999       2000       2001        2002        2002        2003
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)....................................   $(20,701)  $(25,653)  $ (8,646)  $(182,656)  $(114,085)  $  12,497
Add (subtract):
   Interest expense..................................     37,503     61,958     57,565      49,113      36,462      49,546
   Income tax benefit................................       (301)      (197)      (195)          -           -           -
   Depreciation and amortization.....................     40,141     71,755     79,108      82,940      61,690      66,735
   Other non-cash charges and unusual gains:
      Loss from discontinued operations..............        179        661        829       7,016       6,959          11
      (Gain) loss on disposal of assets..............          -          -          -       2,163       2,108    (112,507)
      Asset impairment charges.......................          -          -          -           -           -      63,759
      Goodwill impairment loss.......................          -          -          -      64,755           -           -
      Change in accounting principle.................          -          -          -     105,350     105,350           -
      Gain on foreign exchange.......................          -          -          -           -           -      (4,261)
                                                        ------------------------------------------------------------------
Adjusted EBITDA......................................   $ 56,821   $108,524   $128,661   $ 128,681   $  98,484   $  75,780
--------------------------------------------------------------------------------------------------------------------------


Adjusted EBITDA is included in this prospectus because it is an operating performance measure used in determining our compliance with our debt covenants and it is an important performance measure for our current and future lenders. While EBITDA and similar variations thereof are frequently used as a measure of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

(8) "EBITDA margin" is defined as Adjusted EBITDA as a percentage of operating revenues.

(9) "Ratio of net debt to EBITDA" is defined as net debt, which includes total debt less cash and cash equivalents, divided by Adjusted EBITDA.

(10) "Ratio of net senior debt to EBITDA" is defined as (a) total debt less (1) senior subordinated debt of $150 million and (2) cash and cash equivalents, divided by (b) Adjusted EBITDA.

(11) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent income before income tax benefit plus fixed charges. "Fixed charges" consist of interest expensed and capitalized, amortization of debt issuance costs, and the portion of rental expense which we believe is representative of the interest component of lease expense. For the years ended December 31, 1999, 2000, 2001 and 2002, the deficiency of earnings to fixed charges was $20,197, $24,433, $6,997 and $69,674, respectively.

(12) Revenues from enterprise private network lines are recognized in the Internet segment, and not in the local telephone segment.

(13) Estimated covered population figures are based on population data published by the State of Alaska on an annual basis.

PREDECESSOR SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth selected historical combined financial data of CenturyTel's Alaska Properties and ATU as of and for the year ended December 31, 1998, (dollars in thousands). CenturyTel's Alaska Properties and ATU are the primary predecessor operating companies of Alaska Communications Systems Holdings, Inc. and subsidiaries prior to their acquisition on May 14, 1999.

We derived the selected historical combined financial data for CenturyTel's Alaska Properties from the audited combined financial statements and the related notes of CenturyTel's Alaska Properties and are presented on CenturyTel's basis of accounting.

We derived the selected historical financial data for ATU from the audited financial statements and the related notes of ATU. Consider the following points for ATU in connection with the table:

       - "Other income (expense)" includes the equity in earnings (losses) from minority investments.

       - During the periods presented, ATU was a public utility of the Municipality of Anchorage and was exempt from federal and state taxes on income.

       - ATU financial data were prepared in accordance with governmental accounting standards. Under Governmental Accounting Standards Board, or GASB, Statement No. 20, ACCOUNTING AND FINANCIAL REPORTING FOR PROPRIETARY FUNDS AND OTHER GOVERNMENTAL ENTITIES THAT USE PROPRIETARY FUND ACCOUNTING, ATU applied all applicable GASB pronouncements and all Financial Accounting Standards Board, or FASB, Statements and Interpretations, Accounting Principles, Board Opinions and Accounting Research Bulletins, unless they conflict with or contradict GASB pronouncements. ATU followed the provisions of GASB Statement No. 27 to account for pension and post-retirement costs, which differ from FASB Statement No. 87 and FASB Statement No. 106 regarding the methodology for calculation of such costs and how they are recorded and disclosed. It is not practicable to quantify the differences between the statements without an additional complete actuarial valuation, because the actuarial calculations for FASB Statement No. 87 purposes require different assumptions and represent different measurement bases. Other differences between GASB and FASB have been evaluated and have been determined not to be material for the periods presented.

-------------------------------------------------------------------------------------
                                                                           YEAR ENDED
                                                                    DECEMBER 31, 1998
                                                              -----------------------
                                                                         CENTURYTEL'S
                                                                               ALASKA
(DOLLARS IN THOUSANDS)                                             ATU     PROPERTIES
-------------------------------------------------------------------------------------
OPERATING DATA:
Operating revenues..........................................  $157,097       $124,509
Operating expenses..........................................   134,204        104,595
                                                              -----------------------
Operating income............................................    22,893         19,914
Other income (expense)......................................    (9,323)        (1,049)
                                                              -----------------------
Income before income taxes..................................    13,570         18,865
Income taxes................................................         -          9,218
                                                              -----------------------
Net income..................................................  $ 13,570       $  9,647
BALANCE SHEET DATA (AT END OF PERIOD):
Total assets................................................  $350,245       $472,660
Long-term debt including current portion....................   172,521         43,408
Stockholders' equity........................................   141,884        400,962
OTHER FINANCIAL DATA:
Cash provided by operating activities.......................  $ 53,207       $ 38,291
Cash used by investing activities...........................    (5,659)       (26,664)
Cash used by financing activities...........................   (25,480)        (6,770)
Capital expenditures........................................    29,644         26,799
-------------------------------------------------------------------------------------

                          UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS



The following unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to the offering of the old notes, the borrowings under the new bank credit facilities that were entered into simultaneously with the completion of the offering of the old notes, and the application of a portion of the net proceeds from such transactions to repay borrowings under the old bank credit facilities, all of which were completed on August 26, 2003, and the sale of substantially all of our interest in the Directories Business, of which 87.4% was completed on May 8, 2003 and 12.5% was completed on September 4, 2003, as if all had been completed as of January 1, 2002. The pro forma transactions described herein were reflected in our September 30, 2003 condensed consolidated balance sheet. Therefore, no pro forma balance sheet is presented. On August 26, 2003, we recorded a write-off of $9.7 million of debt issuance costs associated with the early extinguishment of our old bank credit facilities. This write-off is not reflected in the unaudited pro forma condensed statements of operations for the year ended December 31, 2002. The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 have been prepared based upon currently available information and assumptions which we deem appropriate and which are described in the accompanying notes. The unaudited pro forma condensed consolidated statements of operations are for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transactions for which we are giving pro forma effect actually occurred on the dates described in the accompanying notes, nor is such unaudited pro forma condensed consolidated statements of operations necessarily indicative of the results to be expected for the full year or any future period.



A number of factors may affect our results. See "Cautionary notice regarding forward-looking statements." The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations" and the separate historical consolidated financial statements and accompanying notes found in our Form 10-K, as amended, for the fiscal year ended December 31, 2002, and in our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003. See "Certain documents incorporated by reference."

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003



-------------------------------------------------------------------------------------------------------
                                                         HISTORICAL     PRO FORMA             PRO FORMA
(DOLLARS IN THOUSANDS)                                 CONSOLIDATED   ADJUSTMENTS          CONSOLIDATED
-------------------------------------------------------------------------------------------------------
Operating revenues:
   Local telephone...................................  $    162,472   $         -          $    162,472
   Wireless..........................................        34,868             -                34,868
   Directory.........................................        11,631       (11,631)(d)                 -
   Internet..........................................        24,416             -                24,416
  Interexchange......................................        12,623             -                12,623
                                                       ------------------------------------------------
         Total operating revenues....................       246,010       (11,631)              234,379
Operating expenses:
      Local telephone (exclusive of depreciation and
         amortization)...............................        84,267             -                84,267
      Wireless (exclusive of depreciation and
         amortization)...............................        21,796             -                21,796
      Directory (exclusive of depreciation and
         amortization)...............................         5,249        (5,249)(d)                 -
      Internet (exclusive of depreciation and
         amortization)...............................        35,829             -                35,829
      Interexchange (exclusive of depreciation and
         amortization)...............................        17,886             -                17,886
   Depreciation and amortization.....................        66,735            (2)(d)            66,733
   Contract termination and asset impairment
      charges........................................        54,539             -                54,539
                                                       ------------------------------------------------
         Total operating expenses....................       286,301        (5,251)              281,050
Gain (loss) on disposal of assets....................       112,507      (113,518)(d)            (1,011)
                                                       ------------------------------------------------
Operating income.....................................        72,216      (119,898)              (47,682)
Other income and expense:
   Interest expense..................................       (49,546)        4,394(abc)          (45,152)
   Interest income and other.........................       (10,749)       (4,261)(d)           (15,010)
   Equity in earnings of investment..................           628          (618)(d)                10
                                                       ------------------------------------------------
         Total other income (expense)................       (59,667)         (485)              (60,152)
                                                       ------------------------------------------------
Income (loss) before income taxes....................        12,549      (120,383)             (107,834)
Income taxes.........................................             -             -                     -
                                                       ------------------------------------------------
Income (loss) from continuing operations.............  $     12,549   $  (120,383)         $   (107,834)
-------------------------------------------------------------------------------------------------------


THE NOTES TO THIS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL INFORMATION PRESENTED.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


-------------------------------------------------------------------------------------------------------
                                                         HISTORICAL     PRO FORMA             PRO FORMA
(DOLLARS IN THOUSANDS)                                 CONSOLIDATED   ADJUSTMENTS          CONSOLIDATED
-------------------------------------------------------------------------------------------------------
Operating revenues:
   Local telephone...................................  $    226,447   $         -          $    226,447
   Wireless..........................................        43,180             -                43,180
   Directory.........................................        33,604       (33,604)(h)                 -
   Internet..........................................        20,847             -                20,847
   Interexchange.....................................        19,424             -                19,424
                                                       ------------------------------------------------
      Total operating revenues.......................       343,502       (33,604)              309,898
Operating expenses:
   Local telephone (exclusive of depreciation and
      amortization)..................................       117,277             -               117,277
   Wireless (exclusive of depreciation and
      amortization)..................................        27,912             -                27,912
   Directory (exclusive of depreciation and
      amortization)..................................        14,170       (14,170)(h)                 -
   Internet (exclusive of depreciation and
      amortization)..................................        29,502             -                29,502
   Interexchange (exclusive of depreciation and
      amortization)..................................        27,547             -                27,547
   Depreciation and amortization.....................        82,940           (11)(h)            82,929
   Goodwill impairment loss..........................        64,755             -                64,755
                                                       ------------------------------------------------
      Total operating expenses.......................       364,103       (14,181)              349,922
Gain (loss) on disposal of assets....................        (2,163)            -                (2,163)
                                                       ------------------------------------------------
Operating income.....................................       (22,764)      (19,423)              (42,187)
Other income and expense:
   Interest expense..................................       (49,113)       (7,008)(efg)         (56,121)
   Interest income and other.........................         2,203             -                 2,203
   Equity in earnings of investment..................             -            14(h)                 14
                                                       ------------------------------------------------
      Total other income (expense)...................       (46,910)       (6,994)              (53,904)
                                                       ------------------------------------------------
Loss before income taxes.............................       (69,674)      (26,417)              (96,091)
Income taxes.........................................             -             -                     -
                                                       ------------------------------------------------
Loss from continuing operations......................  $    (69,674)  $   (26,417)         $    (96,091)(h)
-------------------------------------------------------------------------------------------------------


THE NOTES TO THIS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE AN INTEGRAL PART OF THE PRO FORMA FINANCIAL INFORMATION PRESENTED.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


1. BASIS OF PRESENTATION


The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 present our consolidated results of operations assuming that we entered into our new bank credit facilities, issued the old notes, and repaid our old bank credit facilities, all of which were completed on August 26, 2003 (collectively, the "Refinancing"), and the sale of substantially all our interest in the Directories Business, of which 87.4% was completed on May 8, 2003 and 12.5% was completed on September 4, 2003 (the "Directories Transactions"), had all been completed as of January 1, 2002. In our opinion, these statements of operations include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Refinancing and the Directories Transactions on the historical statements of operations of our company. The adjustments set forth in the "Pro Forma Adjustments" column are described more fully in Note 2 to the unaudited pro forma condensed consolidated statements of operations.


2. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003



The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 has been prepared to reflect the following transactions as if they had occurred on January 1, 2002. Actual amounts could vary from these pro forma adjustments.



    (a) Entering into of new bank credit facilities



       Represents $6,398 of interest expense associated with the term loan portion of our new bank credit facilities, $599 of amortization of debt issue costs, and $248 of commitment fees associated with our new bank credit facilities. Interest expense for the nine months ended September 30, 2003 is based on an assumed rate per annum of 4.84% for the term loan portion of our new bank credit facilities. A 0.125% increase (decrease) in the assumed interest rate applicable to this borrowing would change the pro forma interest expense by approximately $165.



    (b) Issuance of the old notes



       Represents $13,479 of interest expense, $381 of amortization of original issue discount, $616 of amortization of debt issue costs, and $45 of other fees associated with the old notes.



    (c) Repayment of our old bank credit facilities



       Represents $11,047 of avoided interest expense, $1,847 of avoided debt issue costs amortization, $13,053 for the write-off of the debt issue costs associated with the prepayment of our old bank credit facilities that occurred on May 13, 2003 and August 28, 2003, and $213 of avoided commitment fees associated with our old bank credit facilities.

    (d) Directories transactions



       Represents the effect of eliminating the results of operations of the Directories Business from the unaudited pro forma condensed consolidated statement of operations as a result of the sales of 87.42% and 12.48% of that business, which were completed on May 8, 2003 and September 4, 2003, respectively, eliminating the equity in earnings booked on the 12.48% interest through September 30, 2003 and the recording of our retained 0.1% interest in the earnings of the Directories Business on a stand-alone basis under the equity method of accounting for partnership interest. The pro forma adjustment also eliminates the gains on the sale of the Directories Business of $113,518 and the gains on foreign exchange of $4,261 from the May 8, 2003 and September 4, 2003 sales since these amounts are non-recurring.


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 has been prepared to reflect the following transactions as if they had occurred on January 1, 2002. Actual amounts could vary from these pro forma adjustments.


    (e) Entering into of new bank credit facilities


        Represents $10,470 of interest expense based on an assumed interest associated with the term loan portion of our new bank credit facilities, $919 of amortization of debt issue costs, and $380 of commitment fees associated with the new bank credit facilities. Interest expense for the year ended December 31, 2002 is based on an assumed rate per annum of 5.16% for the term loan portion of our new bank credit facilities. A 0.125% increase (decrease) in the assumed interest rate applicable to these borrowings would change the pro forma interest expense by approximately $250.


    (f) Issuance of the old notes


        Represents $17,973 of interest expense, $513 of amortization of original issue discount, $944 of amortization of debt issue costs, and $60 of other fees associated with the old notes.


    (g) Repayment of our old bank credit facilities


        Represents $20,753 of avoided interest expense, $3,213 of amortization of avoided debt issue costs, and $285 of avoided commitment fees associated with our old bank credit facilities.


    (h) Directories transactions


        Represents the effect of eliminating the results of operations of the Directories Business from the unaudited pro forma condensed consolidated statement of operations as a result of the sales of 87.42% and 12.48% of that business, which were completed on May 8, 2003 and September 4, 2003, respectively, and the recording of our retained 0.1% interest in the earnings of the Directories Business on a stand-alone basis under the equity method of accounting for partnership interest.

                                    BUSINESS

GENERAL

We are the leading integrated, facilities-based telecommunications services provider in Alaska, offering a diverse mix of telecommunications services, including local telephone, wireless, Internet, and interexchange services, to business and residential customers throughout the state. We are the largest telecommunications services provider in Alaska that uses its own network facilities to provide full service end-to-end communications to its customers.


LOCAL TELEPHONE. With approximately 316,000 local telephone access lines representing approximately two-thirds of the local telephone access lines provisioned in Alaska, we are the largest LEC in Alaska and the 13th largest in the U.S. We provide service to most of the state's major population centers, including Anchorage, Fairbanks, and Juneau.



WIRELESS. We are the second-largest statewide provider of wireless services in Alaska, serving approximately 84,000 subscribers. Our wireless network covers over 478,000 residents, including all major population centers and highway corridors. We have upgraded to a fully digital network in substantially all of our service areas.



INTERNET. We are the second-largest provider of Internet access services in Alaska. We offer dial-up and broadband Internet access services to approximately 45,000 customers, including high-speed DSL services to approximately 16,000 customers.



INTEREXCHANGE. We provide long distance and other interexchange services to approximately 43,500 customers in Alaska. We have migrated long distance traffic from leased circuits onto our own network infrastructure where possible, principally between our major markets of Anchorage, Fairbanks, and Juneau.


COMPANY BACKGROUND

We are a wholly owned subsidiary of Alaska Communications Systems Group, Inc. (NASDAQ: ALSK), which we refer to in this prospectus as "Parent." We were formed in 1998 by Fox Paine, members of the former senior management team of Pacific Telecom, Inc., and other experienced telecommunications industry executives. In May 1999, we acquired the Alaska telecommunications properties of Century Telephone Enterprises, Inc., or CenturyTel, and substantially all of the assets and liabilities of the Anchorage Telephone Utility, or ATU. CenturyTel's Alaska properties were the incumbent provider of local telephone services in Fairbanks, Juneau, and more than 70 rural communities in Alaska and provided Internet services to customers statewide. ATU was the largest LEC in Alaska and provided local telephone and long distance services primarily in Anchorage and cellular services statewide.

On April 28, 2003, we entered into an underwriting agreement with a syndicate of Canadian investment banks to complete the sale of a majority interest in our Directories Business. On April 29, 2003, we filed a final prospectus with Canadian securities regulators to sell a majority interest in the Directories Business in a public offering in Canada to the ACS Media Income Fund, which is a Canadian income fund. We sponsored this offering. The transaction closed on May 8, 2003, with our selling an 87.42% interest and retaining a 12.58% interest in the Directories Business. The offering raised approximately $160 million of gross proceeds, of which $107 million was used to repay outstanding amounts under our old bank credit facilities.

Subsequently, on August 27, 2003, we were released from a lockup agreement relating to our remaining interest in the Directories Business and we disposed of substantially all of our remaining interest in the Directories Business through the exercise of our right to convert 99.23% of our then-remaining 12.58% interest in the Directories Business to 2.5 million units of the ACS Media Income Fund, which were then sold in an underwritten offering. The transaction settled on September 4, 2003, generating $17.3 million in net proceeds and a gain on disposition of approximately $16 million.

THE SPONSOR

Fox Paine & Company, LLC, or Fox Paine, manages investment funds in excess of $1.5 billion that provide equity capital for (1) management buyouts, (2) going-private transactions, and (3) company expansion and growth programs, which we refer to collectively as MBOs. Fox Paine was founded in 1997 by Saul A. Fox, a former general partner of Kohlberg Kravis Roberts & Co., and W. Dexter Paine, III, a former general partner of Kohlberg & Co., and includes 14 principal members with significant experience in MBOs, private and public equity, corporate finance, business and tax law, commercial and investment banking, and mergers and acquisitions. Investment funds managed by Fox Paine invested approximately $100 million in us in May 1999.

COMPETITIVE STRENGTHS

LEADING COMPETITIVE POSITION. We are the leading integrated, facilities-based telecommunications services provider in Alaska, offering a diverse mix of telecommunications services to business and residential customers throughout the state. Our strong brand name recognition within Alaska provides us with a loyal customer base and strong local market positions.


       - We are the ILEC in Anchorage, Fairbanks, Juneau, and more than 70 other communities. Servicing approximately 316,000 local telephone access lines representing approximately two-thirds of the local telephone access lines in Alaska, we are the largest LEC in Alaska and the 13th largest in the United States.



       - We are the second-largest statewide provider of wireless services in Alaska, serving approximately 84,000 subscribers as of September 30, 2003. Our wireless network covers over 478,000 residents as of September 30, 2003, including all major population centers and highway corridors.



       - We are the second-largest provider of Internet access services in Alaska with approximately 45,000 customers as of September 30, 2003.


INTEGRATED PORTFOLIO OF SERVICE OFFERINGS. We offer a diverse mix of telecommunications services, including local telephone, wireless, Internet, messaging, and long distance services, to business and residential customers throughout Alaska. We believe that as the communications marketplace continues to converge, our ability to offer an integrated package, or bundle, of communications services provides a distinct competitive advantage. We believe that bundled offerings are popular with customers because they allow for a single customer interface, including fewer billing statements, as well as pricing benefits across a number of services. We are aggressively marketing and defending our position in local telephone services by actively selling our wireless, Internet, long distance, messaging, and other services in bundles that are attractive to our customers.

HIGH-QUALITY, ADVANCED NETWORKS AND FACILITIES. Since the management buyout in 1999, we have invested over $320 million in our telecommunications networks and facilities, growing the total investment in these facilities to approximately $1.1 billion. Our advanced telecommunications infrastructure includes over 65 carrier-class wireline switches, an advanced statewide IP network comprised of over 35 switches and routers, 111 cellular sites, four digital wireless switches, and 638 sheath miles of fiber-optic cable. We have made significant incremental investments in our networks, including extensive utilization of fiber in order to interconnect and integrate these facilities within Alaska as well as to provide long-haul transport and connectivity between our major markets and the rest of the United States. We have also implemented an advanced information technology system to support our ability to deliver our services through a single point of customer care. Our advanced customer service platform allows us to provide varying levels of service to different customer categories, ranging from highly automated service for residential customers to tailored service for large enterprise customers. These investments allow us to offer our customers a broad range of enhanced communications services in bundled packages, where possible, and to provide high reliability and high-quality services to our customers.


STRONG OPERATING PERFORMANCE AND SOLID CREDIT PROFILE. We operate a strong, stable business that has performed well in a difficult telecom environment. From 2000, the first full year after our management buyout, through 2002, we have grown revenue and Adjusted EBITDA (see "Selected historical financial data") by approximately 10% and 19%, respectively, through a combination of investment in new services and cost reductions in our traditional local telephone business. Our credit profile has also improved significantly since our management buyout, having reduced net debt (as defined) to Adjusted EBITDA from 5.0x (based on 2000 operating performance) to 4.4x as of September 30, 2003, on a pro forma basis. Our liquidity on a pro forma basis continues to be strong, with $50 million available under our new bank credit facilities and $121 million in available cash. The recapitalization of our balance sheet in August 2003 decreased senior secured leverage from 3.1x Adjusted EBITDA to 2.2x Adjusted EBITDA on a pro forma basis for the twelve months ended September 30, 2003, extended the next significant maturities of our indebtedness to 2009, and increased our future financial flexibility.


EXPERIENCED MANAGEMENT TEAM. Management has a demonstrated track record of operating, managing and acquiring telecommunications companies. Members of our senior management team provide us with an average of approximately 20 years of telecommunications experience. Our executive management team has a wealth of knowledge in the telecommunications industry, as well as a deep understanding of the dynamics of the Alaskan markets and our customers.

BUSINESS STRATEGY

Our competitive position as the leading integrated, facilities-based telecommunications services provider in Alaska allows us to capitalize on the growing demand for communications services in the state. Through promotion of our service offerings under the "Alaska Communications Systems" brand name, we take advantage of our statewide presence and integrated marketing to build superior brand awareness, drive greater penetration of our services, and sell a comprehensive bundle of services to our customers. With the ability to deliver a broad array of communications services, an extensive facilities-based network, and a long history of meeting the communication needs of our unique state, our goal is to be the premier telecommunica-tions services provider in our markets. We consider the following strategies to be integral to achieving our goal:

       - Increase revenues from existing customers by offering multiple services in a single package to residential and small business customers, which we refer to as bundling, and increasing the utilization by our customers of our services;

       - Continue to capitalize on our technologically advanced networks to provide feature-rich, high-quality, and highly reliable telecommunications services to our customers;

       - Grow our wireless services by increasing marketing, expanding coverage, rolling out next-generation CDMA technology, and providing data related services;

       - Expand our private line and data networks business by offering customized solutions to large commercial enterprise and governmental customers;

       - Increase our margins, reduce costs, and improve operating efficiency in each of our business lines; and

       - Pursue strategic acquisitions of and investments in other telecommunications businesses in Alaska and elsewhere in the United States.

PRODUCTS, SERVICES AND REVENUE SOURCES

We offer a broad portfolio of telecommunications services to residential and business customers in our markets. We believe that, as the communications marketplace continues to converge and competition continues to enter the market, the ability to offer an integrated package of communications products will provide a distinct competitive advantage, as well as increase customer loyalty, and thereby decrease customer turnover. We complement our local telephone services by actively marketing our wireless, Internet, interexchange and other service offerings.


Profit or loss and total assets for each of our segments is disclosed in Note 10 "Business segments" in the Notes to Consolidated Financial Statements in our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003. See "Certain documents incorporated by reference." The following table sets forth the components of our consolidated revenues for the years ended December 31, 2000, 2001, and 2002 and for the nine months ended September 30, 2002 and 2003.



                                                           YEAR ENDED DECEMBER 31,       NINE MONTHS ENDED SEPTEMBER 30,
                            ------------------------------------------------------   -----------------------------------
                                        2000               2001               2002               2002               2003
------------------------------------------------------------------------------------------------------------------------
(DOLLARS IN MILLIONS)       AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
------------------------------------------------------------------------------------------------------------------------
Revenue by source:
   Local network
      service.............  $ 94.1      30.0%  $ 96.3      29.0%  $ 99.5      29.0%  $ 74.9      29.2%  $ 73.4      29.8%
   Network access.........   105.2      33.6    103.0      31.0    108.3      31.5     83.8      32.6     73.9      30.1
   Deregulated and other
      revenue.............    23.0       7.3     22.2       6.7     18.6       5.4     13.4       5.2     15.2       6.2
                            --------------------------------------------------------------------------------------------
   Local telephone........   222.3      70.9    221.4      66.6    226.4      65.9    172.1      67.0    112.5      66.1
   Wireless...............    41.2      13.1     41.9      12.6     43.2      12.6     32.4      12.6     34.9      14.2
   Directory(1)...........    29.2       9.3     33.9      10.2     33.6       9.8     25.4       9.9     11.6       4.7
   Internet...............     9.2       2.9     13.7       4.1     20.8       6.1     14.8       5.8     24.4       9.9
   Interexchange..........    11.8       3.8     21.3       6.4     19.4       5.7     12.0       4.7     12.6       5.1
                            --------------------------------------------------------------------------------------------
      Total...............  $313.5     100.0%  $332.2     100.0%  $343.5     100.0%  $256.7     100.0%  $246.0     100.0%
------------------------------------------------------------------------------------------------------------------------


(1) DISPOSITION OF OUR DIRECTORIES BUSINESS. On April 28, 2003, we entered into an underwriting agreement with a syndicate of Canadian investment banks to complete the sale of a majority interest in our Directories Business. The transaction closed on May 8, 2003, with us selling an 87.42% interest and retaining a 12.58% interest in the Directories Business. Subsequently, on August 27, 2003, we were released from a lockup agreement relating to our then-remaining interest in the Directories Business, and we disposed of substantially all of our remaining interest in the Directories Business. As a result of this transaction, we now own less than 0.1% of the Directories Business.

LOCAL TELEPHONE

We provide local telephone service through our four LECs. Local telephone revenue consists of local network service, network access (including universal service revenue), and deregulated and other revenue, each of which is described below.

LOCAL NETWORK SERVICE. Basic local network service enables customers to originate and receive telephone calls within a defined "exchange" area. We provide basic local services on a retail basis to residential and business customers, generally for a fixed monthly charge. The maximum amount that can be charged to a customer for basic local services is determined by rate proceedings involving the RCA. We charge business customers higher rates to recover a portion of the costs of providing local service to residential customers, as is customary in the industry. On average, U.S. business rates for basic local services have been over two times the rates of residential customers. Basic local service also includes non-recurring charges to customers for the installation of new products and services and recurring charges for enhanced features such as call waiting and caller identification.


At September 30, 2003, approximately 47% of our retail access lines served business customers and 53% served residential customers. As of September 30, 2003, monthly charges for basic local service for residential customers range from $9.42 to $16.30 in our service areas, compared to the national average for urban areas of $14.11 for 2001. As of September 30, 2002, monthly charges for business customers range from $17.65 to $35.00 in our service areas compared to the national average for urban areas of $33.84 for 2001. In November 2001, we were authorized by the RCA to increase on an interim basis certain rates in our largest market, Anchorage, by 24%. As a result, we increased residential service rates in Anchorage from $9.70 to $12.05 per month as of December 31, 2002. See "Regulation" for further discussion of regulatory matters including our local network service rate proceedings. The table below sets forth the annual growth in access lines for us and our predecessor entities from December 31, 1998 to December 31, 2002 and access lines as of September 30, 2002 and 2003.



------------------------------------------------------------------------------------------------------
                                                              AS OF DECEMBER 31,   AS OF SEPTEMBER 30,
                                 -----------------------------------------------   -------------------
                                    1998      1999      2000      2001      2002      2002       2003
------------------------------------------------------------------------------------------------------
Retail access lines............  266,704   281,726   272,936   261,002   236,148   241,583    224,744
Wholesale access lines.........   13,010    15,680    17,303    22,859    24,768    25,074     18,795
Unbundled network elements.....   20,680    28,202    39,221    49,062    62,091    60,504     72,449
                                 ---------------------------------------------------------------------
Total local telephone access
  lines........................  300,394   325,608   329,460   332,923   323,007   327,161    315,988
Enterprise private network
  lines(1).....................       --        --        --        --    13,050    11,747     20,188
                                 ---------------------------------------------------------------------
Total access lines.............  300,394   325,608   329,460   332,923   336,057   338,908    336,176
Percentage growth..............     6.0%      8.4%      1.2%      1.1%      0.9%        --         --
------------------------------------------------------------------------------------------------------


(1) Revenues from enterprise private network lines are recognized in the Internet segment, and not in the local telephone segment.

We believe that future access line growth is dependent on, among other things, the economic outlook in Alaska and the United States, the impact of technology and competition on line demand and population growth in our service areas.

Competitive local network service provides interconnection through wholesale access to our basic local service and through the leasing of UNEs to other service providers as required by the Telecommunications Act of 1996. Revenues for these services are included in local network service revenues. In November of 2001, we were authorized by the RCA to implement an interim and refundable rate increase of $1.07 per UNE loop for our Anchorage serving area, increasing the total rate to $14.92 from $13.85. The RCA has also lifted our rural exemption for the Fairbanks and Juneau serving areas and awarded interconnection rates to another service provider on a UNE basis of $19.19 and $16.71, respectively. As of September 30, 2003, we were reselling or leasing approximately 90,000 lines to other service providers in the Anchorage, Fairbanks, and Juneau service areas. We believe the UNE rates in place in all of our markets are below our embedded and forward-looking cost and are therefore non-compensatory. See "Regulation" for further discussion of regulatory matters, including interconnection under the Telecommunications Act of 1996.


While there is some seasonality in local network service, represented primarily by reduced line demand in the Alaskan winter as seasonal workers leave the state, operating results for local telephone services are not materially impacted by seasonal factors.

NETWORK ACCESS. Network access services arise in connection with the origination and termination of long distance, or toll, calls and typically involve more than one company in the provision of such long distance service on an end-to-end basis. Since toll calls are generally billed to the customer originating the call, a mechanism is required to compensate each company providing services relating to the call. This mechanism is the access charge, which we bill to each interexchange carrier for the use of our facilities to access the customer. In addition, we bill a component of access charges directly to our customers. We also receive USF associated with the provision of services to high-cost rural areas, which we include in our network access revenue. These components of network access revenue are described below.

INTRASTATE ACCESS CHARGES. We generate intrastate access revenue when an intrastate long distance call that involves one of our LECs and an interexchange carrier is originated and terminated within the same state. The interexchange carrier pays us an intrastate access payment for either terminating or originating the call. We record the details of the call through our carrier access billing system and receive the access payment from the interexchange carrier. We also provide billing and collection services for interexchange carriers through negotiated billing and collection agreements for certain types of toll calls placed by our local customers. Our LECs in competitive areas are under their own stand-alone tariffs for intrastate access. In non-competitive areas, our LECs participate in a statewide tariff and access charge pooling arrangement that is administered by the Alaska Exchange Carriers Association, or AECA. The access charge for our intrastate service is regulated by the RCA.

INTERSTATE ACCESS CHARGES. We generate interstate access revenue when an interstate long distance call is originated from an Alaskan local calling area served by one of our LECs and is terminated in a local calling area in another state, and vice versa. We bill interstate access charges in a manner similar to intrastate access charges. However, interstate access charges are regulated by the Federal Communications Commission, or FCC, rather than the RCA. Our LECs participate in a nationwide tariff and access charge pooling arrangement that is administered by the National Exchange Carrier Association, or NECA, for all our LECs except ACSA. ACSA participates in the NECA common-line tariff, but has its own interstate access tariff for traffic sensitive and special access services.

UNIVERSAL SERVICE REVENUE. Universal service revenue supplements the amount of local service revenue we receive to ensure that basic local service rates for customers in high cost rural areas are not significantly higher than rates charged in lower cost urban and suburban areas. The 1996 Act prescribed new standards applicable to universal service, including mechanisms for defining the types of services to be provided as part of a universal service program, specific goals or criteria applicable to universal service programs, new qualifications for receipt of universal service funding and new requirements for contributions to universal service funding. The FCC, in conjunction with a federal-state joint board composed of FCC and state commission members, has been working since passage of the 1996 Act to implement these new statutory provisions. The FCC has chosen to address universal service matters, initially for non-rural telephone companies, and subsequently for rural telephone companies. While new cost-identification models for non-rural local carriers were adopted effective on January 1, 2000, similar models for rural carriers were rejected by the FCC, leaving previous USF calculations in place for the Federal High-Cost Fund. In accordance with the 1996 Act's requirement to eliminate implicit subsidies, the FCC has created additional USF support mechanisms to compensate for support that had previously been provided implicitly through access revenue. While the joint board and the FCC continue to examine modifications to the universal service funding mechanisms, it is unlikely that any changes will have a near-term impact on our revenue.

Interstate access, intrastate access, and universal service funding are all influenced by both LEC cost levels and competitive local market penetration. Toll traffic originating or terminating on a competitor's network does not generate access billings to interexchange carriers for us. Many of the underlying factors in jurisdictional cost separations studies that allow network costs to be recovered through access charges are diminished as competitive market penetration increases. Universal service funding may also diminish as a result of competitive local market penetration. Under FCC rules, when a CLEC is named an ETC, as GCI has been in Anchorage, Fairbanks and Juneau, universal service funding becomes portable to the CLEC on a per-line basis, further eroding the ILECs' revenue.

Operating results for network access services are not materially impacted by seasonal factors.

DEREGULATED AND OTHER REVENUE. Deregulated and other revenues consist of billing and collection contracts, space and power rents, pay telephone service, CPE sales, and other miscellaneous revenues generated by our LECs. We seek to capitalize on our local presence and network infrastructure by offering these additional services to customers and interexchange carriers. Deregulated and other revenue is generally not subject to seasonal impacts on operating results.

WIRELESS


We provide mobile and fixed voice and data communications services over our wireless network facilities. These wireless services are provided statewide under the ACS Wireless brand name to approximately 84,000 subscribers. The sources of wireless revenue include subscriber access charges, airtime usage, toll charges, connection fees, roaming revenues, communications equipment, and enhanced features, such as caller identification and call waiting. A subscriber may purchase services separately or may purchase rate plans that package these services in different ways to fit different calling patterns and desired features.


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


The table below sets forth the annual growth in the number of wireless subscribers served and total covered population for us and our predecessor entities from December 31, 1998 to December 31, 2002, and for the periods ended September 30, 2002 and September 30, 2003.



--------------------------------------------------------------------------------------------
                                                    AS OF DECEMBER 31,   AS OF SEPTEMBER 30,
                       -----------------------------------------------   -------------------
                          1998      1999      2000      2001      2002      2002       2003
--------------------------------------------------------------------------------------------
Estimated covered
   population(1).....  460,162   460,802   462,057   468,622   478,413   471,863    478,413
Ending subscribers...   66,572    73,068    75,933    80,120    82,220    81,559     83,993
Ending penetration...    14.5%     15.9%     16.4%     17.1%     17.2%     17.3%      17.6%
--------------------------------------------------------------------------------------------


(1) Estimated covered population figures are based on population data published by the state of Alaska on an annual basis.

We believe there are opportunities to improve the penetration rates of our wireless operations in Southeastern Alaska and, in particular, Juneau. We also believe that the market for wireless services will continue to grow with the expansion of the wireless industry as a whole.

As of December 31, 2002, we also own 10 megahertz E Block PCS licenses covering Anchorage, Fairbanks and Juneau which were purchased by CenturyTel's Alaska Properties in 1997 and acquired by us when we purchased CenturyTel's Alaska Properties on May 14, 1999. During 2002, we purchased 10 megahertz F Block PCS licenses. In 2002, ACS Wireless, in accordance with FCC requirements, deployed a limited turn-up of its CDMA 1X services in all E and F Block markets. We are analyzing the further build-out of these services to enhance our offerings in our overall business.

Wireless revenue declines in the winter months and increases in the summer months due to Alaska's northern latitude and the wide swing in available daylight and changes in weather patterns between summer and winter and their effect on business, tourism and subscriber calling patterns. However, operating results for wireless services are not materially impacted by seasonal factors.

INTERNET


We provide dial-up or broadband Internet access services to approximately 45,000 customers as of September 30, 2003, including high-speed DSL services to approximately 16,000 customers in our major LEC service territories, such as Anchorage, Fairbanks, and Juneau. Our local dial-up numbers and dedicated broadband connections allow customers access to a series of computer servers we own and maintain to access their e-mail accounts and to connect to the Internet. We are also a single-source provider of advanced IP-based private networks to large enterprise and governmental customers in Alaska. We charge customers either a flat rate for unlimited Internet usage or a usage sensitive rate. Operating results for Internet access services are not materially impacted by seasonal factors.


INTEREXCHANGE


Our predecessors began offering long distance services on a resale basis in October 1997, primarily in Anchorage. We have approximately 43,500 long distance customers as of September 30, 2003. Before August 1998, CenturyTel's Alaska Properties were precluded from entering the long distance business by a non-competition agreement with AT&T Alascom, which was signed when Pacific Telecom sold Alascom, Inc. to AT&T in 1995.


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

In April 1999, we entered into a settlement agreement with GCI under which we agreed to enter into a number of new business arrangements and to settle a number of outstanding disputes, including GCI's opposition to our acquisitions of CenturyTel's Alaska Properties and ATU. As part of this agreement and to support other aspects of our business strategy, we purchased from GCI $19.5 million of fiber capacity for high-speed links within Alaska and for termination of traffic in the lower 49 states. Subsequently, we entered into an amendment to the purchase agreement with GCI, whereby, among other things, we agreed to purchase additional capacity for $19.5 million. We fulfilled this commitment to purchase additional capacity on January 12, 2001.

We are subject to numerous conditions imposed by the RCA and, to a lesser degree, by the FCC on the manner in which we conduct our long distance operations. The restrictions are intended to prohibit cross-subsidization from the regulated LEC to the long distance affiliate and discrimination against other long distance providers in favor of a LEC's long distance affiliate. Among the conditions applied to our long distance affiliate are those which:

       - require us to hold all books and records, management, employees and administrative services separate, except that services may be provided among affiliates through arm's-length affiliated interest agreements;

       - prohibit ACSA, ACSAK, ACSN and ACSF from bundling local and intra-state long distance services until competition develops in their local markets; and

       - prevent us from joint ownership of telephone transmission or switching facilities with the LEC and from using the LEC's assets as collateral for our own indebtedness.

Although there is some seasonal impact on customer usage patterns for long distance, operating results are not materially impacted by seasonal factors.

NETWORK FACILITIES


As of September 30, 2003, we owned 65 host switches serving approximately 316,000 local telephone access lines. All of our access lines are served by digital switches provided predominantly by Nortel Networks. Our switches are linked through a combination of extensive aerial, underground and buried cable, including 638 sheath miles of fiber-optic cable, as well as digital microwave and satellite links. We have 100% single-party services (one customer per access line), and believe substantially all of our major switches have current generic software upgrades installed, allowing for the full range of enhanced customer features.


We have integrated numerous network elements to offer a variety of services and applications that meet the increasingly sophisticated needs of customers. These elements include Signal System 7 signaling networks, voice messaging platforms, digital switching, DSL, and, in some communities, integrated service digital network access. As the telecommunications industry experiences significant changes in technology, customer demand, and competition, we intend to introduce additional enhancements.

Network operations and monitoring are provided by our network operating control center located in Anchorage. The network operating control center has technicians staffed seven days a week, 24 hours a day. We also have customer care call center facilities in Anchorage and Fairbanks along with additional customer care facilities in Juneau, Sitka, Kenai/Soldotna, and Kodiak. All of these facilities offer extended business hours to efficiently handle customer inquiries and orders for service.

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

As of December 31, 2002, our wireless operations consist of four digital switching centers, 111 cell sites, and three repeaters covering substantially all major population centers and highway corridors in Alaska plus one analog switch and cell site covering Barrow, Alaska. Our switching and cell site infrastructure is linked by fiber and digital microwave. Our network operating control center located in Anchorage also supports all wireless switches in our markets. Customer care centers are located in Anchorage, Fairbanks, Juneau, North Pole, Homer, and Kenai/Soldotna.

We have enhanced our network to accommodate developing products and technology. We completed our Multi-Protocol Label Switching over Asynchronous Transfer Mode network, or MPLS/ATM network, in early 2002. Core MPLS/ATM nodes were installed in Anchorage, Fairbanks, Kenai, Juneau, the Mat-Su valley, and Seattle. We believe the MPLS/ATM network enhances our capability to provide a complete suite of converged telecommunications, data and video services and achieve significant operating efficiencies. We currently offer a variety of products and services and are able to converge them all over our MPLS core network:

       - virtual private networks and lines;

       - voice-over IP services;

       - transparent local area networks, or LANs, and proprietary LANs and wide-area networks, or WANs;

       - high-speed Internet access;

       - managed services; and

       - video and video conferencing.

CUSTOMERS

We have three basic types of customers for the services of our LECs:

       - business and residential customers located in their local service areas that pay for local phone service and a portion of network access;

       - interexchange carriers that pay for access to long distance calling customers located within our local service areas; and

       - CLECs that pay for wholesale access to our network in order to provide competitive local service on either a resale or UNE basis as prescribed under the 1996 Act.


As of September 30, 2003, approximately 53% of our retail access lines served residential customers, while 47% served business customers.



As of September 30, 2003, we also had approximately 84,000 wireless subscribers, 45,000 Internet subscribers, and 43,500 long-distance subscribers consisting substantially of retail residential and business consumers.


During 2002, one customer accounted for 11% of consolidated revenues, and no other customers accounted for more than 10% of consolidated revenue.

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

COMPETITION

LOCAL TELEPHONE SERVICE

ILECs may be subject to any of several types of competition:

       - facilities-based competition from providers with their own local service network;

       - resale competition from resale interconnection, or providers who purchase local service from the ILEC at wholesale rates and resell these services to their customers;

       - competition from UNE interconnection, that is, providers who lease UNEs from the ILEC; and

       - alternatives to local service networks, including wireless, IP, satellite, and cable telephony.

The geographic characteristics of rural areas presently make the entrance of most facilities-based competitors uneconomical because of the significant capital investment required and the limited market size. Therefore, we believe competition is likely to come from resale interconnection or UNE interconnection. However, in the future, competition though other means, such as cable or wireless telephony, may become economically feasible. There are no regional Bell operating companies in Alaska.


In September 1997, GCI and AT&T Alascom, the two largest long distance carriers in Alaska, began providing competitive local telephone services in Anchorage. GCI competes principally through UNE interconnection with ACSA facilities, while AT&T Alascom competes primarily by reselling ACSA's services. Competition is based upon price and pricing plans, types of services offered, customer service, billing services, and quality and reliability of service. GCI has focused principally on advertising discount plans for bundled services. AT&T Alascom's strategy has been to resell ACSA's service as part of a package of local and long distance services. As a result, ACSA now has approximately 50% competitive market penetration as of December 31, 2003. We expect GCI and AT&T Alascom to continue to compete for local telephone business.


As "rural telephone companies" under the 1996 Act, our rural LECs have historically been exempt from the obligation to lease their facilities or resell their services on a wholesale discount basis to CLECs seeking interconnection. However, on June 30, 1999 the APUC, ordered these exemptions terminated for certain of our rural service areas, and on October 11, 1999, the RCA, which replaced the APUC on July 1, 1999, sustained the APUC's order. As a result, our rural LECs entered into interconnection arbitration with GCI. This arbitration resulted in interconnection agreements for certain of our rural service areas. See "Regulation" for further discussion.


In October 2000, the RCA approved interconnection agreements under the 1996 Act between ACSF, ACSN and ACSAK and GCI for its Fairbanks and Juneau markets. Commencing in April 2001, we received our first orders for resale of local services in Fairbanks. As of September 30, 2003, we estimate that we now have approximately a 77% market share in Fairbanks. GCI has competed in Fairbanks primarily through reselling services and through UNE interconnection. Similar trends are being experienced by ACSAK in its Juneau market where, as of December 31, 2003, we have approximately a 78% market share.



In December 2003, the Alaska Supreme Court reversed the RCA's decisions lifting the rural exemptions for ACSF, ACSN and ACSAK, and remanded the case to the RCA for further proceedings regarding the exemption of ACSF and ACSAK. ACSN's exemption is now reinstated for the Glacial State service area at this time.


We expect increasing competition from providers of various services that provide users the means to bypass our network. Long distance companies may construct, modify or lease facilities to transmit traffic directly from a user to a long distance company. Cable television companies also may be able to modify their networks to partially or completely bypass our local network. GCI, the dominant cable operator in Alaska and a CLEC, is currently testing cable telephony service and recently announced plans to start switching its local phone service customers in Anchorage over to its cable system in 2004.

In addition, while wireless telephone services have historically complemented traditional LEC services, we anticipate that existing and emerging wireless technologies may increasingly compete with LEC services. For example, AT&T had introduced its fixed wireless product to the Anchorage market. Although AT&T's fixed wireless product was subsequently abandoned, communications technology manufacturers continue to work on alternatives to traditional LEC service. At this time, it is not possible to predict the impact of this product on our share of the local market. Technological developments in wireless telephone features, personal communications services, digital microwave and other wireless technologies are expected to further permit the development of alternatives to traditional wireline services.

WIRELESS SERVICES


The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements, and changes in consumer preferences and expectations. We believe that the demand for wireless telecommunications services is likely to increase significantly as equipment costs and service rates continue to decline and equipment becomes more convenient and functional. Competition is based on price, quality, network coverage, packaging features and brand reputation. In addition, there are at least six PCS licensees in each of our wireless service areas. We hold PCS licenses covering Anchorage, Fairbanks and Juneau. We currently compete with at least one other wireless provider in each of our wireless service areas, including Dobson Communications and Alaska DigiTel. We believe that the unique and vast terrain and the high cost of PCS system buildout make entrance into certain markets outside Anchorage uneconomical at this time.


As the market for simple wireless voice services approaches maturity, providers are experiencing downward pressure on price. We are positioning ourselves to offset this impact by bringing new higher-margin services to market. By developing products for targeted market segments, we are leveraging the advantage in market share and geographical coverage to attract new customers and increase monthly revenues from existing customers. We continuously evaluate new service offerings in order to differentiate ourselves from competitors, produce additional revenues and increase margins.

INTERNET SERVICES

The market for Internet access services is highly competitive in most markets in the state. There are few significant barriers to entry, and we expect that competition will intensify in the future. We currently compete with a number of established online services companies, interexchange carriers, LECs with Internet subsidiaries, satellite service providers and cable television companies. We believe that our ability to compete successfully will depend upon a

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

number of factors, including the reliability and security of our network infrastructure, the ease of access to the Internet, the availability of broadband ISP access and the pricing policies of our competitors. During 2002, we continued to feature our DSL services in Anchorage, Fairbanks, Juneau, Kenai/Soldotna, Homer and Sitka, Alaska for both residential and business applications.

LONG DISTANCE SERVICES


The long distance telecommunications market is highly competitive. Competition in the long distance business is based primarily on price, although service bundling, branding, customer service, billing services and quality play a role in customer's choices to some extent. We currently offer long distance service to customers located primarily in the more populous communities within our service territory. AT&T Alascom and GCI are currently the two major competing long distance providers in Alaska. We believe we have less than 5% of total long distance revenue in Alaska as of September 30, 2003. We provide traditional "1+" direct distance dialing (DDD), toll-free services, calling cards and private line services for data and voice applications. In Spring 2001, we discontinued our long distance "Infinite Minutes" program, and introduced several new flat-fee programs marketed as "Easy Choices." The new programs allow customers to purchase interstate minutes of use in blocks of time for a single monthly fee. We expect to continue offering innovative products of this nature in the future.


SALES AND MARKETING

We have consolidated our product and service offerings under the "Alaska Communications Systems" and "ACS" brands, subject to regulatory and strategic business considerations.

Key components of our sales and marketing strategy include:

       - establishing name recognition of the ACS brand across all product and service offerings;

       - marketing current and future service offerings aggressively;

       - providing simplified packaged service offerings;

       - centralizing marketing functions;

       - improving quality, reliability and customer service;

       - developing and delivering to the market new products and services in line with strategic goals; and

       - enhancing direct sales efforts.

We believe that we can leverage our position as an integrated, one-stop provider of telecommunications services with strong positions in local access, wireless, Internet, and interexchange long distance and data markets. By pursuing, within the bounds of any applicable regulatory constraints, a marketing strategy that takes advantage of these characteristics and that facilitates cross-selling and packaging of our products and services, we believe we can increase penetration of new product offerings, improve customer retention rates, increase our share of our customers' overall telecommunications expenditures, and achieve continued revenue and operating cash-flow growth.

We have begun, to a limited extent, within regulatory bounds, marketing local telephone services in attractively priced, packaged service offerings with wireless, long distance and Internet services. We believe packaged offerings are popular with customers, because they allow customers to enjoy pricing for a number of services at a discount to a la carte pricing of individual services. Subject to regulatory limitations, we intend to expand this strategy, which we expect will increase the average revenue per customer, and result in a more loyal and satisfied customer base and in reduced churn.

We have established a sales and marketing organization where marketing strategies are centralized and sales functions are based locally. To enhance our direct-selling efforts, we have established additional customer and retail service centers in our larger service areas, such as Juneau and Kenai/Soldotna, and intend to enhance our call center operations through a combination of technology investments, training, and incentive compensation programs for call center employees.

EMPLOYEES


We consider employee relations to be good. As of September 30, 2003, we employed a total of 1,084 regular full-time employees, 867 of whom were represented by the International Brotherhood of Electrical Workers, Local 1547, or IBEW. On November 2, 1999, the IBEW membership for ACS Holdings ratified the terms of a master collective-bargaining agreement that governs the terms and conditions of employment for all IBEW-represented employees working for us in the State of Alaska. The master agreement embraces a labor-management relationship that is founded on trust, cooperation and shared goals. The November 1999 agreement, which expires on December 31, 2006, provides for wage increases up to 4% in specified years based on the annual increases in the consumer price index for Anchorage as reported by the U.S. Department of Labor CPI-U. The last wage increase under the agreement was implemented in January 2003. The master agreement also limits increases to our health and welfare benefit contributions for represented employees to 4% annually. There have been no work stoppages or strikes, and none are anticipated.


We also enjoy good relations with the non-represented employee group. Non-represented employees qualify for wage increases based on individual and company performance, and key employees are also eligible for performance-based incentives. We provide a total benefits package, including health, welfare, and retirement components, that is competitive in our market.

PROPERTIES

At December 31, 2002, our telecommunications network includes 638 sheath miles of fiber-optic cable, over 188 switching facilities and a statewide wireless network. In addition, we purchased fiber capacity in May of 1999 and in January of 2001 for high-speed links within Alaska and for termination of traffic in the lower 48 states. We plan to continue enhancing our network to meet customer demand for increased bandwidth and advanced services. See "--Network facilities."

LOCAL TELEPHONE

As of December 31, 2002, our primary local telephone properties consisted of 188 switching facilities. We own most of our administrative and maintenance facilities, customer service center, central office and remote switching platforms and transport and distribution network facilities. Our local telephone assets are located in Alaska.

Our transport and distribution network facilities include a fiber-optic backbone and copper wire distribution facilities that connect customers to remote switch locations or to the central office and to points of presence or interconnection with interexchange carriers. These facilities are located on land pursuant to permits, easements, rights-of-ways or other agreements.

WIRELESS

As of December 31, 2002, we had four digital switching centers, 111 cell sites and three repeaters covering substantially all major population centers and highway corridors in Alaska, plus one analog switch and cell site covering Barrow, Alaska. In most cases, we lease the land on which these sites are located.

INTERNET

As of December 31, 2002, we had point-of-presence facilities in over 34 communities serving the majority of Alaska's populated areas. These communities are linked over both owned and leased facilities to the Internet at Seattle, Washington.

INTEREXCHANGE

We are a facilities-based interexchange carrier. We have invested in fiber-optic capacity through an indefeasible right of use that provides bandwidth between our Anchorage, Fairbanks, and Juneau locations and Seattle, Washington. We also lease transport facilities and have arrangements with other interexchange carriers to terminate traffic in the lower 48 states.


Substantially all our assets (including those of our subsidiaries) are pledged as collateral for our senior secured obligations. See Note 7, "Long-term obligations," in the Notes to Consolidated Financial Statements in our Form 10-K, as amended, for the fiscal year ended December 31, 2002 and Note 3, "Long-term obligations," in the Notes to Consolidated Financial Statements in our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003 for further discussion. See "Certain documents incorporated by reference."


LEGAL PROCEEDINGS

We are involved in various claims, legal actions and regulatory proceedings arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.


As previously reported, we filed a formal appeal of the RCA's order terminating the rural exemptions for Fairbanks, Juneau and the rural communities in the Glacier State study area on November 10, 1999. On December 12, 2003, the Alaska Supreme Court ruled that the termination of ACSN's rural exemption was erroneous, and the termination of ACSF and ACSAK's rural exemptions may be erroneous. The court remanded the original ACSF and ACSAK decision back to the RCA for further proceedings. A decision on these remand proceedings is expected in May 2004. During the pendency of the remand proceedings the obligation of ACSF and ACSAK to provide UNEs to CLECs to support new customers has been suspended.



Our LECs (ACSN, ACSF, ACSAK and ACSA) are currently negotiating and seeking arbitration of new interconnections agreements with GCI. A hearing was held in the ACSA matter in November 2003 and a decision is pending. Our petition to consolidate the arbitration of new interconnection agreements for the rural companies (ACSF and ACSAK) with the Anchorage arbitration was denied and they were assigned to an arbitrator with direction to complete these proceedings by February 2004. The agreements were scheduled to expire on October 5, 2003 and have been extended pending arbitration of new agreements. GCI and the arbitrator have agreed to defer further work on the interconnection agreements for ACSF and ACSAK pending resolution of the ACSA interconnection arbitration. As part of the agreement to defer these proceedings, it was also agreed that final rates for ACSF and ACSAK will be effective no later than October 6, 2004, with retroactive effect back to April 6, 2004. In light of the pending arbitrations for new interconnection agreements for ACSF and ACSAK, the Company dismissed its district court actions concerning the existing ACSF and ACSAK interconnection agreements on October 14, 2003.



Following the RCA's March 25, 2003 order approving new revenue requirements for ACSF, ACSAK, and ACSN, these entities filed cost of service and rate design studies on May 23, 2003. A hearing in this proceeding is now scheduled for February 9, 2004, and new rates are not expected to go into effect until the second or third quarter of 2004. In May 2003, the RCA held a limited rehearing in the revenue requirement phase for ACSA. The RCA subsequently reconsidered its order and adopted service lives that more closely approximate the actual economic lives of the assets, increasing ACSA's depreciation expense, thereby increasing ACSA's revenue requirement. The RCA issued its final revenue requirement order in December 2003, but the parties have agreed to defer most of the remainder of the ACSA case until the second half of 2004. A hearing on the ACSA rate design is scheduled for December 6, 2004 and new rates should be expected by the first half of 2005.



We have been involved with a number of service-oriented disputes with GCI. The RCA has ordered us, among other things, to construct new facilities for GCI to serve GCI customers and to provide GCI with query access to our LEC ordering and provisioning systems. An Alaska superior court remanded back to the RCA that portion of the RCA's decision that orders our LECs to construct new facilities for GCI to serve GCI customers. The RCA vacated that portion of its decision on January 7, 2004. GCI also filed a complaint against us with the FCC concerning service issues in May 2003. We are vigorously defending our actions before the FCC. While the potential for some liability exists from GCI's complaint before the FCC, we cannot predict the final outcome of this proceeding.



On May 14, 2001, we were served with a class action lawsuit concerning our interstate "Infinite Minutes" long distance plan. A trial is scheduled for September 2004. A class of approximately 24,000 plaintiffs has been certified. We believe this suit to be without merit and we intend to maintain a vigorous defense.



On September 15, 2003, we received notification that the State of Alaska was terminating the CTSA, a contract under which we were obliged to provide comprehensive telecommunications services to the State of Alaska for a period of five years. On October 1, 2003, we announced that we had entered into a voluntary settlement agreement with the State of Alaska under which we will make a cash payment to the State of Alaska of approximately $3.4 million and transfer to the State of Alaska title to certain capital equipment. The parties agreed to cooperate to complete disentanglement by December 31, 2003. As of December 31, 2003, we and the State had completed the majority of our Settlement Agreement disentanglement obligations. All services provided by us under the CTSA prior to January 1, 2004 were either transitioned to other service providers at the direction of the State or transitioned to our current commercial rates for such services. We expect that our remaining obligations under the Settlement Agreement will be completed in the second quarter of 2004. We cannot guarantee that further disputes will not arise in connection with the implementation of the disentangle-


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ment procedures and as a result we cannot currently estimate the impact that the termination, including the total costs of disentanglement, will have on our revenues or results.



On October 28, 2003, ACSW was served with a complaint filed by the Alaska Attorney General for violations of the Alaska Consumer Protection Act. On November 17, 2003, the Alaska Attorney General asked the court to dismiss the complaint and the matter has been resolved.



ACSW has petitioned the RCA for ETC status in two high cost areas of Alaska. The RCA has yet to take action on this petition. Meanwhile, Dobson Communications has also petitioned the RCA for ETC status in various parts of Alaska and has further sought to have the RCA redefine ILEC study areas, including those served by our LECs, based on wire centers for the purpose of targeting subsets of the existing study areas for CETC status and receipt of universal service funding.



We were named as a defendant in an action brought by Fireweed Communications regarding its use of our Eagles Nest communications tower. The parties have reached an agreement in principle to settle the case and expect the case to be dismissed in the near future.



We are involved in various other claims, legal actions, and regulatory proceedings arising in the ordinary course of business. See Note 13, "Commitments and contingencies," in the Notes to Consolidated Financial Statements in our Form 10-Q, as amended, for the fiscal quarter ended September 30, 2003, for further discussion. See "Certain documents incorporated by reference." We believe that the disposition of these matters will not have a material adverse effect on our consolidated financial position, results of operations, or cash flows.


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                                   REGULATION

OVERVIEW

Our local telephone operating subsidiaries, ACSA, ACSF, ACSAK, and ACSN, are each "telecommunications carriers" and ILECs under the Communications Act of 1934, or the Communications Act, which was amended by the 1996 Act and are subject to the jurisdiction of the FCC and the RCA. ACS Long Distance, Inc., or ACSLD, our long distance subsidiary, is also a telecommunications carrier subject to both the FCC and the RCA's regulatory jurisdiction. Our wireless operations are also subject to FCC jurisdiction because they are telecommunications carriers and because they hold FCC-issued licenses.

FEDERAL REGULATION


Under the federal regulatory scheme, interstate telecommunications carriers are required to comply with the Communications Act and the applicable rules and regulations of the FCC. In substantially overhauling the Communications Act, the 1996 Act was intended to, among other things, eliminate unproductive regulatory burdens and promote competition. Despite this overhaul, telecommunications carriers remain subject to extensive regulatory requirements. For instance, our ILEC subsidiaries are required to maintain accounting records in accordance with the Uniform System of Accounts, to structure interstate-access charges according to FCC rules, and to charge for interstate services at a rate of return not to exceed a rate prescribed by the FCC. Our wireless services also are subject to a number of federal regulations, such as 911 and number portability requirements. The FCC also must give prior consent to transfers of control and assignments of radio-frequency licenses. The FCC requires ILECs providing interstate access services to file tariffs with the FCC reflecting the rates, terms and conditions of those services. These tariffs are subject to review and potential objection by the FCC or third parties. Additionally, all of our LECs are "ILECs" within the meaning of the 1996 Act. As such, they are subject to various additional requirements under the 1996 Act, including specific interconnection duties such as providing requesting telecommunications carriers with UNEs and wholesale end-user services for resale. Long distance companies are also required to post offers, terms and prices on their Internet web sites.


STATE REGULATION

Telecommunications companies subject to the RCA's jurisdiction are required to obtain certificates of public convenience and necessity prior to operating as a public utility in Alaska. The RCA is responsible for approving new certificates and any transfers of existing certificates, including transfers of control. In addition, the RCA is responsible for implementing a portion of the competitive requirements of the 1996 Act, as well as for regulating intrastate access rates and rates for local and other services of local telephone companies. After passage of the 1996 Act, the RCA's predecessor, the APUC, adopted a plan to address competition issues across Alaska. The APUC initiated multiple proceedings to investigate different competition-related issues, including revising local and long distance market structures, reforming the intrastate-access-charge system and establishing a state universal service fund. In addition to eliminating the participation of ILECs operating in competitive markets in the statewide access charge pools, the RCA made operational the new Alaska Universal Service Fund, or AUSF. In a subsequent rulemaking, the RCA revised the eligibility standards for companies receiving high-cost switching support from the AUSF. These rules resulted in a loss of switching support to our rural LECs.

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Rather than seeking interim local relief for this cost-recovery shift, we have opted to include consideration of this issue in the more comprehensive rate proceedings described below.


In connection with regulatory approval of our acquisitions of CenturyTel's Alaska Properties and ATU in 1999, the APUC imposed several conditions on our operating companies. Among those conditions was a requirement that ACSA, ACSF, ACSAK, and ACSN each file revenue-requirement, cost-of-service, and rate-design studies no later than July 2001. All of these companies except ACSF were also required to file updated depreciation analyses concurrently with the rate-case filings. The revenue-requirement studies were subsequently bifurcated from the cost-of-service and rate-design studies. The RCA has adjudicated revenue requirements for ACSF, ACSN, and ACSAK and, in December 2003, for ACSA. ACSF, ACSN, and ACSAK filed their rate-design and cost-of-service studies on May 23, 2003, as well as certain proposed retail, access, wholesale, and interconnection charges. The RCA has made rulings on confidentiality issues in the filings and has set a schedule for the proceeding. Hearings on the ACSF, ACSN, and ACSAK rate-design and cost-of-service study filings are scheduled to begin on February 9, 2004. Hearings on ACSA are scheduled to begin on December 6, 2004. The RCA also granted a waiver petition filed on June 6, 2003, thereby permitting ACSA to file retail-tariff amendments for the Anchorage market on an interim basis as if it were a non-dominant carrier which may afford ACSA greater pricing flexibility on an experimental basis. At this stage of the proceedings, it is not possible to predict whether the RCA will adopt our companies' proposals. ACSAK, ACSN and ACSF have withdrawn their wholesale and interconnection tariff proposals for further revisions.



Having secured both LEC certification and interconnection agreements to serve the local exchange markets in Fairbanks, Juneau, and numerous smaller communities in Alaska, GCI has been designated an "Eligible Telecommunications Carrier," or ETC, by the RCA for Anchorage, Fairbanks, Juneau and Fort Wainwright. ETC designation is an essential first step in securing "portable" or shared universal service support. Our LECs are currently designated as ETCs in the same markets for which GCI has received this designation. Wireless carriers have recently begun petitioning the RCA for ETC status, following the national trend, and on August 28, 2003, the RCA granted ETC status to Alaska DigiTel for the Matanuska Telephone Association, or MTA, service areas. Dobson Cellular Systems has also asked the RCA to redefine our service areas on a wire center basis as well as seeking ETC status. If this petition is granted, Dobson might be allowed to receive USF support for serving portions of our service areas without having an obligation to serve the entire area. Separately, in May 2003, ACS Wireless also applied for ETC status in Fairbanks and the MTA service area.


Under existing FCC regulations, ILECs may seek, through filings with state commissions, the disaggregation of study areas into multiple zones for purposes of universal service support, which allows more precise targeting of universal service support to those service areas that cost more per line to serve. Filings reflecting two-zone disaggregation plans have already been made by ACSF and ACSN for the Glacier State study area.

COST RECOVERY AND REVENUE RECOGNITION

As regulated common carriers, our local operating subsidiary companies have the legal right to an opportunity to recover their allowed costs incurred in the provision of regulated

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telecommunications services and to earn a reasonable rate of return on the investment required to provide these services. These costs are recovered through:

       - monthly charges to end users for basic local telephone services and enhanced service offerings;

       - access charges to interexchange carriers for originating and terminating interstate and intrastate interexchange calls, along with an end-user access charge referred to as a subscriber-line charge;

       - interconnection charges, wholesale service charges, UNE charges, and other rates to competing carriers interconnecting with our networks or reselling our services; and

       - high-cost support mechanisms, such as USF and AUSF.

To establish rates for regulated services, a LEC must first determine its aggregate costs and then allocate them between regulated and nonregulated services. After identifying the regulated costs of providing local telephone service, a LEC must further allocate those costs between state and federal jurisdictions and among its various interstate and intrastate services. This process is complicated by the need to allocate the costs of specific pieces of plant and equipment between jurisdictions, because a LEC uses its plant and equipment for different federal and state services, such as local telephone and interstate and intrastate access. This process is referred to as "separations" and is governed primarily by the FCC's rules and regulations. The underlying legal purpose of separations rules is to define how a carrier's expenses are allocated and recovered from federal and state jurisdictions. The FCC is considering whether to modify or eliminate the current separations process. This decision could indirectly increase or reduce earnings of carriers subject to separations rules by reallocating costs between the federal and state jurisdictions. Regardless of any potential reallocation, however, maximum rates for regulated services and the amount of high-cost support are set by the FCC with respect to interstate services and by the RCA with respect to intrastate services.

INTERSTATE END-USER RATES

The deployment of the local telephone network from the switching facility to the customer is known as the "local loop" and is one of the most significant costs incurred by a LEC in providing telephone service. The FCC has established a rate structure that provides for the recovery of a portion of the cost of the local loop allocated to the interstate jurisdiction directly from the end-user customer through the assessment of a subscriber-line charge. The remaining portion of the local-loop costs are recovered from interstate-access charges to an interexchange carrier or, in some circumstances, from the federal USF. The FCC recently increased the cap for subscriber-line charges assessed by our LECs as part of a comprehensive review of its rules. This review also resulted in lower carrier-paid interstate-access charges and created explicit universal-service support for interstate-allocated local-loop costs.

The FCC has sought comment on proposals, which the industry currently is debating, to eliminate the current interstate access charge system and mandate recovery of those costs from the end user. If adopted, such a change could result in an increase in the subscriber-line charge or the imposition of a new end-user charge.

As a result of market and geographic conditions, the costs of providing local-loop and switching services in rural areas are often higher than in urban areas. In the absence of special provisions in the FCC rules to address this fact, a substantial portion of the costs of rural LECs would remain allocated to the intrastate jurisdiction, placing substantial pressure on such

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carriers to charge higher rates for intrastate services. Accordingly, the FCC provides for additional cost recovery from the interstate jurisdiction through the federal USF. The federal USF is available to carriers whose local loop costs are significantly above the national average as calculated pursuant to FCC rules. Recent FCC rulings have made this high-cost support available to a CLEC, on an averaged per line basis, for those lines serving customers who have switched to the CLEC. See "Promotion of universal service," below.

INTERSTATE ACCESS RATES

Interstate access rates are developed on the basis of an ILEC's measurement of its interstate costs for the provision of access service to interexchange carriers divided by its projected demand for access service. The resulting rates are published in a company's interstate access tariff and filed with the FCC, at which time they are subject to challenge by third parties and to review by the FCC.

The FCC recognized that this rate-making and tariff-filing process may be administratively burdensome for small LECs. Accordingly, the FCC established NECA, in 1983 to, among other things, develop common interstate access service rates, terms and conditions. NECA develops interstate access rates on the basis of data that are provided individually by participating LECs and blended to yield average rates. These rates are intended to generate revenue equal to the aggregate costs plus a return on the investment of all of the participants. Currently, the authorized maximum rate of return used in setting interstate access rates is 11.25%.

Individual participating ILECs are likely to have costs of providing service that are either higher or lower than the revenues generated by applying the overall NECA tariff rate. To rectify this result, the revenues generated by applying the NECA rates are pooled from all of the participating companies and redistributed on the basis of each individual company's costs. The result of this process not only eliminates the burden of individual tariff filing, but also produces a system in which small companies can share and spread risk. For example, if a smaller LEC filed its own tariff and subsequently suffered the loss of major customers that utilize interstate access service, the LEC could suffer significant under-recovery of its costs. In the NECA pool environment, the impact of this loss is reduced, because it is spread over all of the pool participants.

NECA operates separate pools for traffic sensitive costs, which are primarily switching costs, and non-traffic sensitive costs, which are primarily loop costs. Companies are also free to develop and administer their own interstate access charges if they choose not to participate in the pools. Our rural LECs participate in both the traffic sensitive and non-traffic sensitive NECA pools. ACSA files its own traffic sensitive access tariffs with the FCC but participates in the NECA non-traffic sensitive pool.

The FCC currently is considering proposals to eliminate interstate-access charges and require carriers such as ACSA, ACSF, ACSAK and ACSN to recover their interstate costs through a combination of end-user charges and USF.

END USER LOCAL RATES

The levels of rates charged to end users for the provision of basic local service are generally subject to rate-of-return regulation administered by the RCA. Local rates have historically been set at a level that will allow the recovery of embedded costs for local service. Competitive forces, however, may prevent local rates from being sufficient to recover costs for local service in the future. Recognized costs include an allowance for a rate of return on investment in

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plant used to provide local service. Rate cases are typically infrequent, carrier-initiated and require the carrier to meet substantial burdens of proof. All our LECs filed revenue requirement studies on July 1, 2001. A hearing commenced on the revenue requirement for these LECs on March 4, 2002. Based on the RCA's decision, ACSF and ACSN will have revenue requirement reductions, while ACSAK and ACSA will have increased revenue requirements. ACSF, ACSN, and ACSAK have filed cost-of-service and rate-design studies and testimony, and will have a February 2004 hearing to arrive at final adjudicated rates. ACSA will file its cost-of-service and rate-design studies and testimony in the second half of 2004.


COMPETITIVE LOCAL EXCHANGE REGULATIONS

The APUC adopted regulations to govern competition in the local exchange marketplace. The transitional regulations provide for, among other things:

       - initial classification of all ILECs, including our rural properties and ACSA, as dominant carriers;

       - symmetrical requirements that all carriers, both dominant and non-dominant, offer all retail services for resale at wholesale rates (although the extent of the offerings depends on the facilities and general service offerings of the carriers);


       - dominant carrier pricing flexibility in competitive areas, under which carriers may reduce retail rates, offer new or repackaged services and implement special contracts for retail service upon 30 days' notice. Only rate increases affecting existing services are subject to full cost support showings for ILECs in areas with local competition; and


       - application limited initially to the ACSA market, and in 2002, extended to the ACSF and ACSAK markets. ACSN anticipates filing a petition with the RCA to begin application upon the commencement of facilities-based competition.


The RCA is also currently investigating ACSA's new facilities construction and connection practices, which GCI claims result in disparate treatment for its customers. Certain RCA rulings in this case were appealed to state court on December 27, 2002. The LECs filed their initial brief in the appeal on September 22, 2003. On December 8, 2003, the court remanded the case to the RCA to determine whether the FCC's Triennial Review order's provisions on new facilities construction preempts its ruling in the case. Based on the parties' joint motion, on January 7, 2004, the RCA vacated that portion of the order that the ACS LECs had appealed requiring our LECs to modify their line extension tariffs to include GCI customers.



On November 21, 2002, the RCA sought public comment on modifying its competitive local market regulations in docket R-02-6. The RCA has received responses and was expected to propose draft regulations as its next step. Instead, in response to a legislative directive, the RCA subsequently opened a new docket R-03-3, which also addresses competitive local market regulations. The RCA had a statutorily imposed obligation to propose new regulations by November 15, 2003 in response to the issues raised in R-03-3. In November 2003, the RCA issued proposed regulations which do not appear to substantially modify the existing regulatory structure.


INTRASTATE ACCESS RATES

In the past, the APUC had required all local companies in Alaska to pool their access costs and set a statewide average price annually for access service. Each LEC charged fees to interexchange carriers for originating or terminating long distance calls on its network based on the statewide average cost of access rather than on its individual costs of access. Access

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revenues were collected in a pool administered by the AECA and then redistributed to the LECs based on their actual costs. With the passage of the 1996 Act and increased competition in the local exchange market, the APUC began a process of reforming intrastate access charges.


Under revisions to the Alaska access system, LECs not yet subject to local competition continue to participate in the AECA pool. Participants in this pool recover their costs based on the embedded cost of services most recently approved by the RCA. These revisions also require the dominant LEC to exit the pool and file separate, individual company access charge tariffs when a competitor enters its service area. Our only LEC remaining in the AECA pool as of December 31, 2003 is ACSN. The RCA is currently conducting a proceeding to examine whether changes to the current filing process applicable to ILECs for establishing access charges annually are warranted. The RCA sought public comment on further substantive changes in access charge derivation in April 2001.


An additional consequence of this access reform is the continued removal of subsidies implicit in access pricing. The RCA, for example, has adopted regulations which limit switching support to local companies with access lines of 20,000 or less. This change has eliminated the switching support that our rural LECs received. The resulting cost recovery shift is being addressed in the local service rate cases commenced in 2001.

The AUSF serves as a complement to the federal USF, but must meet federal statutory criteria concerning consistency with federal rules and regulations. Currently, the AUSF subsidizes a portion of certain higher cost carriers' switching costs, the costs of lifeline service, which supports rates of low income customers, and a portion of the cost of Public Interest Pay Telephones. Recent proposals have targeted the AUSF as a source of funding for cost shifts that are likely to occur as a result of in-state access charge reform. It is unclear the degree to which the AUSF might be used to absorb cost shifts that result if federal universal service support is scaled back in the future.


Proposals currently being debated within the industry might result in the elimination of intrastate access charges and the requirement that carriers such as ACSA, ACSF, ACSAK and ACSN recover those intrastate costs from a combination of end-user charges and USF. The RCA has recently issued a spreadsheet model developed by its staff for comment, so that it can analyze the impacts of different methods of recovering access costs. The RCA is expected to release proposed regulations shortly.


THE TELECOMMUNICATIONS ACT OF 1996

Among other things, the 1996 Act was enacted to enhance competition without jeopardizing the availability of nationwide universal service at affordable rates. These two objectives have resulted in a complex set of rules intended to promote competitive entry in the provision of local telephone services except where entry would adversely affect the provision of universal service or the public interest.

PROMOTION OF LOCAL SERVICE COMPETITION AND RURAL EXEMPTIONS

The 1996 Act made competitive entry into the local telephone business more attractive to other carriers by removing barriers to competition. In order to promote competition, the 1996 Act established new interconnection rules generally requiring LECs to allow competing carriers to interconnect with their local networks. Congress recognized, however, that its goal of promoting competition could conflict with the ability of rural carriers to provide universal service to higher cost customers. Therefore, Congress exempted LECs classified as "Rural

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Telephone Companies" from some of the interconnection requirements until a state commission determined that a competitor's request for interconnection, services, or network elements was not unduly economically burdensome, was technically feasible, and was consistent with the universal service provisions of the 1996 Act.

Under the 1996 Act, all LECs, including both ILECs and CLECs, are required to:

       - offer reasonable and nondiscriminatory resale of their telecommunications services;

       - ensure that customers can keep their telephone numbers when changing carriers;

       - ensure that competitors' customers can use the same number of digits when dialing and receive nondiscriminatory access to telephone numbers, operator service, directory assistance and directory listing;

       - provide access to telephone poles, ducts, conduits and rights of way;
         and

       - compensate competitors on a reciprocal basis for the costs of transporting and terminating telecommunications traffic.

The 1996 Act also requires ILECs to:

       - negotiate in good faith the terms and conditions of interconnection with any competitive carrier making a request for same;

       - interconnect their facilities and equipment with any requesting telecommunications carrier at any technically feasible point;

       - unbundle and provide nondiscriminatory access to UNEs, such as local loops, switches and transport facilities, at nondiscriminatory rates and on nondiscriminatory terms and conditions, unless such carriers are exempt as rural telephone companies;

       - offer resale interconnection at wholesale rates;

       - provide reasonable notice of changes in the information necessary for transmission and routing of services over the ILEC's facilities or in the information necessary for interoperability; and

       - provide for the physical collocation of equipment necessary for interconnection or access to UNEs at the premises of the ILEC, at rates, terms and conditions that are just, reasonable and nondiscriminatory.

Competitors are required to compensate an ILEC for the cost of providing interconnection services. In the case of resale interconnection, the rules provide that the rates charged should be on a wholesale basis and reflect the current retail rates of the ILEC, excluding the portion of retail costs avoided by the ILEC. In the case of UNE interconnection, rates are based on costing methodologies that employ a forward-looking economic cost-pricing methodology known as Total Element Long Run Incremental Cost, or TELRIC.

In February 2003, in its Triennial Review proceeding, the FCC adopted a new order governing the network elements that an ILEC must unbundle. This order was released on August 21, 2003. It largely reaffirms the previous list of network elements required to be unbundled (with some exceptions that are not expected to have a significant impact in ACS markets) and establishes new procedures for the states to decide when a network element no longer must be unbundled. The states have nine months to complete their initial round of proceedings analyzing whether any of the network elements should no longer be required to be

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unbundled. We cannot predict the outcome of such proceedings. The states also were given 90 days in which to petition the FCC to reinstate the unbundling requirement for switching for enterprise (medium and large business) customers. The RCA decided not to challenge the FCC's decision to eliminate the enterprise switching unbundling requirement. The FCC Triennial Review order has been appealed, and we cannot predict the outcome of the appeal. Regardless of the appeal, we are participating in the RCA's Triennial Review order implementation proceedings and we are seeking the elimination of additional unbundling requirements, such as mass market switching. The RCA must conclude these proceedings by July 2, 2004. We cannot predict the outcome of these proceedings. See "Risk factors--Our business is subject to extensive governmental legislation and regulation. Applicable legislation and regulations and changes to them could adversely affect our business."


The 1996 Act also specifies that resale and UNE rates are to be negotiated among the parties, or, if the parties fail to reach an agreement, arbitrated by the relevant state regulatory commission. Under either scenario, the proposed rates are subject to final approval by the state regulatory commission.


In January 1997, ACSA's predecessor, ATU, entered into an interconnection agreement with GCI, which provides for resale and UNE interconnection, and with AT&T Alascom, which provides for resale interconnection. Neither interconnection agreement contained a defined term or a termination date. Near the end of 1999, we notified GCI of our view that the interconnection agreements pertaining to ACSA had reached the end of a reasonable period of availability. In January of 2000, we filed a motion with the RCA to reopen the original GCI arbitration proceedings involving ACSA for the purpose of establishing an appropriate forward-looking cost model and re-pricing various interconnection services and UNEs in the Anchorage market. The RCA subsequently granted the essence of our motion and reopened the docket for such purposes. On October 25, 2001, the RCA granted ACSA an interim UNE rate increase of $1.07, bringing the UNE rate up from $13.85 to $14.92. The RCA held a formal hearing on final Anchorage UNE rates during November 2003. We cannot predict when the RCA will issue a final order in this matter or what the outcome will be.


Certain of our local operating utilities, ACSAK, ACSN, and ACSF are defined as "rural telephone companies" under the 1996 Act. As rural telephone companies, they were statutorily exempted from the requirements relating to both resale interconnection (at wholesale rates) and UNE interconnection. Under the 1996 Act, the rural exemptions continue until a state commission determined that interconnection was technically feasible, not unduly economically burdensome and consistent with the 1996 Act's universal service provisions. On June 30, 1999, the APUC issued an order terminating the rural exemptions of ACSN (as to its Glacier State Study Area), ACSAK and ACSF. On October 11, 1999, the RCA affirmed the APUC's order. As a result, these rural LECs were no longer exempt from the 1996 Act's interconnection requirements applicable to ILECs, and our competitors immediately requested interconnection agreements.


On November 10, 1999, we filed an appeal of the RCA's order terminating the rural exemptions in Alaska Superior Court. The issues in the case were fully briefed during the year 2000. The court denied our request to stay the RCA's order terminating the rural exemptions on February 9, 2001 and subsequently upheld the RCA's orders on November 26, 2001. We filed an appeal with the Alaska Supreme Court on December 26, 2001, and the court heard oral argument in the matter on February 11, 2003. On December 12, 2003, the Alaska Supreme Court ruled that the termination of ACSN's rural exemption was erroneous, and the termination of ACSF and ACSAK's rural exemptions may be erroneous. The court remanded the original ACSF and ACSAK decision back to the RCA for further proceedings. A decision on these


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


remand proceedings is expected in May 2004. During the pendency of the remand proceedings the obligation of ACSF and ACSAK to provide UNEs to CLECs to support new customers has been suspended.



Subsequent to terminating the rural exemptions for the ACSF, ACSAK and ACSN's Glacier State study areas, we entered into unsuccessful negotiations for interconnection agreements with GCI. Interconnection issues, including the pricing for UNEs, were subject to an RCA arbitration during the year 2000. On September 5, 2000, the RCA issued orders largely ratifying the findings of the arbiter in these interconnection arbitration proceedings. The agreements were scheduled to expire on October 5, 2003 and have been extended pending arbitration of new agreements. GCI and the arbitrator have agreed to defer further work on the interconnection agreements for ACSF, ACSN and ACSAK pending resolution of the ACSA interconnection proceeding. As part of the agreement to defer these proceedings, it was also agreed that final rates for ACSF and ACSAK will be in place no later than October 6, 2004. Any rates ultimately arbitrated will be effective retroactive to April 6, 2004.



On September 10, 2003, the FCC adopted a Notice of Proposed Rulemaking concerning pricing standards for UNEs. The FCC is seeking comment on whether it should amend its rules to ensure that states do not set UNE prices in a manner that understates the costs of carriers like our local companies. In particular, the FCC is considering changes to its rules to ensure that state arbitrated UNE pricing reflects the real world attributes of the companies' existing network, including routing, topography and a mix of technologies as well as the location of wire centers, rather than a purely hypothetical network using hypothetical technology. We are participating in this proceeding, but we cannot predict the outcome of this rulemaking.



On August 21, 2003, when the FCC released an order in its UNE Triennial Review proceeding, it announced two immediate changes to its UNE pricing rules. The FCC clarified that, in setting UNE prices, states should adjust their assumptions about depreciation and cost-of-capital to reflect the realities of a competitive marketplace. These changes might require the state, for example, to assume a higher cost of capital than would be assumed in a non-competitive market. Similarly, the FCC suggested that the states ought to consider whether accelerated rather than straight-line depreciation better reflects the realities of a competitive market. These changes became effective October 2, 2003, and the states are directed by the FCC to adjust their rules to conform to the new FCC rules. We cannot predict how the RCA will implement these FCC rule changes.



Since 1999, we have also entered into interconnection agreements with Alaska Fiber Star, LLC, TelAlaska Long Distance, Inc., Level 3, and other entities.



The rural exemptions previously enjoyed by ACSF and ACSAK have been lifted by the RCA, and the Alaska Supreme Court reinstated ACSN's exemption. The loss of the rural exemptions, absent compensating measures, such as rate increases or market structure reforms, including the replacement of implicit support by explicit support mechanisms, rate deaveraging, or regulatory flexibility, could adversely affect our operating results.


PROMOTION OF UNIVERSAL SERVICE


The 1996 Act also stated a goal of ensuring that affordable service is provided to consumers universally in rural, high-cost areas of the country. The 1996 Act altered the framework for providing universal service by:


       - providing for the identification of services eligible for universal service support;

       - requiring the FCC to make implicit support explicit;

       - expanding the types of communications carriers required to contribute to the universal service fund; and

       - allowing CLECs to be eligible to receive universal service funding.

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These and other provisions were intended to make provision of universal service support compatible with a competitive market.


Pursuant to the 1996 Act, federal USF payments are only available to carriers that are designated as ETCs by a state public utilities commission. In areas served by rural telephone companies, the Telecommunications Act of 1996 provides that a state public utilities commission may designate more than one ETC, in addition to the ILEC, only after determining that the designation of an additional ETC is consistent with the public interest. As a result, a rural telephone company has an opportunity to maintain its status as the sole recipient of federal USF payments in its service area, even if it is subsequently subject to UNE-based competition. The RCA, however, has granted GCI's request that it be designated an ETC in Fairbanks, Juneau, and Fort Wainwright, all of which are currently served by our subsidiaries. The addition of a second ETC in the service areas of our properties could reduce the amount of funds available to us from the federal USF and could materially adversely affect our ability to achieve a reasonable rate of return on the capital invested in our network. The FCC has requested comment on the standards for ETC designations, as well as whether and how it might limit USF support payments in markets where competitive ETCs have been designated. A federal-state joint board is expected to make recommendations to the FCC this year and the FCC will have one year to act on these recommendations. We cannot predict the outcome of these proceedings.


Rules for rural telephone companies' receipt of universal service funds are being reexamined by the FCC, in consultation with a Federal-State Joint Board on Universal Service.


Because our operating subsidiary companies provide interstate and international services, they are required to contribute to the federal USF a percentage of their revenue earned from their interstate and international services. Although our rural LECs receive support from the federal USF, they cannot be certain of how, in the future, their contributions to the fund will compare to the support they receive from the fund. The FCC has proposed making changes to its USF contribution methodology, and we cannot predict the outcome of that proceeding.


FCC REGULATION OF WIRELESS SERVICES

The FCC regulates the licensing, construction, operation, acquisition and sale of personal communications services and cellular systems in the United States. All cellular and personal communications services licenses have a 10-year term, at the end of which they must be renewed. Licenses may be revoked for cause, and license renewal applications may be denied if the FCC determines that renewal would not serve the public interest. In addition, all personal communications services licensees must satisfy certain coverage requirements. Licensees that fail to meet the coverage requirements may be subject to forfeiture of the license.


The Communications Act preempts state and local regulation of the entry of, or the rates charged by, any provider of Commercial Mobile Radio Service, or CMRS, which includes personal communications services and cellular services. The FCC does not regulate such rates. The FCC imposes, however, a variety of additional regulatory requirements on CMRS operators. For example CMRS operators must be able to transmit 911 calls from any qualified handset without credit check or validation, are required to provide the location of the 911 caller within an increasingly narrow geographic tolerance over time, and as of December 31, 2003, is required to provide 911 service for individuals with speech and hearing disabilities, or TTY Service.


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ACSW has petitioned the FCC for a limited waiver of the 911 implementation deadlines and for an extension of the TTY requirements and we cannot predict when or how the petitions will be decided.



Local number portability allows a customer to retain his or her telephone number when changing telecommunications carriers within the same local market. The FCC requires local number portability for CMRS carriers under rules that distinguish between carriers operating in the largest 100 metropolitan statistical areas and those operating outside the top 100 markets. None of the cities in which ACS provides wireless service is among the top 100 markets. Under the FCC's rules, therefore, if ACS Wireless receives a request to allow an end user to retain a telephone number while changing service providers, ACS Wireless must be capable of allowing this number portability by May 24, 2004. The FCC also requires that if a LEC customer wants to retain a telephone number while changing to a CMRS service provider (such as ACS Wireless), the LEC must have the capability to allow this wireline-to-wireless number portability by May 24, 2004, where the requesting CMRS carrier's coverage area overlaps the geographic location of the LEC rate center to which the number is assigned (unless the LEC can provide specific evidence demonstrating that doing so is not technically feasible). These number portability rules are expected to increase the level of competition among CMRS service providers, but also to increase the ability of CMRS providers to win customers from LECs. We cannot predict the net impact of these new rules on us.


FCC REGULATION OF INTERSTATE LONG DISTANCE SERVICES

Our interstate long distance services are currently not subject to rate regulation by the FCC, and we are not required to obtain FCC authorization for the installation, acquisition or replacement of our domestic interexchange network facilities. However, we must comply with the requirements of common carriage under the Communications Act. ACSLD is subject to the general requirement that its charges and terms for its telecommunications services be "just and reasonable" and that it not make any "unjust or unreasonable discrimination" in its charges or terms, as well as to a number of other requirements of the Communications Act and the FCC's rules. The FCC has jurisdiction to act upon complaints against any common carrier for failure to comply with its statutory obligations, and it has recently levied substantial fines on carriers that have engaged in "slamming," which is the industry term for unauthorized switching of a customer's telecommunications service provider.

All interstate interexchange carriers, including ACSLD, were required to de-tariff contract-type interstate, interexchange services by January 31, 2001 and were required to de-tariff interstate consumer long distance services by April 30, 2001. These rules also require ACSLD to post the rates, terms, and conditions of its service on its Internet web site and engage in other public disclosure activities. The FCC has recently adopted rules that require non-dominant international carriers to de-tariff international services. ACSLD timely complied with these FCC requirements.

FCC POLICY ON INTERNET SERVICES

The 1996 Act establishes a distinction between telecommunications services, which are regulated by the FCC, and information services, which remain unregulated. Our Internet services are considered information services and are not regulated by the FCC. Because the regulatory boundaries in this area are somewhat unclear and subject to dispute, however, the FCC could seek to characterize some of our information services as "telecommunications

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services." If that happens, those services would become subject to FCC regulations. The impact of a reclassification of our Internet services is difficult to predict.


In March of 2002, the FCC held that high-speed Internet access service delivered using cable television facilities constitutes an "information service" (which is not subject to common carrier regulation), with no separate offering of "telecommunications." In accordance with this ruling, our provision of wholesale high-speed Internet services over our telecommunications network is currently regulated as a telecommunications service, but the FCC is considering whether to narrow the scope of this regulation to "non-dominant" status or reclassify such services as information services. We also offer a retail Internet service that is an information service under the FCC's current policies. The FCC's classification of cable modem services was recently remanded by the United States Court of Appeals for the Ninth Circuit, which reiterated an earlier decision finding that cable modem services constituted both a "telecommunications service" and an "information service." The FCC is also currently giving further consideration to its regulation of high-speed Internet access services offered over cable facilities versus telecommunications facilities. The FCC may decrease regulation on our broadband services or possibly subject cable modem services to certain common carrier responsibilities. If the FCC implements such a requirement, we may be able to supplement our own high-speed Internet access offerings by obtaining access to GCI's high-speed Internet access cable lines for its own Internet service provider. In addition, the FCC has announced its intention to open a rulemaking process to address the regulation of voice-over-Internet-protocol services. We cannot predict the final disposition of these matters by the FCC.


ADDITIONAL FEDERAL ISSUES

ACCESS TO POLES, DUCTS, CONDUITS AND RIGHTS-OF-WAY. An area of the law that remains in flux concerns the extent of a carrier's obligations to provide access to poles, ducts, conduits and rights-of-way. We are obligated under Section 224 of the Communications Act to permit other carriers reasonable access to our poles, ducts, conduits and rights-of-way, and the FCC has adopted comprehensive rules governing how access is to be provided.

EEO REPORT. The FCC requires us to file an annual employment report to comply with the FCC's equal employment opportunity policies.

TRUTH-IN-BILLING. The FCC has adopted new rules designed to make it easier for customers to understand the bills of telecommunications carriers. These new rules establish requirements regarding the formatting of bills and the information that must be included on bills.

ANTI-SLAMMING RULES. The FCC has adopted so-called "anti-slamming" rules, which protect consumers whose pre-subscribed carriers have been switched without their consent. Under the rules, a carrier found to have slammed a customer is subject to substantial fines. While we do not engage in these practices, a slamming fine, if levied, could have a material impact on our business in the future.

CUSTOMER PROPRIETARY NETWORK INFORMATION. Section 222 of the Communications Act of 1934 governs the use of customer proprietary network information, or CPNI, by telecommunications carriers. CPNI generally includes any information regarding a subscriber's use of a telecommunications service, where it is obtained by a carrier solely by virtue of the carrier-customer relationship. This statute and the FCC's rules limit the manner in which we and our competitors may market services to customers. For example, in marketing its services, a telecommunications carrier cannot use, disclose or give access to CPNI without prior consent except in the provision of the service to which the customer already subscribes (as well as certain services ancillary to
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

those services). The FCC rules provide a method for carriers to obtain consent using an opt-out mechanism. Under this opt-out mechanism, following proper notification, the carrier may use customer CPNI for marketing purposes, unless the customer indicates otherwise. We and our competitors also must share certain subscriber information with each other upon request.

COMMUNICATIONS ASSISTANCE FOR LAW ENFORCEMENT ACT. Under this act and related federal statutes, telecommunications carriers are required to: (1) provide law enforcement officials with call content and call identifying information under a valid electronic surveillance warrant, and (2) reserve a sufficient number of circuits for use by law enforcement officials in executing court authorized electronic surveillance. We may incur costs in meeting both of these requirements.

OTHER REGULATORY PROCEEDINGS

In addition to the foregoing matters, a number of other FCC, state and judicial proceedings are currently pending or may be initiated in the future which could materially affect our business. We cannot predict the outcome of these proceedings before the FCC, the RCA or the courts.

For example, the RCA has proposed changes in its rules governing provision of statewide Directory Assistance, or DA, that would alter the DA market structure, the manner of providing DA service in Alaska and carrier-to-carrier DA obligations. The new rules would make the provision of DA more competitive and permit CLECs to provide DA service. If the rules are adopted, it is anticipated that ACSA may remain the provider of DA service in some areas, at least for some period of time, and that other competitors such as GCI may also enter the business. Since the RCA has not yet adopted rules, it is not possible to predict the financial impact of these DA market changes on our LECs' operating results.

Additionally, the RCA initiated a proceeding in June, 2003 in response to recently enacted legislation to review its rules governing telecommunications rates, charges between competing telecommunications companies and telecommunications competition. The RCA's review must be guided by certain principles, including that the incumbent carrier must not be placed at an unfair competitive disadvantage and that rates charged to the public must be fair. Additionally, the Alaska state legislature required that the RCA's regulations implement certain policies including that there be fair payment by a user carrier for the use of another carrier's equipment and facilities, and that in competitive service areas, the ILEC must be subject to the same retail tariffing standards and regulations as the new carrier. The law contains other provisions which promote competitive goals and encourage more businesses to enter and remain in the telecommunications business in Alaska. While we are hopeful that the new legislation will result in some favorable regulatory changes, it is impossible to predict the outcome of the proceeding and whether any meaningful change in regulation will result.

ENVIRONMENTAL REGULATIONS

Our operations are subject to federal, state and local laws and regulations governing the use, storage, disposal of, and exposure to, hazardous materials, the release of pollutants into the environment and the remediation of contamination. As an owner or operator of property and a generator of hazardous wastes, we could be subject to environmental laws that impose liability for the entire cost of cleanup at contaminated sites, regardless of fault or the lawfulness of the activity that resulted in contamination. We believe, however, that our operations are in substantial compliance with applicable environmental laws and regulations.

Many of our properties formerly contained, or currently contain, underground and above-ground storage tanks used for the storage of fuel or wastes. Some of these tanks have leaked.

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We believe that known contamination caused by these leaks has been, or is being, investigated or remediated. We cannot be sure, however, that we have discovered all contamination or that the regulatory authorities will not request additional remediation at sites that have previously undergone remediation.

Our wireless and television operations are also subject to regulations and guidelines that impose a variety of operational requirements relating to radio frequency emissions. The potential connection between radio frequency emissions and negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. Although we have not been named in any lawsuits alleging damages from radio frequency emissions, it is possible we could be in the future, particularly if scientific studies conclusively determine that radio frequency emissions are harmful.

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                                   MANAGEMENT


The following table sets forth certain information, as of January 13, 2004, about our current executive officers and directors.



---------------------------------------------------------------------------------------------------
NAME                                   AGE                           TITLE
---------------------------------------------------------------------------------------------------
Liane Pelletier......................  45    Chairman, Chief Executive Officer, and President
Kevin P. Hemenway....................  43    Senior Vice President, Chief Financial Officer, and
                                             Treasurer
Kenneth L. Sprain....................  59    Senior Vice President for Operations
Leonard A. Steinberg.................  50    Vice President, General Counsel, and Corporate
                                             Secretary
David C. Eisenberg...................  43    Senior Vice President, Corporate Strategy and
                                             Development
W. Dexter Paine, III.................  43    Director
Saul A. Fox..........................  50    Director
Byron I. Mallott.....................  60    Director
Wray T. Thorn........................  32    Director
Brian Rogers.........................  53    Director
Charles P. Sitkin....................  69    Director
John M. Egan.........................  56    Director
Patrick Pichette.....................  41    Director
---------------------------------------------------------------------------------------------------



LIANE PELLETIER has served as Director and as our Chief Executive Officer and President since October 6, 2003 and as our Chairman since January 1, 2004. Prior to this appointment, Ms. Pelletier served as senior vice president and chief integration officer at Sprint Corporation from June 2003 through September 2003. In this position, she oversaw Sprint's transformation from a product-centric to a more customer-centric organization. For the three years prior to that appointment, Ms. Pelletier served as Sprint's senior vice president of Strategic Planning & Corporate Development. Her responsibilities during that period included driving corporate strategy, managing Sprint's broadband spectrum assets and developing and marketing integrated products. Over the course of her 17 year career at Sprint, Ms. Pelletier also served as a vice president in a wide variety of departments, including in corporate strategy, customer acquisition and retention and marketing positions to both business and consumer customers. Before joining Sprint, she worked as a consultant at Touche Ross and Temple, Barker, Sloane. Ms. Pelletier has an MBA from M.I.T. and B.A. from Wellesley College.


KEVIN P. HEMENWAY has served as Senior Vice President, Chief Financial Officer and Treasurer since November 2000. He joined us as Vice President and Treasurer in July 1999 and served in that capacity until assuming his current role. Mr. Hemenway has over 14 years of experience in the telecommunications industry. Before joining us, Mr. Hemenway served as the Chief Financial Officer and Treasurer of Atlantic Tele-Network, Inc. based in the U.S. Virgin Islands. From January 1990 to October 1998, as an independent consultant, Mr. Hemenway performed financial, accounting, management and rate making consulting services for the telecommunications industry, principally for Atlantic Tele-Network, Inc. and its subsidiaries. From 1986 through 1989, Mr. Hemenway was employed by Deloitte & Touche LLP as a CPA and manager, performing both audit and consulting services, and from 1983 to 1986, was employed by Grant Thornton as a CPA and senior staff accountant. Mr. Hemenway graduated from Creighton

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

University in 1982 with a Bachelor of Science in Business Administration, majoring in accounting, and is a non-practicing CPA certificate holder registered in the State of Nebraska.

KENNETH L. SPRAIN serves as Senior Vice President for Operations. Mr. Sprain is responsible for operations in the local exchange, interexchange, and Internet business units. Mr. Sprain provides us with over 35 years of telecommunications experience. Mr. Sprain came to us in 2003 after being a consultant with us for two years. Prior to this position, from 1997 to 2002, Mr. Sprain was the Vice President of Operations Planning and Vice President of the Midwest Region for CenturyTel, responsible for operations, assignments, and planning. Mr. Sprain started his telecommunications career as a technician, moving to supervisor and district manager positions for RCA Alaska Communications from 1968-1979. In 1979, Mr. Sprain became an Anchorage district manager for Alascom. Starting in 1983, Mr. Sprain worked for Pacific Telecom and then PTI as the Vice President for Eastern Washington then Montana Divisions and then Executive Vice President and General Manager for the Midwest. In these executive positions, Mr. Sprain was responsible for local exchange operations.

LEONARD A. STEINBERG serves as Vice President, General Counsel and Corporate Secretary, a position he has held since January 2001. Mr. Steinberg left private practice in June 2000 to join the Company as a Senior Attorney in the Corporate Legal Department. From 1998 to 2000, Mr. Steinberg used his expertise in regulatory and administrative matters to represent telecommunications and energy clients of Brena, Bell & Clarkson, P.C., an Anchorage, Alaska law firm. Prior to that, Mr. Steinberg was a Partner in the firm of Hoise, Wes, Sacks & Brelsford with offices in Anchorage, Alaska and San Francisco, California. Mr. Steinberg practiced in the firm's Anchorage office from 1996-1998 and in the firm's San Francisco office from 1988-1996 where he primarily represented large clients in oil and gas royalty and tax disputes. Mr. Steinberg holds a Masters in Public Administration degree from Harvard University's Kennedy School of Government, a Masters of Business Administration degree from U.C. Berkeley's Haas School of Business and a J.D. from the University of California's Hastings College of Law.


DAVID C. EISENBERG has served as Senior Vice President, Corporate Strategy and Development, since November 3, 2003. Prior to this appointment, Mr. Eisenberg served as Vice President--Corporate Strategy for Sprint Corporation where he was responsible for helping shape that corporation's strategic direction. In his 21-year career with Sprint and Centel, Mr. Eisenberg held numerous management positions within the Local Telecommunications Division and on Sprint's corporate staff. These included roles in sales and marketing, finance, and regulatory and strategic planning. Mr. Eisenberg earned his bachelor's degree in mathematics at Northwestern University and his master's degree in business at Keller Graduate School of Management.


W. DEXTER PAINE, III, a Director since May 1999, was a co-founder of Fox Paine and has served as President of Fox Paine since its inception in 1997. From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg Kravis Roberts & Co., or KKR. Prior to joining KKR, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College. Since January 2000, Mr. Paine has served as Chairman of the Board of Directors of WJ Communications, Inc. (NASDAQ--WJCI).

SAUL A. FOX, a Director since May 1999, was a co-founder of Fox Paine and has served as Chief Executive Officer of Fox Paine since its inception in 1997. From 1984 until founding Fox Paine, Mr. Fox was at KKR. Mr. Fox was a senior general partner of KKR prior to retiring from the firm to form Fox Paine & Company. Prior to joining KKR, Mr. Fox was an attorney at Latham &

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Watkins, a law firm headquartered in Los Angeles, California. Mr. Fox has a B.S.
in communications and computer science from Temple University and a J.D. from the University of Pennsylvania Law School.

BYRON I. MALLOTT, a Director since January 2000, is the President and Chief Executive Officer of the First Alaskans Institute. From 1995 until January 2000, Mr. Mallott served as the Executive Director of the Alaska Permanent Fund Corporation. Prior to joining the Alaska Permanent Fund Corporation, Mr. Mallott served in various capacities, including Director, Chairman and President and Chief Executive Officer of Sealaska Corporation over a period of nearly 20 years. Mr. Mallott has also served in various appointed and elected political positions and presently serves on the Boards of Directors of Alaska Air Group, Inc. and Native American Bank, N.A.

WRAY T. THORN, a Director since January 2000, has also been a Director with Fox Paine & Company, LLC since January 2000. From 1996 until joining Fox Paine, Mr. Thorn was a principal and founding member of Dubilier & Company. Prior to joining Dubilier & Company, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities, Inc. Mr. Thorn is a graduate of Harvard University. Since January 2000, Mr. Thorn has served on the Board of Directors of WJ Communications, Inc. (NASDAQ--WJCI).

BRIAN ROGERS, a Director since February 2001, is currently Principal Consultant and Chief Financial Officer for Information Insights, Inc., a management and public policy consulting firm. Mr. Rogers served as Vice President of Finance for the University of Alaska Statewide System from 1988 to 1995. Mr. Rogers is a former state legislator, who served in the Alaska State House of Representatives from 1979 to 1982. Mr. Rogers chaired the State of Alaska Long-Range Planning Commission during 1995 and 1996, and currently, as Chairman of the Board of Regents of the University of Alaska, serves as an ex officio member of the University's Finance and Audit Committee. He holds a Masters in Public Administration degree from the Kennedy School of Government, Harvard University.


CHARLES P. SITKIN, a Director since February 2003, is currently an independent consultant assisting enterprises with strategic and organizational planning. Prior to 1994, Mr. Sitkin's experience includes being the National Director of Management Consulting at R.W. Beck & Associates, a Partner and Office Director of Information Technology at Ernst & Young and various leadership positions at the Boeing Company. Mr. Sitkin is a Certified Management Consultant and is a graduate from Lafayette College and the University of Washington.



JOHN M. EGAN has served as Director since November 19, 2003, and is the recently retired founder and chairman/CEO of ARRIS Group (Nasdaq:ARRS). ARRIS is a global communications technology company specializing in the design and engineering of broadband local access networks and a leading developer and supplier of optical transmission, cable telephony and Internet access for cable systems operators. Mr. Egan joined ARRIS in 1973 and had been chairman of its board of directors since 1997. Mr. Egan was President of ARRIS from 1980 to 1997 and Chief Executive Officer of ARRIS and its predecessors from 1980 through 1999. On January 1, 2000, Mr. Egan stepped down from his role as Chief Executive Officer of ARRIS. He remained a full-time employee until his retirement in May 2002. Currently, Mr. Egan serves on the Executive Committee of ARRIS. Mr. Egan served on the Board of Directors of the National Cable Television Association, or NCTA, for 20 years, and has been actively involved in the Walter Kaitz Foundation, an association seeking to help the cable industry diversify its management workforce to include minorities, as well as the Society of Cable Television Engineers and Cable Labs, Inc. Mr. Egan currently serves on the advisory board of KB Partners, a Chicago-based venture capital firm and on several boards in the technology start-up sector. Mr. Egan has a BS degree in Economics from Boston College.



PATRICK PICHETTE, a Director since January 2004, is currently Executive Vice-President at Bell Canada, or BCE. Mr. Pichette joined BCE in January 2001 as Executive Vice-President, Planning and Performance Management before being appointed Chief Financial Officer in 2002. Prior to joining BCE, Mr. Pichette was Partner at McKinsey & Company's Montreal office, from June 1996 to December 2000, where he was a lead member of McKinsey's North American Telecom Practice. Previously, Mr. Pichette was Vice-President and Chief Financial Officer of Call-Net Enterprises (1994-1996); and an Associate at McKinsey & Company in Toronto (1989-1994). Mr. Pichette earned a BA Business Administration from Universite du Quebec a Montreal (1985-1987) and a MA Philosophy Politics and Economics from Oxford University where he attended as a Rhodes Scholar (1987-1989). Mr. Pichette is also a board member of Manitoba Telecom Services, Inc., or MTS, and of several non-governmental organizations, including Engineers Without Borders and The Trudeau Foundation.


CERTAIN OTHER EMPLOYEES


RUTH SANDSTROM is the Vice President and General Manager for ACS Wireless. She provides us with over 11 years of telecommunications experience. Ms. Sandstrom became the Vice President and General Manager for ACS Wireless in 2002, after being its General Manager in 2000, and its Chief Financial Officer from 1998-1999 (its name was previously MacTel Inc.). Before Ms. Sandstrom worked in the wireless area, she was a business analyst for ATU, now ACS Local, from 1992 to 1998. Ms. Sandstrom was responsible for evaluating business opportunities and established the company's internal audit function. From 1987-1992, Ms. Sandstrom worked for KPMG as a CPA, performing both audit and tax consulting services. Ms. Sandstrom holds a Bachelor of Business Arts in accounting from the University of San Francisco. She is a non-practicing CPA certificate holder registered in the State of Alaska.


MICHAEL E. BOWMAN serves as Vice President with responsibility for Internet, including IP/MPLS Services. Mr. Bowman joined us in May 1999 in conjunction with the acquisition of Anchorage Telephone Utility, or ATU. Since joining us, Mr. Bowman has served as Vice President Operations, Central District, Vice President Engineering and Construction and the Vice President Engineering and Operations. His responsibilities include operations, planning, engineering and construction activities for all ACS Local, Internet, Wireless, and Long Distance companies. Since 1997 he had been serving as ATU's Chief Operations Officer prior to the acquisition by us. Mr. Bowman has 28 years experience in the telecommunications industry, starting as a telephone central office apprentice technician and having advanced through the ranks and technical disciplines to senior management positions.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

AGREEMENTS WITH CHARLES ROBINSON

RETIREMENT AGREEMENT


On September 14, 2003, Parent entered into an agreement with Charles Robinson, formerly our chairman and chief executive officer and chairman and chief executive officer of Parent, pursuant to which Mr. Robinson retired as chief executive officer on October 6, 2003 and retired as chairman and as a member of our board and the board of Parent on December 31, 2003. Under the agreement, Mr. Robinson received: (1) continued base salary through December 31, 2003, (2) a lump sum payment of $1,000,000 on October 6, 2003, (3) a 2003

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annual bonus of no less than $250,000, plus an additional bonus of $250,000 depending on the outcome of certain business arrangements, (4) extension of the period to exercise his vested stock options to December 31, 2004, and (5) reimbursement for health insurance coverage for 18 months as well as certain relocation and other retirement benefits provided under his existing agreement.

The letter agreement further provides for the purchase by Parent of Mr. Robinson's 266,788 shares of Parent stock at a purchase price per share equal to the highest average closing price of a share of Parent stock during any 5-consecutive day trading period in January 2004. Mr. Robinson also will continue to be bound by the non-compete and non-solicitation covenants in his employment agreement through December 31, 2004. The agreement also provides for a full and mutual release by Mr. Robinson and by us from claims against the other.

CONSULTING AGREEMENT

On September 19, 2003, Fox Paine entered into a consulting agreement with Mr. Robinson. The consulting term will begin on January 1, 2004 and continue for one year, after which either party may terminate the arrangement. During the consulting term, Mr. Robinson will advise Fox Paine on and evaluate potential opportunities in the telecommunications industry, and Fox Paine will pay him a monthly fee of $20,000 for his services. Fox Paine may terminate the consulting agreement if Mr. Robinson breaches his retirement agreement with us. Fox Paine may be reimbursed by Parent for amounts incurred under this agreement, subject to approval by the board of directors of Parent.

PELLETIER EMPLOYMENT AGREEMENT


On September 14, 2003, Parent entered into a five-year employment agreement with Liane Pelletier, pursuant to which as of October 6, 2003, Ms. Pelletier began serving as our president and chief executive officer and president and chief executive officer of Parent and as a member of our board and the board of Parent, and assumed the position of chairman of both boards as of January 1, 2004. Under the agreement, Ms. Pelletier received a signing bonus of $350,000 on October 7, 2003, $150,000 on January 1, 2004, and 200,000 shares of Parent stock on October 6, 2003. The agreement provides for an annual base salary of $500,000 and a target bonus equal to one times her base salary. The actual bonus for fiscal year 2004 may be up to 200% of base salary, and thereafter it may range up to 200% of base salary, with a minimum of $200,000, based on the achievement of certain performance targets determined by our Parent's board. The agreement with Ms. Pelletier provides for a partial year bonus for 2003 of $144,000.


The agreement also provides for a grant of 1,000,000 options to purchase Parent stock, with an exercise price equal to the fair market value of a share of Parent stock on October 6, 2003. The options will have a ten-year term, and will vest in five equal installments on each of the first five anniversaries of October 6, 2003. Unvested options will be forfeited upon termination of employment. All unvested options vest upon a change of control (as defined in the agreement). The agreement also provides for certain relocation benefits.

The agreement provides that if Ms. Pelletier is terminated by Parent without cause or if she has a constructive termination of employment for good reason (cause and good reason each being defined in the agreement), she will receive:
(1) severance ranging from $1,000,000 to $500,000, depending on the date of termination to be paid in periodic installments equal to her base salary, (2) a prorated bonus for the year of termination, as well as the signing bonus if not yet paid, (3) vesting of the next 200,000 unvested options to acquire Parent stock, and (4) certain other benefits consistent with other executive employment agreements entered into by Parent.

Ms. Pelletier's severance benefits are conditioned on her execution of a release of claims against us and on her compliance with 18-month post-termination non-compete and non-solicitation covenants as well as other covenants regarding confidentiality and intellectual property. Additionally, if Ms. Pelletier violates any of the restrictive covenants in the agreement or if Parent terminates her employment for cause, Parent may repurchase her Parent stock at prices determined in accordance with the agreement.

                             PRINCIPAL STOCKHOLDERS


All of our outstanding common stock is owned by Parent. The following table provides information about the only known beneficial owners of more than 5% of the outstanding common stock of Parent as of January 13, 2004 unless otherwise noted:



------------------------------------------------------------------------------------------------
                                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------------------------------------------------------------------
FOX PAINE CAPITAL, LLC.................................            19,498,879(1)           66.45%
c/o Fox Paine & Company, LLC
950 Tower Lane, Suite 501
Foster City, CA 94404
FOX PAINE & COMPANY, LLC...............................            16,492,802(1)           56.21%
950 Tower Lane, Suite 501
Foster City, CA 94404
FOX PAINE CAPITAL FUND, L.P. ..........................            16,251,658(1)           55.39%
c/o Fox Paine & Company, LLC
950 Tower Lane, Suite 501
Foster City, CA 94404
FRANKLIN RESOURCES, INC. ..............................             3,010,234(2)           10.26%
One Franklin Parkway
San Mateo, CA 94403
FRANKLIN ADVISERS, INC. ...............................             2,835,438(2)            9.67%
One Franklin Parkway
San Mateo, CA 94403
COOK INLET REGION, INC. ...............................             1,624,907              5.54%
2525 C Street, Suite 500
Anchorage, AK 99503
------------------------------------------------------------------------------------------------


(1) Fox Paine Capital, LLC is General Partner of Fox Paine Capital Fund, L.P. and FPC Investors, L.P., and the Managing Member of ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment IV, LLC, and ALEC Coinvestment Fund V, LLC, and possesses voting and investment power over all shares held by each of these entities. Fox Paine & Company, LLC is the manager of Fox Paine Capital Fund, L.P. and FPC Investors, L.P. Fox Paine & Company, LLC is not the record owner of any shares of our common stock.


(2) Franklin Advisers, Inc. and Franklin Private Client Group, Inc. are investment advisory subsidiaries of Franklin Resources, Inc. Franklin Resources, Inc. is not the record owner of any shares of our common stock and does not possess power to vote or dispose of any shares of our common stock. Amounts listed are as of September 30, 2003.



The following table sets forth, as of January 13, 2004, the number of shares of common stock of Parent beneficially owned by:


       - each of our current directors;

       - each of our named executive officers; and


       - all of our current directors and executive officers as a group;



in each case unless otherwise noted in the footnotes to the table.


Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Each person has sole voting and investment power with respect to the shares indicated except as otherwise stated in the footnotes to the table.

--------------------------------------------------------------------------------------------------
                                                  OTHER
                                    SHARES   BENEFICIAL       ACQUIRABLE                PERCENT OF
NAME OF BENEFICIAL OWNER             OWNED    OWNERSHIP   WITHIN 60 DAYS        TOTAL        CLASS
--------------------------------------------------------------------------------------------------
DIRECTORS:
W. Dexter Paine, III............         -   19,598,879                -   19,598,879(1)     66.79%
Saul A. Fox.....................    17,633   19,598,879                -   19,616,512(1)     66.85%
Wray T. Thorn...................         -   19,598,879                -   19,598,879(1)     66.79%
Charles E. Robinson(2)..........   329,262            -        1,248,056    1,577,318        5.16%
Liane Pelletier.................   200,000            -                -      200,000            *
Byron I. Mallott................    11,725            -                -       11,725            *
Brian Rogers....................     1,000            -                -        1,000            *
Charles P. Sitkin...............         -            -                -            -            -
John M. Egan....................         -            -                -            -            -
Patrick Pichette................         -            -                -            -            -
NON-DIRECTOR EXECUTIVE OFFICERS:
Wesley E. Carson(3).............   188,000            -          264,167      452,167        1.53%
Kevin P. Hemenway...............    20,999            -          103,418      124,417            *
Kenneth L. Sprain...............     1,167            -                -        1,167            *
Leonard A. Steinberg............     1,985            -           27,639       29,624            *
David C. Eisenberg..............         -            -                -            -            -
All directors and executive
   officers as a group (15
   persons).....................   771,771   19,598,879        1,643,280   22,013,930(1)     71.04%
--------------------------------------------------------------------------------------------------


* The percentage of shares beneficially owned does not exceed 1% of the class.

(1) Mr. Fox and Mr. Paine are members of Fox Paine Capital, LLC and share voting power of Fox Paine Capital, LLC. Mr. Thorn is a Director of Fox Paine Capital, LLC. In addition, Mr. Fox and Mr. Paine are the managing members of Bucks Capital, LLC and Mr. Thorn is a member of Bucks Capital, LLC. Bucks Capital, LLC is an investment vehicle created for the purposes of allowing selected members of Fox Paine & Company, LLC to invest primarily in selected portfolio companies in which investment funds managed by Fox Paine & Company, LLC invest. None of the shares shown as beneficially owned by Mr. Fox, Mr. Paine and Mr. Thorn are owned by record of these individuals. Mr. Fox, Mr. Paine and Mr. Thorn each disclaim beneficial ownership of the shares owned by Bucks Capital, LLC or the entities of which Fox Paine Capital, LLC is General Partner or Manager, except to the extent of their respective pecuniary interest therein.


(2) Mr. Robinson retired as Chairman of our board of directors and Parent's board of directors on December 31, 2003. On October 6, 2003, Mr. Robinson retired as our Chief Executive Officer.



(3) In connection with the company's recent disposition of a controlling interest in its Directories Business on May 8, 2003, our then president and chief operating officer, Wesley E. Carson, departed to run the Directories Business, and is no longer employed by us.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS


Fox Paine receives an annual management fee in the amount of 1% of our net income before interest expense, income taxes and depreciation and amortization, calculated without regard to the fee. This fee was $1,316,000 for 2002 and $1,285,000 for 2001. The management fee expense for the nine months ended September 30, 2003 and 2002 was $878,000 and $986,000, respectively. The fee is paid not later than March 31 of the year following that for which it was earned. As described above, Messrs. Fox and Paine are co-founders and officers of, and Mr. Thorn is a director of, Fox Paine.


The board of directors has also approved the payment to Fox Paine of a fee equal to 1% of the gross proceeds generated from the sale of our Directories Business, contingent upon closing such sale, plus expenses in connection with such transaction, including the reimbursement by us of the $250,000 consulting fee and transaction bonus paid to Mr. Robinson under the agreement described below. We paid Fox Paine $2,095,000 on May 8, 2003.

Fox Paine entered into a consulting agreement with Mr. Robinson for services rendered for the benefit of us related to the sale of our Directories Business. Under this agreement, Mr. Robinson received a lump-sum consulting fee and transaction bonus of $250,000 in May 2003. As described above, Fox Paine was reimbursed for this expense.

Our board of directors approved the payment of a fee to Fox Paine equal to 1% of the funded capital raised through the old notes offering and the new bank credit facilities, contingent upon closing such transactions, plus expenses in connection with such transactions. On August 28, 2003, we paid to Fox Paine $3,759,703 for this fee, excluding expenses.

On April 17, 2001, we issued an interest-bearing note receivable to Mr. Carson, our President until May 2003, totaling $328,000 to facilitate payment by Mr. Carson of taxes on the income deemed received in connection with exercise of options by Mr. Carson. The note bore interest at the Mid-Term Applicable Federal Rate and was due on April 15, 2005. The note was secured by a pledge of 100,000 shares of the our stock held in Mr. Carson's name. The largest aggregate amount outstanding during 2002 was $342,524. Pursuant to Mr. Carson's employment agreement, the indebtedness was subject to forgiveness over a three-year period or in the event of termination of the employment agreement for specified reasons. Accordingly, $114,403 was forgiven on April 16, 2002 and recognized as compensation expense. Mr. Carson waived certain rights under his employment agreement, contingent upon the closing of the sale of our Directories Business for which he received a fee of $840,000. Included in these waived rights, valued in total at approximately $700,000, Mr. Carson waived the forgiveness terms of this indebtedness that would have occurred during 2003 and 2004. The sale was completed during May of 2003, and Mr. Carson paid off the note balance of $237,983, including accrued interest.


As previously described, we have entered into several long-term contracts with ACS Media LLC, including a 50-year publishing agreement, a 50-year license agreement, a 45-year non-compete agreement, and a 10-year billing and collection agreement. We have a right to minority representation of one manager of the permitted nine managers of ACS Media LLC so long as our long-term contracts with ACS Media LLC are in effect. Currently, Wray T. Thorn, a director of the Company and employee of Fox Paine, our majority shareholder, is a manager of ACS Media LLC.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE NEW BANK CREDIT FACILITIES

Simultaneously with the offering of old notes, our old bank credit facilities were replaced by new ones under a new bank credit agreement with JPMorgan Chase Bank, as administrative agent and collateral agent, and the lenders named therein. This agreement provides for new bank credit facilities consisting of a term loan facility of $200.0 million and a revolving credit facility of $50.0 million. The following is a summary description of the material terms of the new bank credit facilities and is subject to and qualified in its entirety by reference to the new bank credit agreement a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus.

STRUCTURE. Loans under the new bank credit agreement consist of:

       - a new term loan facility in an aggregate principal amount of $200.0 million; and

       - a new revolving credit facility in an aggregate principal amount of $50.0 million, which is available, in part, for letters of credit up to an amount to be agreed upon and up to $10.0 million in the form of swingline loans.

The new term loan facility and the new revolving credit facility constitute our new bank credit facilities. We used a portion of the new term loan facility, together with all of the net proceeds from the offering of the old notes, to repay all of the indebtedness under our old bank credit facilities and paid the transaction costs in connection with the offering of the old notes and our new bank credit facilities. We will use the new revolving loan portion of our new bank credit facilities for general corporate purposes, including permitted acquisitions.

SECURITY; GUARANTEES. Our obligations under our new bank credit facilities are unconditionally and irrevocably guaranteed, jointly and severally, by Parent and by each of Parent's other existing and subsequently acquired or organized domestic subsidiaries, other than ACS Media Holdings LLC. In addition, the new bank credit facilities and the related guarantees are secured by collateral that includes substantially all of the assets of Parent, us, and our domestic subsidiaries, other than ACS Media Holdings LLC, including a first-priority pledge:

       - by Parent of all of our capital stock;

       - to the extent not prohibited by law or any existing contract, by us of the capital stock of companies in which we hold a minority stake;

       - by us of all of the capital stock of all our domestic subsidiaries and, under limited circumstances, some of our foreign subsidiaries, which pledge, in the case of any foreign subsidiary, will, except in limited circumstances, be limited to 65% of the capital stock of the foreign subsidiary; and

       - of, and mortgage on, substantially all of the tangible and intangible assets of the guarantors and us, including accounts receivable, documents, inventory, equipment, intellectual property, investment property, general intangibles, real property, cash and cash accounts, and proceeds of the foregoing, in each case subject to limited exceptions.

Our new bank credit agreement provides for the release of guarantees under limited circumstances.

AVAILABILITY. The availability of our new bank credit facilities is subject to various conditions precedent typical of bank loans including, among other things, the absence of any material adverse change in our business. The full amount of the new term loan facility was drawn in a single drawing simultaneously with the completion of the offering of the old notes. Amounts repaid or prepaid under the term loan facility may not be reborrowed. Amounts repaid under our new revolving credit facility are available for reborrowing on a revolving basis, subject to the terms of such facility.

AMORTIZATION AND INTEREST. Our new term loan facility is repayable in annual principal payments of 1.00% of the outstanding principal each year, with the balance of this facility payable at maturity. The final maturity of the new term loan facility is the earlier of the date that is (a) seven years after the closing of our new bank credit facilities and (b) if our senior subordinated notes have not been refinanced, 90 days prior to the maturity of such senior subordinated notes. The new term loan facility bears interest at an annual rate equal (at our option) to (1) an adjusted London interbank offered rate, or LIBOR, plus 3.25%, or (2) a rate equal to 2.25% plus the greater of the administrative agent's prime rate and the federal funds effective rate plus 0.50%.

Our new revolving credit facility is a five-year facility, and any outstanding balances incurred thereunder would bear interest at an annual rate equal (at our option) to (1) an adjusted LIBOR plus 2.75%, or (2) a rate equal to 1.75% plus the greater of the administrative agent's prime rate and the federal funds effective rate plus 0.50%, in each case subject to adjustment based on our financial performance.

Amounts under the new bank credit facilities not paid when due bear interest at a default rate equal to 2.00% above the otherwise applicable rate.

PREPAYMENTS. Our new bank credit facilities permit us to prepay loans and to permanently reduce revolving credit commitments, in whole or in part, at any time.

We are also required to make mandatory prepayments of our new term loan facility, subject to limited exceptions, with the net cash proceeds of dispositions of assets or issuances of debt of us or any of our subsidiaries. Mandatory and optional prepayments will be applied ratably to the remaining amortization payments under the new bank credit facilities. Any prepayment of adjusted LIBOR loans other than at the end of an interest period will be subject to reimbursement of breakage costs as described in the new bank credit agreement.

FEES. We are required to pay the lenders, on a quarterly basis, a commitment fee equal to 0.75% annually on the undrawn portion of the unused commitments, subject to adjustment based upon our financial performance. We are also required to pay:

       - on a quarterly basis, a commission on the face amount of all outstanding letters of credit equal to the applicable margin then in effect for adjusted LIBOR loans under the revolving credit facility;

       - on a quarterly basis, a fronting fee in an amount to be agreed to on each letter of credit to the issuing bank;

       - standard fees of the issuing bank with respect to issuance, amendment, renewal, or extension of any letters of credit; and

       - fees payable to the administrative agent.

COVENANTS, EVENTS OF DEFAULT. The new bank credit agreement contains customary covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into sale-and-leaseback transactions, make acquisitions, engage in mergers or consolidations, change our business, make capital expenditures, engage in transactions with affiliates, or make investments, loans, or advances. The new bank credit facilities allow us, subject to certain conditions, to have up to an aggregate of $110 million, plus 50% of our cumulative annual excess cash flow, to make restricted payments (e.g., dividends, distributions, stock buy-backs, repurchases of indebtedness, or other restricted payments). In addition, under the new bank credit facilities, we are required to comply with specified financial ratios, including minimum interest-coverage ratios and maximum adjusted leverage ratios, including a senior leverage ratio.

The new bank credit agreement also contains provisions that prohibit any modification of the indenture relating to our senior subordinated notes and any modification of the indenture relating to the exchange notes offered hereby or the old notes, as well as customary representations and warranties, affirmative covenants, and events of default, including cross-default, material judgments, and change in control.

THE 9 3/8% SENIOR SUBORDINATED NOTES DUE 2009

On May 14, 1999, we issued $150.0 million in aggregate principal amount of senior subordinated notes due 2009 in a private transaction not subject to the registration requirements of the Securities Act. Cash interest is payable on the outstanding principal amount of the senior subordinated notes at the annual rate of 9 3/8%. This interest has been payable on May 15th and November 15th of each year since November 15, 1999. In November of 1999, the holders of the senior subordinated notes exchanged them for registered notes in an exchange offer.

The senior subordinated notes rank junior in right of payment to all of our current and future senior indebtedness, rank equally in right of payment to all of our current and future senior subordinated indebtedness, and rank senior in right of payment to all of our current and future subordinated indebtedness. As obligations of a holding company, the senior subordinated notes are effectively subordinated to all of the obligations of our subsidiaries.

The senior subordinated notes are not redeemable until May 15, 2004. Thereafter, the senior subordinated notes will be redeemable at our option for a price equal to 104.688% of the principal amount of the notes declining to 100% of the principal amount of the notes on or after May 15, 2007, in each case plus accrued and unpaid interest. Upon a change of control, as described in the indenture governing the senior subordinated notes, each holder will be able to require us to offer to redeem that holder's senior subordinated notes at a price equal to 101% of the principal amount, subject to restrictions contained in our new bank credit facilities.

The indenture contains various covenants that, among other things, limit:

       - the incurrence of indebtedness by us;

       - the payment of restricted payments, as described in the indenture relating to the senior subordinated notes;

       - the payment of dividends on stock and purchases of stock;

       - the sale of our assets or stock;

       - transactions with affiliates;

       - mergers, consolidations, and sales of assets; and

       - the business activities in which we may engage.

The indenture also limits the extent to which we may permit restrictions on the ability of our subsidiaries to pay dividends and make other distributions. Each of these limitations, however, is subject to qualifications set forth fully in the indenture.

The indenture also contains events of default customary for obligations of this type, including:

       - a default in the payment of interest on the senior subordinated notes when due and payable;

       - the acceleration of debt in an amount in excess of $5.0 million; and

       - the rendering of any judgment for the payment of money in excess of $5.0 million against us,

subject, in each case, to applicable grace periods.

Payment of all amounts outstanding under the senior subordinated notes could be accelerated in the event of a default under the indenture governing them.

PARENT'S DISCOUNT DEBENTURES DUE 2011


On May 14, 1999, Parent issued $46.9 million in aggregate principal amount of senior discount debentures due 2011 and 828,261 warrants, for gross proceeds of $25.0 million, in a private transaction not subject to the registration requirements of the Securities Act. As of September 30, 2003, $17.3 million in aggregate principal amount of the debentures remained outstanding. No cash interest is payable on the discount debentures for five years following issuance, but deferred interest accrues at the annual rate of 13%. On and after May 15, 2004, cash interest will be payable on the outstanding principal amount of the discount debentures, including accrued deferred interest, at the annual rate of 13% payable on May 15th and November 15th of each year, subject to restrictions on dividends from us to Parent contained in the bank credit facilities and the indenture relating to the senior subordinated notes. In October 1999, the holders of the discount debentures exchanged them for registered debentures in an exchange offer. On October 29, 1999, Parent amended the indenture relating to the discount debentures to provide for optional cash interest payments by Parent prior to May 15, 2004.


The discount debentures rank equally in right of payment to all of Parent's current and future senior indebtedness and senior in right of payment to all of Parent's current and future subordinated indebtedness. As obligations of a holding company, the discount debentures are effectively subordinated to all obligations of Parent's subsidiaries, including our obligations under the exchange notes offered hereby, the senior subordinated notes and borrowings under our new bank credit facilities.

The discount debentures are not redeemable until May 15, 2004. Thereafter, the discount debentures will be redeemable at Parent's option at 106.5% of the principal amount declining to 100% of the principal amount on or after May 15, 2009, in each case plus accrued and unpaid interest. Upon a change of control as described in the indenture governing the discount debentures, each holder will be able to require Parent to offer to redeem the holder's discount debentures at a price equal to 101% of accreted value or, if after May 15, 2004, of the principal amount thereof plus accrued and unpaid interest thereon, subject to restrictions contained in our new bank credit facilities and the indenture relating to the senior subordinated notes.

The indenture relating to the discount debentures contains various covenants that, among other things, limit:

       - the incurrence of indebtedness by Parent and its subsidiaries;

       - the payment of restricted payments, as described in the indenture relating to the discount debentures;

       - the payment of dividends on stock and purchases of stock;

       - the sale of assets or stock of Parent's subsidiaries;

       - transactions with affiliates;

       - mergers, consolidations, and sales of assets; and

       - the business activities in which Parent and its subsidiaries may engage.

Each of these limitations, however, is subject to qualifications set forth fully in that indenture.

The indenture relating to the discount debentures also contains events of default customary for obligations of this type, including:

       - a default in the payment of interest on the discount debentures when due and payable;

       - the acceleration of the debt of Parent or any of its subsidiaries, including us, in excess of $5.0 million; and

       - the rendering of any judgment for the payment of money in excess of $5.0 million against Parent,

subject, in each case, to applicable grace periods.

Payment of all amounts outstanding under the discount debentures could be accelerated in the event of a default under the indenture governing them.

                       DESCRIPTION OF THE EXCHANGE NOTES

Definitions of certain terms used in this description of the exchange notes may be found under "Certain definitions." For purposes of this section, the "Issuer" refers only to Alaska Communications Systems Holdings, Inc., and Parent refers only to Alaska Communications Systems Group, Inc. but none of their respective subsidiaries. Parent, certain Subsidiaries of the Issuer and certain future Subsidiaries of the Issuer will guarantee the Exchange Notes and therefore will be subject to many of the provisions contained in this description of the exchange notes. Each company that guarantees the Exchange Notes is referred to in this section as a "Guarantor," and each guarantee of the obligations with respect to the Exchange Notes issued by a Guarantor is termed a "Guarantee."

GENERAL

The Issuer will issue the Exchange Notes under the same Indenture, dated as of August 26, 2003 (the "Indenture"), among the Issuer, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), under which the old notes were issued. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus. We will provide you with a copy of the Indenture upon request. See "Additional information." The Indenture contains provisions that define your rights under the Exchange Notes. In addition, the Indenture governs the obligations of the Issuer and of each Guarantor under the Exchange Notes. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as Holders.

OVERVIEW OF THE EXCHANGE NOTES AND THE GUARANTEES

The Exchange Notes:

       - will be general unsecured obligations of the Issuer;

       - will rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer;

       - will be senior in right of payment to all existing and future Subordinated Obligations of the Issuer;

       - will be effectively subordinated to all Secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness;

       - will be effectively subordinated to all liabilities (including trade payables) and Preferred Stock of each Subsidiary of the Issuer that is not a Guarantor; and

       - will be guaranteed by Parent and each of the Domestic Subsidiaries of the Issuer.

The Guarantees of each Guarantor:

       - will be general unsecured obligations of such Guarantor;

       - will rank equally in right of payment with all existing and future Senior Indebtedness of such Guarantor;

       - will be senior in right of payment to all existing and future Subordinated Obligations of such Guarantor; and

       - will be effectively subordinated to any Secured Indebtedness of such Guarantor and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

PRINCIPAL, MATURITY AND INTEREST

We will initially issue Exchange Notes in an aggregate principal amount of $182 million. The Exchange Notes will mature on August 15, 2011. We will issue the Exchange Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.


Each Exchange Note we issue will bear interest at a rate of 9 7/8% beginning on August 26, 2003, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on the August 1 or February 1 immediately preceding the interest payment date on August 15 and February 15 of each year. The first interest payment date will be August 15, 2004. We will pay interest on overdue principal at 1% per annum in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.


The old notes were issued with original issue discount. A Holder of an Exchange Note will be required to include such discount in taxable income on a constant yield basis over the life of the Exchange Note without regard to when cash attributable to such income is actually received by the Holder. See "Certain federal income tax considerations" for a more detailed discussion of the taxation of the original issue discount.

INDENTURE MAY BE USED FOR FUTURE ISSUANCES

We may issue additional Notes having identical terms and conditions to the Exchange Notes we are offering hereby (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Exchange Notes that we are currently offering and will vote on all matters with such Exchange Notes.

PAYING AGENT AND REGISTRAR

We will pay the principal of, premium, if any, and interest (including additional interest, if any) on the Exchange Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, the City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Issuer in such matters (the "Paying Agent"). The location of the corporate trust office is 101 Barclay Street, Floor 8W, New York, New York 10286. We reserve the right, however, to pay interest to Holders by check mailed directly to Holders at their registered addresses.

Holders may exchange or transfer their Exchange Notes at the location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes. We may, however, require Holders to pay any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

OPTIONAL REDEMPTION

Except as set forth in the following paragraph, we may not redeem the Exchange Notes at our option prior to August 15, 2007. After this date, we may redeem the Exchange Notes in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (including additional interest, if any) thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on August 15 of the years set forth below:

------------------------------------------------------------------------
                                                              REDEMPTION
                            YEAR                                PRICE
------------------------------------------------------------------------
2007........................................................    104.938%
2008........................................................    103.292%
2009........................................................    101.646%
2010 and thereafter.........................................    100.000%
------------------------------------------------------------------------

Prior to August 15, 2006, we may, at our option, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the Exchange Notes with the Net Cash Proceeds of one or more Equity Offerings (1) by the Issuer or (2) by Parent to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest (including additional interest, if any) thereon, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that after giving effect to any such redemption:

    (1) at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

    (2) any such redemption by the Issuer must be made within 90 days of such related Equity Offering by the Issuer or Parent, as the case may be, and must be made upon not less than 30 nor more than 60 days' notice mailed to each Holder of Exchange Notes being redeemed and otherwise in accordance with certain procedures set forth in the Indenture.

SELECTION

If we partially redeem the Exchange Notes, the Trustee will select the Exchange Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate (and in such manner as complies with applicable legal requirements); PROVIDED that no Exchange Note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any Exchange Note in part only, the notice of redemption relating to such Exchange Note shall state the portion of the principal amount of such Exchange Note to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion of such Exchange Note will be issued in the name of the Holder upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions of Exchange Notes called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest (including additional interest, if any) on, the Exchange Notes to be redeemed.

RANKING

The indebtedness evidenced by the Exchange Notes (and any additional interest) will be unsecured Senior Indebtedness of the Issuer, will rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer and will be senior in right of payment to all existing and future Subordinated Obligations of the Issuer. The Exchange Notes also will be effectively subordinated to any Secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness. The Exchange Notes and the Guarantees will constitute Designated Senior Indebtedness for purposes of the indenture governing our 9 3/8% Senior Subordinated Notes due 2009 and guarantees thereof.

The Guarantees will be unsecured Senior Indebtedness of the applicable Guarantor, will rank equally in right of payment with all existing and future Senior Indebtedness of such Guarantor and will be senior in right of payment to all existing and future Subordinated Obligations of such Guarantor. The Guarantees also will be effectively subordinated to any Secured Indebtedness of the applicable Guarantor and its Subsidiaries to the extent of the value of the assets securing such Secured Indebtedness.


As of September 30, 2003, there was outstanding:



       - $385.9 million of Senior Indebtedness of the Issuer, of which $208.9 million was Secured Indebtedness (exclusive of unused commitments under the Credit Agreement);



       - $17.3 million of Senior Indebtedness of Parent (one of the Guarantors), none of which was Secured Indebtedness (exclusive of guarantees of unused commitments under the Credit Agreement);



       - $6.1 million of Senior Indebtedness of the Subsidiary Guarantors, of which $5.1 million was Secured Indebtedness (exclusive of guarantees of unused commitments under the Credit Agreement), and $50.9 million of total liabilities, including trade payables, of the Subsidiary Guarantors;


       - no liabilities (including trade payables) and preferred stock of the Subsidiaries that are not Guarantors; and

       - $150.0 million of Subordinated Indebtedness of the Issuer, Parent and the Subsidiary Guarantors, consisting of our 9 3/8% Senior Subordinated Notes due 2009 and guarantees thereof.

Although the amount of additional Indebtedness we can Incur is limited by the terms of our financing arrangements, we and our Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness and may also be Secured Indebtedness. In addition, the Indenture will not limit the incurrence of Indebtedness by Parent. See "--Restrictive covenants--Limitation on indebtedness" below.

GUARANTEES

We currently conduct all of our operations through our Subsidiaries. Parent and all of the Domestic Subsidiaries of the Issuer existing on the Closing Date and certain future Subsidiaries of the Issuer (collectively referred to as the "Guarantors"), as primary obligors and not merely as sureties, will, jointly and severally and irrevocably and unconditionally, guarantee on an unsecured senior basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Exchange Notes, whether for payment of principal of, or interest (including additional interest, if any) on, the Exchange Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors, the "Guaranteed Obligations"). Such Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, the Issuer will cause each Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will guarantee payment of the Exchange Notes. See "--Restrictive covenants--Future guarantors."

Each Guarantee is a continuing guarantee and shall, except as described in the immediately succeeding paragraph, (1) remain in full force and effect until payment in full of all the Guaranteed Obligations, (2) be binding upon each Guarantor and its successors, and (3) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

Any Guarantee by a Subsidiary of the Issuer will be automatically released upon the sale (including through merger or consolidation) of the Capital Stock, or all or substantially all the assets, of the applicable Subsidiary if such sale is made in compliance with the covenant described under " --Restrictive covenants--Limitation on sales of assets and subsidiary stock." In addition, if any such Subsidiary is released from its guarantees of, and all pledges and security guaranteed in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Subsidiary of the Issuer, then such Guarantor shall be automatically released and relieved of any obligations under its Guarantee. A Guarantee by a Subsidiary of the Issuer also will be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary of the Issuer as a result of any foreclosure of any pledge or security interest securing Bank Indebtedness or other exercise of remedies in respect thereof if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreement.


ACS Media Holdings LLC is the only Subsidiary of the Issuer that is an Unrestricted Subsidiary of the Issuer. Under certain circumstances, the Issuer will be able to designate other current or future direct or indirect Subsidiaries of the Company as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be Guarantors of the Exchange Notes or subject to any of the restrictive covenants set forth in the Indenture. As of September 30, 2003, ACS Media Holdings LLC had assets of $10 thousand on a book-value basis. On a pro forma basis, ACS Media Holdings LLC would have generated $14 thousand in other non-operating income and EBITDA for fiscal year 2002, and $10 thousand in other non-operating income and EBITDA for the nine months ended September 30, 2003.

CHANGE OF CONTROL

Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Issuer to repurchase all or any part of such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including additional interest, if any) thereon to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to repurchase the Exchange Notes pursuant to this section in the event that it has exercised its right to redeem all the Exchange Notes under the terms described under "--Optional redemption":

    (1) (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Parent or the Issuer and (b) the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Parent or the Issuer than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent or the Issuer, as the case may be (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner (as defined in clause (a) above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

    (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer or Parent, as the case may be (together with any new directors
        (a) whose election by such Board of Directors of Parent or the Issuer, as the case may be, or whose nomination for election by the shareholders of Parent or the Issuer, as the case may be, was approved by a majority vote of the directors of Parent or the Issuer, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) who are designees of the Permitted Holders or were nominated by the Permitted Holders), cease for any reason to constitute a majority of the Board of Directors of the Issuer or Parent, as the case may be, then in office;

    (3) the adoption of a plan relating to the liquidation or dissolution of Parent or the Issuer;

    (4) the merger or consolidation of Parent or the Issuer with or into another Person or the merger of another Person with or into Parent or the Issuer, or the sale of all or substantially all the assets of Parent or the Issuer to another Person (other than a

       Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of Parent or the Issuer that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of Parent or the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee; or

    (5) the Issuer ceases to be a Wholly Owned Subsidiary of Parent.

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Exchange Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately succeeding paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

    (1) repay in full all Bank Indebtedness or, if doing so will allow the repurchase of Exchange Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

    (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Exchange Notes as provided for in the immediately succeeding paragraph.

Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

    (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest (including additional interest, if any) thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

    (2) the circumstances and relevant facts and financial information regarding such Change of Control;

    (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

    (4) the instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Exchange Notes purchased.

In the event that Holders of not less than 98% of the principal amount of the outstanding Exchange Notes accept a Change of Control Offer and the Issuer purchases all of the Exchange Notes held by such Holders, the Issuer will have the right, on not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described below, to redeem all of the Exchange Notes that remain outstanding following such purchase at the purchase price specified in the Change of Control Offer plus, to the extent not included in the purchase price specified in the Change of Control Offer, accrued and unpaid interest (including additional interest, if any) thereon, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

The Issuer will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings. Restrictions on the ability of the Issuer to Incur additional Indebtedness and related matters are contained in the covenant described under "--Restrictive covenants--Limitation on indebtedness," "--Restrictive covenants--Limitation on liens" and "--Restrictive covenants--Limitation on sale/leaseback transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Issuer may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Exchange Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the Holders upon a repurchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Exchange Notes.

RESTRICTIVE COVENANTS

The Indenture contains covenants including, among others, the following:

LIMITATION ON INDEBTEDNESS.

    (1) The Issuer will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Issuer or any Restricted Subsidiary may Incur

       Indebtedness if on the date of such Incurrence and after giving effect thereto the Debt to EBITDA Ratio would be less than 6:1; PROVIDED FURTHER, HOWEVER, that, if such Indebtedness proposed to be Incurred pursuant to the preceding proviso is Senior Indebtedness, such Senior Indebtedness may not be Incurred unless on the date of such Incurrence and after giving effect thereto the Senior Debt to EBITDA Ratio would be less than 4.5:1.

    (2) Notwithstanding the foregoing paragraph (1), the Issuer and its Restricted Subsidiaries may Incur the following Indebtedness:

       (a) Bank Indebtedness in an aggregate principal amount not to exceed $325 million less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness; PROVIDED, HOWEVER, that Bank Indebtedness in excess of $250 million may only be incurred if, after giving effect to such Incurrence, the Senior Debt to EBITDA Ratio would be less than 4.5:1;

       (b) Indebtedness of the Issuer owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that (i) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (ii) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes;

       (c) Indebtedness (i) represented by the Exchange Notes (not including any Additional Notes) and the Guarantees, (ii) outstanding on the Closing Date (other than the Indebtedness described in clauses (a) and (b) above), (iii) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (c) (including Indebtedness Refinancing Indebtedness) or the foregoing paragraph
           (1), or (iv) consisting of guarantees of any Indebtedness permitted under clauses (a) and (b) of this paragraph (2);

       (d) (i) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of, or was otherwise acquired by, the Issuer); PROVIDED, HOWEVER, that on the date that such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph
           (1) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (d) and (ii) Refinancing Indebtedness Incurred by the Issuer or a Restricted Subsidiary in respect of Indebtedness Incurred pursuant to this clause (d);

       (e) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Issuer and the Restricted Subsidiaries in the ordinary course of their business;

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

       (f) Purchase Money Indebtedness and Capitalized Lease Obligations in an aggregate principal amount not in excess of $20 million at any time outstanding;

       (g) Hedging Obligations of the Issuer or any Guarantor directly related to Indebtedness permitted to be Incurred by the Issuer or any Guarantor pursuant to the Indenture for the purpose of fixing or hedging interest rate risk or currency fluctuations; or

       (h) (i) Indebtedness of another Person Incurred and outstanding on or prior to the date on which such Person consolidates with or merges with or into the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person consolidates with or merges with or into the Issuer); PROVIDED, HOWEVER, that on the date that such transaction is consummated, the Issuer would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (1) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (h) and (ii) Refinancing Indebtedness Incurred by the Issuer or the Successor Issuer (as defined under "--Merger and consolidation") in respect of Indebtedness Incurred pursuant to subclause (i) of this clause (h).

    (3) Notwithstanding the foregoing, the Issuer may not Incur any Indebtedness pursuant to paragraph (2) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations, unless such Indebtedness will be subordinated to the Exchange Notes to at least the same extent as such Subordinated Obligations.

    (4) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

       (a) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause
            (2)(a) above;

       (b) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

       (c) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Issuer, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

LIMITATION ON RESTRICTED PAYMENTS.

    (1) The Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

       (a) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Issuer or any Subsidiary of the Issuer) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or Preferred Stock) and except dividends or distributions payable to the Issuer or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Issuer or other Restricted Subsidiaries, to its other shareholders on a pro rata basis);

       (b) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Parent, the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or another Restricted Subsidiary;

       (c) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or

       (d) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Issuer or such Restricted Subsidiary makes such Restricted
           Payment:

          (i) a Default will have occurred and be continuing (or would result therefrom);

          (ii) the Issuer could not Incur at least $1.00 of additional Indebtedness under paragraph (1) of the covenant described under "--Limitation on indebtedness"; or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

              (A) (i) 100% of EBITDA accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurred to the end of the most recent fiscal quarter for which financial statements are publicly available (or, in case such EBITDA will be a deficit, minus 100% of such deficit); minus

                  (ii) 140% of Consolidated Interest Expense accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurred to the end of the most recent fiscal quarter for which financial statements are publicly available; plus

                  (iii) $120 million; plus

              (B) the aggregate Net Cash Proceeds received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than (x) an issuance or sale to a Subsidiary of the Issuer,
                   (y) an issuance or sale to an employee stock ownership plan or other trust established by the Issuer or any of its Subsidiaries or (z) to the extent used in accordance with clause (2)(e)(ii) or
                 (2)(f)(iii)(B) below); plus

              (C) the aggregate Net Cash Proceeds received by the Issuer from the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of any Investments previously made by the Issuer or a Restricted Subsidiary and treated as a Restricted Payment; PROVIDED that the amount added pursuant to this clause (C) shall not exceed the amount treated as a Restricted Payment and not previously added pursuant to this paragraph (iii); plus

              (D) the amount by which Indebtedness of the Issuer or its
                  Restricted Subsidiaries is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Closing Date of any Indebtedness of the Issuer or its Restricted Subsidiaries issued after the Closing Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash or the fair market value of other property distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange); plus

              (E) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Issuer or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued, in each case, as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; plus

              (F)  $5 million.

    (2) The provisions of the foregoing paragraph (1) will not prohibit:

       (a) any purchase, repurchase, retirement, defeasance or other acquisition or retirement for value of Capital Stock or Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or other trust established by the Issuer or any of its Subsidiaries); PROVIDED, HOWEVER, that:

          (i) such Restricted Payment will be excluded in the calculation of the amount of Restricted Payments; and

          (ii) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (a) will be excluded from the calculation of amounts under clause (B) of paragraph (iii) above;

       (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer that is permitted to be Incurred pursuant to paragraph (2) of the covenant

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          described under "--Limitation on indebtedness"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

       (c) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on sales of assets and subsidiary stock"; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments;

       (d) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend will be included in the calculation of the amount of Restricted Payments;

       (e) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Issuer or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases, together with any amounts or other distributions to Parent under the following paragraph (f)(iii), shall not exceed in any calendar year the sum of (i) $5 million plus (ii) the Net Cash Proceeds (A) received since the Closing Date by the Issuer or received by Parent and contributed to the Issuer from the sale of Capital Stock to employees, consultants and directors of Parent or the Issuer and (B) not previously credited to any repurchase or other acquisition of such shares or options to purchase shares of common stock pursuant to this clause (2)(e)(ii) or clause (2)(f)(iii)(B) below; PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions of shares, or options to purchase shares of common stock shall be included in the calculation of the amount of Restricted Payments; and

       (f) payment of dividends, other distributions or other amounts by the Issuer solely for the purposes set forth in clauses (i) through (iv) below; PROVIDED, HOWEVER, that such dividend, distribution or amount set forth in clauses (i), (iii) and (iv) (but not clause (ii)) shall be included in the calculation of the amount of Restricted Payments for the purposes of paragraph (1) above:

          (i) to Parent in amounts equal to the amounts required for Parent to pay franchise taxes and other fees required to maintain its corporate existence and to provide for other operating costs of up to $7.5 million per fiscal year;

          (ii) to Parent in amounts equal to amounts required for Parent to pay U.S. federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

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          (iii) to Parent in amounts equal to amounts expended by Parent to repurchase or otherwise acquire shares of, or options to purchase shares of, common stock of Parent from employees, former employees, consultants, former consultants, directors or former directors of Parent, the Issuer or any of the Issuer's Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock of Parent; PROVIDED, HOWEVER, that the aggregate amount paid, loaned or advanced to Parent pursuant to this clause (iii), together with the amounts of any repurchases or other acquisitions under clause (e) above, shall not exceed in any calendar year the sum of (A) $5 million plus
                (B) the Net Cash Proceeds received (1) since the Closing Date by the Issuer or received by Parent and contributed to the Issuer from the sale of Capital Stock to employees, consultants and directors of Parent or the Issuer and (2) not previously credited to any repurchase or other acquisition of such shares or options to purchase shares of common stock pursuant to this clause (2)(f)(iii)(B) or clause (2)(e)(ii) above; and

          (iv) to Parent in amounts equal to amounts necessary for Parent to make loans or advances to employees in the ordinary course of business in accordance with past practices of the Issuer, but in any event not to exceed, when aggregated with amounts loaned or advanced under clause (6) of the definition of "Permitted Investments," $5 million in the aggregate outstanding at any one time.

LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any of its Restricted Subsidiaries;

    (2) make any loans or advances to the Issuer or any of its Restricted Subsidiaries; or

    (3) transfer any of its property or assets to the Issuer or any of its Restricted Subsidiaries, except:

       (a) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

       (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer) and outstanding on such date;

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       (c)  any encumbrance or restriction pursuant to an agreement effecting a
            Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) above or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) above or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

       (d) in the case of clause (3), any encumbrance or restriction:

          (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract; or

          (ii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

       (e) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

       (f) any encumbrance or restriction relating to Purchase Money Indebtedness or Capitalized Lease Obligations for property acquired in the ordinary course of business that imposes restrictions on the ability of the Issuer or a Restricted Subsidiary to sell, lease or transfer the acquired property to the Issuer or its Restricted Subsidiaries;

       (g) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

       (h) any encumbrance or restriction contained in joint venture agreements and other similar agreements entered into in the ordinary course of business and customary for such types of agreements.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

    (1) The Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

       (a) the Issuer or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

       (b) at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash; PROVIDED that the following shall be deemed to be cash for purposes of this clause (b):
           (i) the amount of any liabilities (as shown on the Issuer's, or such Restricted Subsidiary's, most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Notes or the Guarantees) that are assumed by the transferee of any such assets, (ii) the amount of any securities received by the Issuer or such Restricted Subsidiary from such transferee that are

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          converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Disposition, (iii) the fair market value of any Telecommunications Assets received by the Issuer in such Asset Disposition and (iv) the fair market value of any Permitted Joint Venture Interests received by the Issuer or any Restricted Subsidiary in such Asset Disposition; PROVIDED that the aggregate fair market value of all Permitted Joint Venture Interests received pursuant to this clause (iv), valued, in each case, at the time of receipt, shall not exceed 10% of Consolidated Net Tangible Assets (for purposes of this paragraph (b), all determinations of fair market value shall be made in good faith by the Board of Directors and evidenced by an Officers' Certificate delivered to the Trustee); and

       (c) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be):

          (i) first, to the extent the Issuer elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, purchase or otherwise acquire Bank Indebtedness of the Issuer or of a Wholly Owned Subsidiary within 180 days of the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (ii) second, to the extent of the balance of Net Available Cash after application in accordance with clause (i) above, to the extent the Issuer or such Restricted Subsidiary elects to, or enters into a binding agreement to, reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with cash in an amount equal to the amount of Net Available Cash received by, or to be received by, the Issuer or another Restricted Subsidiary) within 180 days of the later of such Asset Disposition or the receipt of such Net Available Cash; and

          (iii) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i) and (ii) above, to make an Offer (as defined in clause (2) below) to purchase Exchange Notes pursuant to and subject to the conditions set forth in paragraph (2) below; PROVIDED, HOWEVER, that, if the Issuer elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Exchange Notes and other Senior Indebtedness of the Issuer;

                PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (i) or
                (iii) above, the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Upon completion of any Offer, the amount of Net Available Cash shall be reset at zero and the Issuer shall be entitled to use any remaining proceeds for any corporate purposes to the extent permitted under the Indenture. Notwithstanding the foregoing provisions of this covenant, the Issuer and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $10 million.

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    (2) In the event of an Asset Disposition that requires the purchase of
        Exchange Notes pursuant to clause (c)(iii) above, the Issuer will be required to offer to purchase Exchange Notes tendered pursuant to an offer by the Issuer for the Exchange Notes (an "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest (including additional interest, if any) thereon, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture and to purchase other Senior Indebtedness on the terms and to the extent contemplated thereby. The Issuer will not be required to make an Offer for Exchange Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (c)(i) and (c)(ii) above) is less than $10 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (3) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

LIMITATION ON TRANSACTIONS WITH AFFILIATES. (1) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer (an "Affiliate Transaction") unless such Affiliate Transaction is on terms:

    (a) that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

    (b) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million:

       (i)  are set forth in writing; and

       (ii) have been approved by a majority of the members of the Board of Directors having no personal stake, other than as a holder of Capital Stock of Parent, the Issuer or such Restricted Subsidiary, in such Affiliate Transaction; and

    (c) that, in the event such Affiliate Transaction involves an amount in excess of $15 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries.

(2) The provisions of paragraph (1) above will not prohibit:

    (a) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on restricted payments";

    (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

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    (c)  the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors;

    (d) loans or advances to employees in the ordinary course of business in accordance with past practices of the Issuer, but in any event not to exceed $10 million in the aggregate outstanding at any one time;

    (e) the payment of reasonable fees to directors of the Issuer and its Subsidiaries who are not employees of the Issuer or its Subsidiaries;

    (f) any transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries;

    (g) customary indemnification and insurance arrangements in favor of officers, directors, employees and consultants of Parent, the Issuer or any of the Restricted Subsidiaries;

    (h) payments by the Issuer or any of its Restricted Subsidiaries to Fox Paine and its Affiliates for any financial advisory, financing, underwriting or other placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors referred to in clause (b)(ii) above in good faith;

    (i) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of the obligations under the terms of, any stockholders agreements (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, as such agreements may be amended from time to time pursuant to the terms thereof; PROVIDED, HOWEVER, that the terms of any such amendment are no less favorable to the Holders than the terms of any such agreements in effect as of the Closing Date; and

    (j) the issuance of Capital Stock (other than Disqualified Stock) of the Issuer for cash to any Permitted Holder.

LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Issuer will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except:

    (1) to the Issuer or a Wholly Owned Subsidiary;

    (2) if, immediately after giving effect to such issuance, sale or other disposition, neither the Issuer nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

    (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on restricted payments" if made on the date of such issuance, sale or other disposition.

The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "--Limitation on sales of assets and subsidiary stock."

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LIMITATION ON LIENS. The Issuer will not, and will not permit any Restricted
Subsidiary to, directly or indirectly, Incur or permit to exist any Lien on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Exchange Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

SEC REPORTS. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Issuer shall furnish to the Trustee and Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Issuer or Parent to its public shareholders generally. The Issuer also will comply with the other provisions of Section 314(a) of the TIA.

FUTURE GUARANTORS. The Issuer will cause each Domestic Subsidiary to become a Guarantor and execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Domestic Subsidiary will guarantee payment of the Exchange Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Domestic Subsidiary without rendering the Guarantee, as it relates to such Domestic Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

LIMITATION ON LINES OF BUSINESS. The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

    (1) the Issuer or such Restricted Subsidiary would be entitled to:

       (a) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "--Limitation on indebtedness" and

       (b) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Exchange Notes pursuant to the covenant described under "--Limitation on liens";

    (2) the net proceeds received by the Issuer or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property; and

    (3) the transfer of such property is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, the covenant described under "--Limitation on sales of assets and subsidiary stock."

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MERGER AND CONSOLIDATION

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

    (1) the resulting, surviving or transferee Person (the "Successor Issuer") will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Issuer (if not the Issuer) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Exchange Notes and the Indenture;

    (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

    (3) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur an additional $1.00 of Indebtedness under paragraph (1) of the covenant described under "--Restrictive covenants--Limitation on indebtedness";

    (4) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

    (5) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

Notwithstanding the foregoing clause (2) or (3), the Issuer may merge with an Affiliate incorporated or formed solely for the purpose of reincorporating the Issuer in another jurisdiction.

The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but the Issuer, in the case of a conveyance, transfer or lease of all or substantially all its assets, will not be released from the obligation to pay the principal of and interest on the Exchange Notes.

In addition, the Issuer will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

    (1) the resulting, surviving or transferee Person will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person (if not such Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee;

    (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

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    (3) the Issuer will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing clause (2), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary.

DEFAULTS

Each of the following is an "Event of Default":

    (1) a default in any payment of interest on any Note when due and payable, whether or not prohibited by the provisions described under "--Ranking," continued for 30 days;

    (2) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking";

    (3) the failure by the Issuer to comply with its obligations under the covenant described under "--Merger and consolidation";

    (4) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of control" or "--Restrictive covenants" (in each case, other than a failure to purchase Exchange Notes);

    (5) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Exchange Notes or the Indenture;

    (6) the failure by the Issuer or any Subsidiary of the Issuer to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Subsidiary of the Issuer) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the Indenture;

    (7) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the "bankruptcy provisions");

    (8) the rendering of any judgment or decree for the payment of money in excess of $5.0 million or its foreign currency equivalent against the Issuer or a Subsidiary of the Issuer, to the extent such judgment or decree is not covered by insurance or is in excess of insurance coverage, if such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

    (9) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor or Person acting by or on behalf of such Guarantor denies or disaffirms such Guarantor's obligations under the Indenture or any Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.

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The foregoing will constitute Events of Default whatever the reason for any such
Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4), (5) or (6) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Exchange Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clauses (4),
(5) or (6) above after receipt of such notice.

If an Event of Default (other than an Event of Default under the bankruptcy provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Exchange Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Exchange Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions occurs, the principal of and interest on all the Exchange Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Exchange Notes may rescind any such acceleration with respect to the Exchange Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Exchange Notes unless:

    (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

    (2) Holders of at least 25% in principal amount of the outstanding Exchange Notes have requested the Trustee in writing to pursue the remedy;

    (3) such Holders have offered the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

    (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

    (5) the Holders of a majority in principal amount of the outstanding Exchange Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Exchange Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification

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satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 30 days after it is known to a Responsible Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Issuer will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Events of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

Subject to certain exceptions, the Indenture or the Exchange Notes may be amended with the written consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Exchange Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

    (1) reduce the amount of Exchange Notes whose Holders must consent to an amendment;

    (2) reduce the rate of or extend the time for payment of interest or any additional interest on any Note;

    (3) reduce the principal of or extend the Stated Maturity of any Note;

    (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional redemption";

    (5) make any Note payable in money other than that stated in the Note;

    (6) impair the right of any Holder to receive payment of principal of, and interest or any additional interest on, such Holder's Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Exchange Notes;

    (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

    (8) modify the Guarantees in any manner adverse to the Holders.

Without the consent of any Holder, the Issuer and the Trustee may amend the Indenture to:

       - cure any ambiguity, omission, defect or inconsistency;

       - provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture;

       - provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (PROVIDED that the uncertificated Exchange Notes are issued in

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         registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in
         Section 163(f)(2)(B) of the Code);

       - add additional Guarantees with respect to the Exchange Notes;

       - secure the Exchange Notes;

       - add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer;

       - make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture;

       - provide for the issuance of the Exchange Notes or Additional Notes; or

       - comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Issuer will be required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

A Holder will be able to transfer or exchange Exchange Notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuer will not be required to transfer or exchange any Exchange Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Exchange Notes to be redeemed. The Exchange Notes will be issued in registered form and the Holder will be treated as the owner of such Exchange Note for all purposes.

DEFEASANCE

The Issuer may at any time terminate all its obligations under the Exchange Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Exchange Notes, to replace mutilated, destroyed, lost or stolen Exchange Notes and to maintain a registrar and paying agent in respect of the Exchange Notes. In addition, the Issuer may at any time terminate:

    (1) its obligations under the covenants described under "--Restrictive covenants" or

    (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" and the limitations contained in clauses (3) and (4) under the first paragraph under "--Merger and consolidation" ("covenant defeasance").

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In the event that the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "--Defaults" or because of the failure of the Issuer to comply with clause (3) or (4) under the first paragraph under "--Merger and consolidation."

In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest (including additional interest, if any) on, the Exchange Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

The Bank of New York is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Exchange Notes.

GOVERNING LAW

The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

"Additional Assets" means:

    (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the

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purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Restrictive covenants--Limitation on transactions with affiliates" and "--Restrictive covenants--Limitation on sales of assets and subsidiary stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Parent or the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

"Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

    (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

    (2) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

    (3) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above:

       (a) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Wholly Owned Subsidiary;

       (b) for purposes of the provisions described under "--Restrictive covenants--Limitation on sales of assets and subsidiary stock" only, a disposition subject to the covenant described under "--Restrictive covenants--Limitation on restricted payments";

       (c) a disposition of assets with a fair market value of less than $100,000;

       (d) a disposition of Temporary Cash Investments or goods held for sale in the ordinary course of business or obsolete equipment or other obsolete assets in the course of business consistent with past practices of the Issuer;

       (e) the disposition of all or substantially all of the assets of the Issuer in a manner permitted under the covenant described under "--Merger and consolidation" or any disposition that constitutes a Change of Control under the Indenture; and

       (f) the lease, assignment or sublease of any real or personal property in the ordinary course of business).

"Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Exchange Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

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"Average Life" means, as of the date of determination, with respect to any
Indebtedness or Preferred Stock, the quotient obtained by dividing:

    (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

    (2) the sum of all such payments.

"Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the notes issued pursuant thereto, the guarantees thereof, the collateral documents relating thereto and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

"Business Day" means each day that is not a Legal Holiday.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

"Closing Date" means the date of the Indenture.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Issuer and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating:

    (1) all intercompany items between the Issuer and any Restricted Subsidiary; and

    (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

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"Consolidated Interest Expense" means, for any period, the total interest expense of the Issuer and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Issuer and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense:

    (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

    (2)  amortization of debt discount and debt issuance costs;

    (3)  capitalized interest;

    (4)  non-cash interest expense;

    (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing;

    (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Issuer or any Restricted Subsidiary;

    (7) amortization of net costs associated with Hedging Obligations (including amortization of fees);

    (8) dividends in respect of all Disqualified Stock of the Issuer and all Preferred Stock of any of the Subsidiaries of the Issuer, to the extent held by Persons other than the Issuer or a Wholly Owned Subsidiary;

    (9) interest Incurred in connection with investments in discontinued operations; and

    (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust.

"Consolidated Net Income" means, for any period, the net income of the Issuer and its Consolidated Subsidiaries for such period; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

    (1) any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

       (a) subject to the limitations contained in clause (4) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or other assets actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

       (b) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

    (2) any net income (or loss) of any Person acquired by the Issuer or a Subsidiary of the Issuer in a pooling of interests transaction for any period prior to the date of such acquisition;

    (3) any net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its net

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       income is not, at the date of determination, permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived, except that the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (4) any gain (but not loss) realized upon the sale or other disposition of any asset of the Issuer or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (5) any extraordinary or otherwise nonrecurring gain or loss; and

    (6) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "--Restrictive covenants--Limitation on restricted payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (1)(d)(iii)(E) thereof.

"Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Issuer and its Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

    (1) minority interests in Consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

    (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

    (3) any revaluation or other write-up in book value of assets subsequent to the date of the Indenture as a result of a change in the method of valuation in accordance with GAAP consistently applied;

    (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

    (5) treasury stock;

    (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

    (7) Investments in and assets of Unrestricted Subsidiaries.

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"Consolidation" means the consolidation of the accounts of each of the
Restricted Subsidiaries with those of the Issuer in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Issuer or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

"Credit Agreement" means the credit agreement entered into as of August 26, 2003 among the Issuer, Parent, the financial institutions named therein and JPMorgan Chase Bank, as Administrative Agent, as amended, waived or otherwise modified from time to time (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Exchange Notes at the time outstanding), including any such amendments or modifications (or any other credit agreement or credit agreements) that replace, refund or refinance any or a portion of the commitments or loans thereunder, up to a maximum principal amount not to exceed $325 million.

"Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

"Debt to EBITDA Ratio" as of any date of determination means the ratio of:

    (1) Total Consolidated Indebtedness as of the date of determination to

    (2) EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available; PROVIDED, HOWEVER, that:

       (a) if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Debt to EBITDA Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

       (b) if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period;

       (c) if since the beginning of such period, the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Issuer or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect

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          thereto (including the Incurrence of any Indebtedness) as if such
          Investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication, (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and
          Article XI of Regulation S-X under the Exchange Act, (y) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by the Issuer during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; PROVIDED that in either case such adjustments are set forth in an Officers' Certificate that has been signed by the Issuer's chief executive officer and chief financial officer and that states
          (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture; and

       (d) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of twelve months).

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable for Indebtedness or Disqualified Stock;
        or

    (3) is redeemable at the option of the holder thereof, in whole or in part;

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in each case on or prior to the first anniversary of the Stated Maturity of the
Exchange Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Exchange Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "--Change of control" and "--Restrictive covenants--Limitation on sale of assets and subsidiary stock."

"Domestic Subsidiary" means any Restricted Subsidiary of the Issuer other than a Foreign Subsidiary.

"EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income:

    (1) income tax expense of the Issuer and its Consolidated Restricted Subsidiaries;

    (2) Consolidated Interest Expense;

    (3) depreciation expense of the Issuer and its Consolidated Restricted Subsidiaries;

    (4) amortization expense of the Issuer and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

    (5) all other non-cash charges of the Issuer and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period, but that will not be expensed in such future periods);

in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

"Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Issuer or Parent, other than offerings of the Issuer or Parent of the type that can be registered on Form S-8.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Foreign Subsidiary" means any Restricted Subsidiary of the Issuer that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

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"GAAP" means generally accepted accounting principles in the United States of
America as in effect as of the Closing Date, including those set forth in:

    (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

    (2) statements and pronouncements of the Financial Accounting Standards
        Board;

    (3) such other statements by such other entities as approved by a significant segment of the accounting profession; and

    (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

"guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a correlative meaning. The term "guarantor" shall mean any Person guaranteeing any obligation.

"Guarantee" means each guarantee of the obligations with respect to the old notes issued by a Guarantor pursuant to the terms of the Indenture.

"Guarantor" means Parent and the Domestic Subsidiaries of the Issuer.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

"Holder" means the Person in whose name an Exchange Note is registered on the registrar's books.

"Incur" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person is merged or consolidated with the Issuer or becomes a Subsidiary of the Issuer (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Subsidiary of the Issuer. The term "Incurrence" when used as a noun shall have a correlative meaning. The

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accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

"Indebtedness" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

    (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

    (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and contingent obligations to pay earn-outs), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

    (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

    (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

    (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of:

       (a) the fair market value of such asset at such date of determination and

       (b) the amount of such Indebtedness of such other Persons;

    (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

    (9) all obligations of the type referred to in clauses (1) through (8) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

"Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or a beneficiary.

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"Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Restrictive covenants--Limitation on restricted payments":

    (1) "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

       (a) the Issuer's Investment in such Subsidiary at the time of such redesignation less

       (b) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

    (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case, as determined in good faith by the Board of Directors.

"Issuer" means Alaska Communications Systems Holdings, Inc., a Delaware corporation, but none of its subsidiaries.

"Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

"Management Group" means the group consisting of current and former directors and executive officers of the Issuer.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

    (1) all legal fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

    (2) all payments, including any prepayment premiums or penalties, made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in

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       accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

    (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

    (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

"Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Issuer.

"Officers' Certificate" means a certificate signed by two Officers.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

"Parent" means Alaska Communications Systems Group, Inc., a Delaware corporation, but none of its subsidiaries.

"Permitted Holders" means Fox Paine Capital Fund, L.P., and its Affiliates, FPC Investors, L.P., ALEC Coinvestment Fund I, LLC, ALEC Coinvestment Fund II, LLC, ALEC Coinvestment Fund III, LLC, ALEC Coinvestment Fund IV, LLC, ALEC Coinvestment Fund V, LLC, the Management Group and any Person acting in the capacity of an underwriter in connection with a public or private offering of Parent's or the Issuer's Capital Stock.

"Permitted Investment" means an Investment by the Issuer or any Restricted Subsidiary in:

    (1) the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

    (3)  Temporary Cash Investments;

    (4) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

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    (5)  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) any loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary and not exceeding, when aggregated with amounts loaned or advanced under clause (2)(f)(iv) of "--Restrictive covenants--Limitation on restricted payments," $5 million in the aggregate outstanding at any one time;

    (7) stock, obligations or securities received in settlement of (or foreclosure with respect to) debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

    (8) any Person to the extent such Investment represents the non-cash or deemed cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "--Restrictive Covenants--Limitation on sales of assets and subsidiary stock";

    (9)  any Investment existing on the Closing Date;

    (10) Hedging Obligations permitted under paragraph (2)(g) of the covenant described under "--Restrictive covenants--Limitation on indebtedness";

    (11) guarantees of Indebtedness permitted under the covenant described under "--Restrictive covenants--Limitation on indebtedness";

    (12) Investments which are made exclusively with Capital Stock of Parent or the Issuer (other than Disqualified Stock); and

    (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

"Permitted Joint Venture Interests" means equity interests representing at least 35% of the Voting Stock of a Person engaged in a business in which the Issuer was engaged at the Closing Date or a Related Business.

"Permitted Liens" means, with respect to any Person:

    (1) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to

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        which such Person shall then be proceeding with an appeal or other proceedings for review;

    (3) Liens for property taxes not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

    (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

    (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

    (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property or assets of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property or assets owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property or assets subject to the Lien;

    (7) Liens to secure Indebtedness permitted pursuant to clause (2)(a) of the covenant described under "--Restrictive covenants--Limitation on indebtedness";

    (8)  Liens existing on the Closing Date;

    (9) Liens on property, assets, or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Liens do not extend to any other property or assets owned by such Person or any of its Subsidiaries;

    (10) Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens do not extend to any other property or assets owned by such Person or any of its Subsidiaries;

    (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

    (12) Liens securing Indebtedness so long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this clause (12) does not exceed 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance

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        sheet of the Issuer as of the end of the most recent fiscal quarter ending at least 45 days prior thereto;

    (13) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property or assets securing such obligations; and

    (14) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) and (10); PROVIDED, HOWEVER, that:

       (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property); and

       (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

          (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (6),
               (8), (9) or (10) at the time the original Lien became a Permitted Lien under the Indenture; and

          (ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

"principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note that is due or overdue or is to become due at the relevant time.

"Purchase Money Indebtedness" means Indebtedness:

    (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed; and

    (2) incurred to finance the acquisition by the Issuer or a Restricted Subsidiary of such asset, including additions and improvements; PROVIDED, HOWEVER, that such Indebtedness is incurred within 180 days before or after the acquisition by the Issuer or such Restricted Subsidiary of such asset.

"Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, replace, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, repay, redeem, retire, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Issuer or any Restricted Subsidiary existing on

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the Closing Date or Incurred in compliance with the Indenture (including
Indebtedness of the Issuer that Refinances Refinancing Indebtedness); PROVIDED, HOWEVER, that:

    (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

    (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

    (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced; and

    (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Exchange Notes, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes at least to the same extent as the Indebtedness being Refinanced;

        PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include:

       (a) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuer; or

       (b) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

"Related Business" means any business related, ancillary or complementary to the businesses of the Issuer and the Restricted Subsidiaries on the Closing Date.

"Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

"Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

"SEC" means the Securities and Exchange Commission.

"Secured Indebtedness" means any Indebtedness of the Issuer or any Guarantor secured by a Lien.

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"Senior Debt to EBITDA Ratio" as of any date of determination means the ratio of:

    (1) Total Consolidated Senior Indebtedness as of the date of determination to

    (2) EBITDA for the period of the most recent four consecutive fiscal quarters ending at the end of the most recent fiscal quarter for which financial statements are publicly available; PROVIDED, HOWEVER, that:

       (a) if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Senior Indebtedness since the beginning of such period or if any Senior Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, other than Senior Indebtedness Incurred under any revolving credit facility unless such Senior Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Senior Debt to EBITDA Ratio, EBITDA for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Senior Indebtedness;

       (b) if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period;

       (c) if since the beginning of such period, the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that is merged with or into the Issuer or any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; any such pro forma calculation may include adjustments appropriate to reflect, without duplication, (x) any such acquisition to the extent such adjustments may be reflected in the preparation of pro forma financial information in accordance with the requirements of GAAP and Article XI of Regulation S-X under the Exchange Act, (y) the annualized amount of operating expense reductions reasonably expected to be realized (in the case of a period not yet completed) in the six months following any such acquisition made during any of the four fiscal quarters constituting the four-quarter reference period prior to the date of determination and (z) the annualized amount of operating expense reductions reasonably expected to be realized in the six months following any such acquisition made by the Issuer during either of the two fiscal quarters immediately preceding the four-quarter reference period prior to the date of determination; PROVIDED that such adjustments are set forth in an Officers' Certificate that has been signed by the Issuer's chief executive officer and chief financial officer and that states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith

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          beliefs of the officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture; and

       (d) if since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of twelve months).

"Senior Indebtedness" means all unsubordinated Indebtedness of the Issuer or of any Restricted Subsidiary, whether outstanding on the Closing Date or Incurred thereafter, including, without limitation, all Bank Indebtedness.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

"Subordinated Obligation" means any Indebtedness of the Issuer or any Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Exchange Notes pursuant to a written agreement.

"Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity:

    (1) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or

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    (2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Telecommunications Assets" means (1) assets used or useful in the operating businesses of the Issuer at the Closing Date or in a Related Business or (2) equity interests representing a majority of the Voting Stock of Persons engaged in such businesses.

"Temporary Cash Investments" means any of the following:

    (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

    (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

    (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

    (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"); and

    (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

"TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb) as in effect on the Closing Date.

"Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Issuer and its Restricted Subsidiaries, determined on a Consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

"Total Consolidated Senior Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Senior Indebtedness of the Issuer and its Restricted Subsidiaries, determined on a Consolidated basis, outstanding as of such date of determination, after giving effect to any Incurrence of Senior Indebtedness and the application of the proceeds therefrom giving rise to such determination.

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"Transactions" means the initial borrowings under the Credit Agreement and the issuance of the old notes.

"Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

"Unrestricted Subsidiary" means:

    (1) ACS Media Holdings LLC;

    (2) any other Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

    (3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary pursuant to clause (2) above unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either:

       (a) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less; or

       (b) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under "--Restrictive covenants--Limitation on restricted payments."

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation:

          (i) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (1) of the covenant described under "--Restrictive covenants--Limitation on indebtedness"; and

          (ii) no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary pursuant to clause (2) above, by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.

"Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

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"Wholly Owned Subsidiary" means a Restricted Subsidiary of the Issuer all the
Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

REGISTRATION RIGHTS

The Issuer, the Initial Purchasers in the private offering of the old notes and the Guarantors entered into an Exchange and Registration Rights Agreement concurrently with the issuance of the old notes on August 26, 2003. Pursuant to the Exchange and Registration Rights Agreement, the Issuer and the Guarantors agreed to (1) file with the SEC on or prior to 90 days after the date of issuance of the old notes (the "Issue Date") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act relating to a registered exchange offer (the "Registered Exchange Offer") for the old notes under the Securities Act and (2) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to 150 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement of which this prospectus forms a part, the Issuer will offer to the holders of Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes (the "Exchange Notes") that are identical in all material respects to the old notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Issuer and the Guarantors will keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the holders of the Notes.

If (1) because of any change in law or applicable interpretations thereof by the SEC's staff, the Issuer is not permitted to effect the Registered Exchange Offer as contemplated by the Exchange and Registration Rights Agreement, (2) any old notes validly tendered pursuant to the Registered Exchange Offer are not exchanged for Exchange Securities on or prior to 180 days after the Issue Date,
(3) any Initial Purchaser so requests on or prior to the 20th business day following the date on which the Registered Exchange Offer is consummated with respect to old notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer and held by it following the consummation of the Registered Exchange Offer, (4) any law or the applicable interpretations thereof by the SEC's staff do not permit any holder of old notes to participate in the Registered Exchange Offer, (5) any holder of old notes that participates in the Registered Exchange Offer and does not receive freely transferable Exchange Notes in exchange for tendered old notes so requests with respect to such old notes on or prior to the 20th business day following the date on which the Registered Exchange Offer is consummated, or (6) the Issuer so elects, then the Issuer and the Guarantors will file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each initial note until (1) the date on which such initial note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer; (2) the date on which such initial note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (3) the date on which such initial note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

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The Issuer and the Guarantors will use their reasonable best efforts to have the
Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the SEC as promptly as practicable after the filing thereof. Unless the Registered Exchange Offer would not be permitted by a policy of the SEC, the Issuer will commence the Registered Exchange Offer and will use its reasonable best efforts to consummate the Registered Exchange Offer as promptly as practicable, but in any event prior to 180 days after the Issue Date. If applicable, the Issuer and the Guarantors will use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by holders of Transfer Restricted Securities for a period ending on the earlier of (i) two years from the Issue Date or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto and (ii) the date on which the old notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

If (1) the Shelf Registration Statement is not declared effective on or prior to 180 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, on or prior to 60 days after publication of the change in law or interpretation); (2) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date or (3) the Shelf Registration Statement is filed and declared effective on or prior to 180 days after the Issue Date (or in the case of Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the SEC's staff, if later, on or prior to 60 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Issuer and the Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (1) through (3) above, a "Registration Default"), the Issuer and the Guarantors will be jointly and severally obligated to pay additional interest to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the old notes constituting Transfer Restricted Securities held by such holder until the Registered Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued additional interest shall be paid to holders in the same manner as interest payments on the old notes on semi-annual payment dates that correspond to interest payment dates for the old notes. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

The Exchange and Registration Rights Agreement also will provide that (1) the Issuer shall make available for a period of 180 days after the consummation of the Registered Exchange Offer the prospectus contained in the Exchange Offer Registration Statement and any amendment or supplement thereto to any broker-dealer for use in connection with any resale of any Exchange Notes and
(2) the Issuer and the Guarantors shall pay all expenses incident to the Registered Exchange Offer (including the expense of one counsel (in addition to any local counsel) to the holders of Notes) and will jointly and severally indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

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Each holder of old notes participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such holder will be acquired in the ordinary course of business, (ii) such holder will have no arrangements or understanding with any person to participate in the distribution of the old notes or the Exchange Notes within the meaning of the Securities Act and (iii) such holder is not an affiliate of the Issuer or, if it is such an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Notes (an "Exchanging Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

Holders of the old notes will be required to make certain representations to the Issuer (as described above) in order to participate in the Registered Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their old notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. A holder who sells old notes pursuant to the Shelf Registration Statement generally (1) will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the Exchange and Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

If at any time the Issuer is not required to file the reports required to be filed by it under the Securities Act and the Exchange Act, it will, upon the written request of any holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of such holder's Transfer Restricted Securities pursuant to Rules 144 and 144A. The Issuer and the Guarantors have agreed that they will take such further action as any holder of Transfer Restricted Securities may reasonably request to enable such holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the informational requirements of Rule 144A(d)(4)).

The foregoing description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference herein. We will make available a copy of the Exchange and Registration Rights Agreement upon request.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

SCOPE OF DISCUSSION

The following summary describes certain U.S. federal income tax consequences resulting from the exchange of the old notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes. This general discussion applies to you if you acquired the old notes for cash at original issue and at the "issue price" (generally, the first price at which a substantial amount of notes is sold for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the old notes as a "capital asset" (generally, for investment) under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. This discussion, however, does not address state, local or foreign tax laws. In addition, it does not describe all of the rules that may affect the U.S. tax treatment of your investment in the exchange notes. For example, special rules not discussed here may apply to you if you are:

       - a broker-dealer, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of accounting or a financial institution;

       - an S corporation;

       - an insurance company;

       - a tax-exempt organization;

       - a partnership or other pass-through entity;

       - subject to the alternative minimum tax provisions of the Code;

       - holding the old notes as part of a hedge, straddle, conversion transaction or other risk reduction or constructive sale transaction; or

       - an expatriate of the U.S.

If you are a partner in a partnership or other entity taxable as a partnership that holds the old notes, your tax treatment will generally depend on your status and the activities of the partnership, and you should consult your tax advisor as to the tax consequences. This discussion only represents our best attempt to describe certain federal income tax consequences that may apply to you based on current U.S. federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences that are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service (the "IRS") or any court may disagree with this discussion.

THIS DISCUSSION MAY NOT COVER YOUR PARTICULAR CIRCUMSTANCES BECAUSE IT DOES NOT CONSIDER FOREIGN, STATE OR LOCAL TAX RULES, DISREGARDS CERTAIN SPECIAL FEDERAL TAX RULES, AND DOES NOT DESCRIBE FUTURE CHANGES IN FEDERAL TAX RULES. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF OLD NOTES OR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

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EXCHANGE OFFER

The issuance of the exchange notes to holders of the old notes pursuant to the terms set forth in this prospectus will not constitute an exchange for United States federal income tax purposes. Accordingly, a holder of old notes will not recognize any taxable gain or loss on the exchange of the old notes for exchange notes pursuant to the exchange offer. For purposes of determining gain or loss upon the subsequent sale, exchange, redemption, retirement, or other disposition of the exchange notes, the holder will have the same adjusted tax basis and holding period in the exchange notes as such holder had in the old notes immediately before the exchange. In general, the issue price and other tax characteristics of the exchange notes should be identical to the issue price and other tax characteristics of the old notes exchanged.

U.S. HOLDERS

If you are a "U.S. Holder," as defined below, this section applies to you. Otherwise, the next section, "Non-U.S. Holders," applies to you.

DEFINITION OF U.S. HOLDER. You are a "U.S. Holder" if you are a beneficial owner of the notes and you are:

       - a citizen or resident of the U.S. for federal income tax purposes;

       - a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof (including the District of Columbia);

       - an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

       - a trust which is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code; or

       - a person whose worldwide income or gain is otherwise subject to U.S. federal income taxation on a net income basis.

PAYMENTS OF INTEREST. You must generally include "qualified stated interest" (as defined below under "Original Issue Discount") on the exchange notes in ordinary income:

       - when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

       - when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

ORIGINAL ISSUE DISCOUNT. Because the old notes were issued at an issue price less than their stated redemption price at maturity, the exchange notes will be deemed to have been issued with original issue discount ("OID") and each U.S. Holder will be required to include in income in each year, in advance of receipt of cash payments on such notes, OID income as described below.

The amount of OID with respect to an exchange note will be equal to the excess of (i) the note's "stated redemption price at maturity" over (ii) its issue price. The "stated redemption price at maturity" of a note is the sum of all payments provided by the note that are not payments of "qualified stated interest." The term "qualified stated interest" generally includes

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stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between stated interest payments.

A U.S. Holder of an exchange note is required to include in gross income for U.S. federal income tax purposes an amount equal to the sum of the "daily portions" of such OID for all days during the taxable year on which the holder holds the exchange note. The daily portions of OID required to be included in such holder's gross income in a taxable year will be determined on a constant yield basis by allocating, to each day during the taxable year on which the holder holds the exchange note, a pro rata portion of the OID on such note that is attributable to the "accrual period" in which such day is included. Accrual periods with respect to an exchange note may be any set of periods (which may be of varying lengths) selected by a U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the note occurs on either the first or final day of an accrual period. The amount of OID attributable to each accrual period will be equal to (A) the product of (i) the "adjusted issue price" at the beginning of such accrual period and (ii) the "yield to maturity" of the instrument stated in a manner appropriately taking into account the length of the accrual period less (B) the amount of any qualified stated interest allocable to the accrual period. The yield to maturity is the discount rate that, when used in computing the present value of all payments to be made under the exchange note, produces an amount equal to the issue price of the old note. The adjusted issue price of an old note at the beginning of an accrual period is generally defined as the issue price of the old note plus the aggregate amount of OID that accrued in all prior accrual periods less any cash payments made on the exchange note other than qualified stated interest. Accordingly, a U.S. Holder of an exchange note will be required to include OID thereon in gross income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length. The amount of OID allocable to the final accrual period at maturity of an exchange note is the difference between (i) the amount payable at the maturity of the exchange note and (ii) the exchange note's adjusted issue price as of the beginning of the final accrual period.

A U.S. holder of an exchange note generally will not be required to include separately in income cash payments received on the exchange note, even if denominated as interest, to the extent such payments do not constitute qualified stated interest.

SALE OR OTHER TAXABLE DISPOSITION OF THE EXCHANGE NOTES. You must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss equals the difference between the amount you receive for the exchange note (in cash or other property, valued at fair market value), minus the amount attributable to accrued interest on the exchange note, minus your adjusted tax basis in the note. Your adjusted tax basis in an exchange note equals the price you paid for the old note increased by any OID previously included in income with respect to such note (and with respect to the exchange note issued to you in exchange for the old note) and decreased by any payments on such note (and with respect to the exchange note issued to you in exchange for the old note) other than qualified stated interest.

Your gain or loss will generally be a long-term capital gain or loss if you have held the old note and the exchange note for more than one year in total. Otherwise, it will be a short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary income.

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NON-U.S. HOLDERS

DEFINITION OF NON-U.S. HOLDER. A "Non-U.S. Holder" is any beneficial owner of old notes or exchange notes other than a U.S. Holder. Please be aware that if you are subject to U.S. federal income tax on a net basis on income or gain with respect to an old note or an exchange note because such income or gain is effectively connected with the conduct of a U.S. trade or business, this disclosure does not cover the U.S. federal tax rules that apply to you.

INTEREST AND OID

PORTFOLIO INTEREST EXEMPTION. Under the "portfolio interest exemption," you will generally not be subject to U.S. federal income tax on interest (including OID) paid on the exchange notes if either:

       - you represent that you are not a U.S. person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury; or

       - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange notes on your behalf, certifies to us or our paying agent under penalty of perjury that it has received IRS Form W-8BEN (or a suitable substitute form) from you or from another financial institution intermediary, and provides a copy to us or our agent.

A Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes generally will be required to provide an IRS Form W-8IMY and to attach an appropriate certification by each beneficial owner of the Non-U.S. Holder (and, if applicable, such beneficial owner's beneficial owner).

You will not, however, qualify for the portfolio interest exemption described above if:

       - you own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our capital stock which is entitled to vote;

       - you are a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code; or

       - you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

WITHHOLDING TAX IF THE INTEREST IS NOT PORTFOLIO INTEREST. If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30 percent withholding tax on interest (including OID) payments made on the exchange notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on IRS Form W-8BEN (or a suitable substitute form).

If you are a Non-U.S. Holder who is engaged in a trade or business in the U.S. and interest (including OID) on the exchange note is effectively connected with the conduct of such trade or business, although you will be exempt from the withholding tax discussed above, you will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30 percent (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year subject to adjustments.

For this purpose, interest (including OID) on an exchange note will be included in your earnings and profits.

SALE OR OTHER DISPOSITION OF EXCHANGE NOTES. Any gain or income realized upon the sale, exchange, retirement or other disposition of an exchange note generally will not be subject to U.S. federal income tax unless (1) such gain or income is effectively connected with the conduct of a trade or business in the U.S. by the Non-U.S. holder or (2) in the case of a Non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

Special rules may apply to certain Non-U.S. Holders, such as "controlled foreign corporations," "passive foreign investment companies" and "foreign personal holding companies," that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

INFORMATION REPORTING AND BACKUP WITHHOLDING

For each calendar year in which the exchange notes are outstanding, we, our agents or paying agents or a broker may be required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number, the aggregate amount of principal and interest (including OID and premium, if any) and sales proceeds paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

If a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold at the applicable rate (currently equal to 28 percent) on each payment of interest (including OID) and principal (and premium, if any) and sales proceeds on or with respect to the exchange notes.

A Non-U.S. Holder that provides an IRS Form W-8BEN (or a suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person will not be subject to U.S. backup withholding and may not be subject to information reporting requirements provided we do not have actual knowledge or reason to know that such holder is a U.S. person. In addition, IRS Form W-8BEN (or a suitable substitute form) will be required from the beneficial owners of interests in a Non-U.S. Holder that is treated as a partnership for U.S. federal income tax purposes.

The payment of the proceeds on the disposition of an exchange note to or through the U.S. office of a broker generally will be subject to information reporting and potential backup withholding at the applicable rate (currently 28 percent) unless a holder either certifies its status as a Non-U.S. Holder under penalties of perjury on IRS Form W-8BEN (or a suitable substitute form) and meets certain other conditions or otherwise establishes an exemption. If the foreign office of a foreign broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of an exchange note to the seller thereof, backup withholding and information reporting generally will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment of the proceeds of the sale of an exchange note by (a) a foreign office of a custodian, nominee, other agent or broker that is a U.S. person for U.S. federal income tax purposes, (b) a foreign custodian, nominee, other agent or broker that derives 50 percent or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (c) a foreign custodian, nominee, other agent or broker that is a controlled foreign corporation for U.S. federal income tax purposes, or (d) a foreign partnership if at any time during its tax year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50 percent of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in a U.S. trade or business, unless the custodian, nominee, other agent, broker or foreign partnership has documentary evidence in its records that the holder is not a U.S. person and certain other conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the holder or refunded if the amounts withheld exceed such liability, provided that the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the applicable information returns may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

The regulations governing information reporting and backup withholding are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the applicable regulations will affect your particular circumstances.

                      BOOK-ENTRY SETTLEMENT AND CLEARANCE

THE GLOBAL NOTES

The exchange notes will be issued in global form, without interest coupons (the "global exchange note").

Upon issuance, the global exchange note will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in the global exchange note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

       - upon deposit of the global exchange note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants who exchange their old notes; and

       - ownership of beneficial interests in the global exchange note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global exchange note).

Beneficial interests in the global exchange note may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL EXCHANGE NOTE

All interests in the global exchange note will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of the settlement system are controlled by such settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

       - a limited purpose trust company organized under the laws of the State of New York;

       - a "banking organization" within the meaning of the New York State Banking Law;

       - a member of the Federal Reserve System;

       - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

       - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of the global exchange note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global exchange note:

       - will not be entitled to have exchange notes represented by the global exchange note registered in their names;

       - will not receive or be entitled to receive physical, certificated notes; and

       - will not be considered the owners or holders of the exchange notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global exchange note must rely on the procedures of DTC to exercise any rights of a holder of exchange notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the exchange notes represented by a global exchange note will be made by the Trustee to DTC's nominee as the registered holder of the global exchange note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global exchange note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global exchange note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

CERTIFICATED NOTES

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related exchange notes only if:

       - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global exchange note and a successor depositary is not appointed within 90 days;

       - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

       - we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

       - certain other events provided in the indenture should occur.

                              PLAN OF DISTRIBUTION


Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until April 22, 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.


We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon the validity of the exchange notes offered hereby.

                                    EXPERTS


The consolidated financial statements and schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

Rather than include in this prospectus certain information that has been included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important information to you by referring to those publicly filed documents containing the information. The information that we incorporate by reference is considered to be part of this prospectus and future information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents that we have, and where indicated, Parent has, filed with the SEC and that we list below:

       - Definitive Proxy Statement of Alaska Communications Systems Group, Inc., dated April 28, 2003;


       - Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and as amended by our Annual Report on Form 10-K/A filed on October 3, 2003;



       - Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2003 (as amended by our Quarterly Report on Form 10-Q/A filed on December 10, 2003), June 30, 2003 and March 31, 2003;



       - Current Reports on Form 8-K (but excluding any materials furnished under Item 9 thereof) filed with the SEC on March 6, 2003; April 24, 2003, May 13, 2003, July 7, 2003; July 31, 2003, August 8, 2003; August
         13, 2003 and October 30, 2003; and


       - All documents filed by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus, including any Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements, and Current Reports on Form 8-K, excluding any materials furnished pursuant to Item 9 or 12 of Current Report on Form 8-K.

At your request, we will provide you with a free copy of any of these filings. See "Additional information."

                             AVAILABLE INFORMATION

We file reports, proxy and information statements, and other information with the SEC. The reports, proxy and information statements, and other information may be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the SEC by mail at prescribed rates. You should direct requests to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website (http://www.sec.gov) that contains the reports, proxy and information statements, and other information filed by us. You may also obtain copies of this information and the documents incorporated by reference in this prospectus at no charge. See "Additional information."

                                    GLOSSARY

The following are definitions of certain telecommunications and other terms we use in this prospectus.

APUC        Alaska Public Utilities Commission. A state regulatory body empowered to establish and enforce rules and regulations
            governing public utility companies and others, such as the
            Company, within the State of Alaska. APUC was superseded by the Regulatory Commission of Alaska in 1999.
ARPU        Average revenue per unit.
AUSF        Alaska Universal Service Fund. The Alaska Universal Service
            Fund was created by the Alaska Public Utilities Commission to help maintain affordable telephone service throughout
            Alaska.
CDMA        Code Division Multiple Access. A digital spread-spectrum
            wireless technology which allows a large number of users to access a single frequency band that assigns a code to all
            speech bits, sends a scrambled transmission of the encoded speech over the air, and reassembles the speech to its
            original format.
CLEC        Competitive local exchange carrier. A company that provides local exchange services in competition with the ILEC.
CPE         Customer premises equipment.
DSL         Digital Subscriber Line. An information transfer standard
            for transmitting digital voice and data over telephone lines at speeds up to 1.544 Mbps, versus 28.8 to 56 Kbps for
            traditional copper telephone lines.
ETC         Eligible Telecommunications Carrier. An eligible
            telecommunications carrier is a common carrier that has been designated to receive universal service support.
FCC         Federal Communications Commission. A federal regulatory body empowered to establish and enforce rules and regulations
            governing public interstate communications.
ILEC        Incumbent local exchange carrier. A company historically
            providing local telephone service.
ISDN        Integrated Services Digital Network. A network that provides digital, voice, and data services through a single
            transmission medium.
ISP         Internet Service Provider. A company formed to provide
            Internet access to residential and business customers via
            local networks.
K or        Kilobits per second. A measure of digital information
  Kbps      transmission rates. One kilobit equals 1,024 bits of digital information. Normally, 10 bits are used for each
            alphanumeric character.
LEC         Local exchange carrier. A company providing local telephone services.
Mbps        Megabits per second. One thousand Kbps.
MHz         Megahertz. A unit of measurement of bandwidth in the
            radiowave spectrum.
MPLS/ATM    Multi-Protocol Label Switching over Asynchronous Transfer
            Mode/Asynchronous Transfer Mode. Communications protocol
            standards that provide for information transfers in
            packet-based formats that can be made to operate together to improve the delivery speeds of data, video, and voice
            traffic.
NECA        National Exchange Carrier Association. The National Exchange
            Carrier Association administers the FCC's "access charge"
            plan (access charges are the fees long distance companies
            pay to access the local phone network to complete calls),
            the Universal Service Fund, the Interstate
            Telecommunications Relay Fund, and the Lifeline/Link-Up
            programs.

PCS Personal Communication Service. A wireless telephone service, similar to cellular, allowing a person to receive and make calls from any location via a hand-held device within the area serviced by the personal communication service.
RCA Regulatory Commission of Alaska. The Regulatory Commission of Alaska is responsible for the regulation of public utilities in Alaska.
TDMA Time Division Multiple Access. A digital spread-spectrum technology which allocates a discrete amount of frequency bandwidth to each user in order to permit more than one simultaneous conversation on a single RF channel.
UNE Unbundled network element. A defined unit of the physical telecommunications infrastructure.
USF         Federal Universal Service Fund. The federal Universal
            Service Fund was established under the direction of the FCC to compensate carriers for the high cost of providing universal telecommunications services in rural areas.

                                   (ACS LOGO)

                         ALASKA COMMUNICATIONS SYSTEMS
                                 HOLDINGS, INC.

                          9 7/8% SENIOR NOTES DUE 2011
                       ($182,000,000 AGGREGATE PRINCIPAL
                              AMOUNT OUTSTANDING)

                 ----------------------------------------------

                               OFFER TO EXCHANGE
                 ----------------------------------------------


                                January   , 2004

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 145(a) and (b) of the Delaware General Corporation Law (the "DGCL") provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in connection with specified acts, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The statute further provides that it is not exclusive of other indemnification that may be granted by any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provide that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, the Registrant's Certificate of Incorporation also provides that its directors and officers (including former directors and officers) shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith; provided, however, that, except in limited circumstances, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

A directors' and officers' insurance policy insures the Registrant's directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions. This is in addition to the insurance coverage that the Registrant maintains in the event it is required to indemnify a director or officer for indemnifiable claims.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following exhibits are filed herewith or incorporated herein by reference:


EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
   3.1        Articles of Incorporation of Alaska Communications Systems
              Holdings, Inc. (formerly known as ALEC Acquisition
              Corporation) (incorporated by reference to Exhibit 3.1 to
              Alaska Communications Systems Holdings, Inc.'s Form 10-K/A
              filed with the SEC on October 3, 2003).
   3.2        By-Laws of Alaska Communications Systems Holdings, Inc.
              (formerly known as ALEC Acquisition Corporation)
              (incorporated by reference to Exhibit 3.2 to Alaska
              Communications Systems Holdings, Inc.'s Form 10-K/A filed
              with the SEC on October 3, 2003).
   3.3        Amended and Restated Certificate of Incorporation of Alaska
              Communications Systems Group, Inc. (incorporated by
              reference to Exhibit 3.1 to Alaska Communications Systems
              Group, Inc.'s Form S-1/A filed with the SEC on November 17,
              1999).
   3.4        Amended and Restated By-Laws of Alaska Communications
              Systems Group, Inc. (incorporated by reference to Exhibit
              3.2 to Alaska Communications Systems Group, Inc.'s Form
              S-1/A filed with the SEC on November 17, 1999).
   3.5*       Certificate of Amendment to the Articles of Incorporation of
              ACS of the Northland, Inc. (formerly known as Telephone
              Utilities of the Northland, Inc.).
   3.6        Articles of Incorporation of ACS of the Northland, Inc.
              (formerly known as Telephone Utilities of the Northland,
              Inc.) (incorporated by reference to Exhibit 3.9 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
   3.7        Amended and Restated By-Laws of ACS of the Northland, Inc.
              (formerly known as Telephone Utilities of the Northland,
              Inc.) (incorporated by reference to Exhibit 3.10 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
   3.8*       Certificate of Amendment to the Articles of Incorporation of
              ACS of Alaska, Inc. (formerly known as Telephone Utilities of Alaska, Inc.).
   3.9        Articles of Incorporation of ACS of Alaska, Inc. (formerly known as Telephone Utilities of Alaska, Inc.) (incorporated by reference to Exhibit 3.11 to Alaska Communications
              Systems Holdings, Inc.'s Form S-4 filed with the SEC on July
              7, 1999).
   3.10       Amended and Restated By-Laws of ACS of Alaska, Inc.
              (formerly known as Telephone Utilities of Alaska, Inc.)
              (incorporated by reference to Exhibit 3.12 of Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
   3.11*      Certificate of Amendment to the Articles of Incorporation of
              ACS of Fairbanks, Inc. (formerly known as PTI Communications of Alaska, Inc.).
   3.12       Articles of Incorporation of ACS of Fairbanks, Inc.
              (formerly known as PTI Communications of Alaska, Inc.)
              (incorporated by reference to Exhibit 3.17 of Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
   3.13       Amended and Restated By-Laws of ACS of Fairbanks, Inc.
              (formerly known as PTI Communications of Alaska, Inc.)
              (incorporated by reference to Exhibit 3.18 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).

EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
   3.14*      Certificate of Amendment to the Articles of Incorporation of
              ACS of Anchorage, Inc. (formerly known as Alaska
              Communications Systems, Inc.).
   3.15       Articles of Incorporation of ACS of Anchorage, Inc.
              (formerly known as Alaska Communications Systems, Inc.)
              (incorporated by reference to Exhibit 3.7 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
   3.16       By-Laws of ACS of Anchorage, Inc. (formerly known as Alaska
              Communications Systems, Inc.) (incorporated by reference to
              Exhibit 3.8 to Alaska Communications Systems Holdings,
              Inc.'s Form S-4 filed with the SEC on July 7, 1999).
   3.17*      Certificates of Amendment to the Articles of Incorporation
              of ACS Wireless, Inc. (formerly known as MACtel, Inc.).
   3.18       Articles of Incorporation of ACS Wireless, Inc. (formerly
              known as MACtel, Inc.) (incorporated by reference to Exhibit
              3.19 to Alaska Communications Systems Holdings, Inc.'s Form
              S-4 filed with the SEC on July 7, 1999).
   3.19       Amended and Restated By-Laws of ACS Wireless, Inc. (formerly known as MACtel, Inc.) (incorporated by reference to Exhibit
              3.20 to Alaska Communications Systems Holdings, Inc.'s Form
              S-4 filed with the SEC on July 7, 1999).
   3.20*      Certificates of Amendment to the Articles of Incorporation
              of ACS Long Distance, Inc. (formerly known as ATU Long
              Distance, Inc.).
   3.21       Articles of Incorporation of ACS Long Distance, Inc.
              (formerly known as ATU Long Distance, Inc.) (incorporated by reference to Exhibit 3.31 to Alaska Communications Systems
              Holdings, Inc.'s Form S-4 filed with the SEC on July 7,
              1999).
   3.22       Amended and Restated By-Laws of ACS Long Distance, Inc.
              (formerly known as ATU Long Distance, Inc.) (incorporated by reference to Exhibit 3.32 to Alaska Communications Systems
              Holdings, Inc.'s Form S-4 filed with the SEC on July 7,
              1999).
   3.23*      Articles of Incorporation of ACS Internet, Inc.
   3.24*      Amended and Restated By-Laws of ACS Internet, Inc.
   3.25*      Articles of Incorporation of ACS Messaging, Inc.
   3.26*      By-Laws of ACS Messaging, Inc.
   3.27*      Articles of Incorporation of ACS Infosource, Inc.
   3.28*      By-Laws of ACS Infosource, Inc.
   3.29*      Articles of Organization of ACS Television, L.L.C.
   3.30*      Amended and Restated Operating Agreement of ACS Television,
              L.L.C.
   3.31*      Articles of Incorporation of ACS of Alaska License Sub, Inc.
   3.32*      By-Laws of ACS of Alaska License Sub, Inc.
   3.33*      Articles of Incorporation of ACS of the Northland License
              Sub, Inc.
   3.34*      By-Laws of ACS of the Northland License Sub, Inc.
   3.35*      Articles of Incorporation of ACS of Fairbanks License Sub,
              Inc.
   3.36*      By-Laws of ACS of Fairbanks License Sub, Inc.
   3.37*      Articles of Incorporation of ACS of Anchorage License Sub,
              Inc.
   3.38*      By-Laws of ACS of Anchorage License Sub, Inc.
   3.39*      Articles of Incorporation of ACS Wireless License Sub, Inc.
   3.40*      By-Laws of ACS Wireless License Sub, Inc.

EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
   3.41*      Articles of Incorporation of ACS Long Distance License Sub,
              Inc.
   3.42*      By-Laws of ACS Long Distance License Sub, Inc.
   3.43*      Articles of Incorporation of ACS Television License Sub,
              Inc.
   3.44*      By-Laws of ACS Television License Sub, Inc.
   3.45*      Articles of Incorporation of ACS Services, Inc.
   3.46*      By-Laws of ACS Services, Inc.
   4.1*       Indenture, dated as of August 26, 2003, among Alaska
              Communications Systems Holdings, Inc., as Issuer, and each of Alaska Communications Systems Group, Inc., ACS of the
              Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks,
              Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long
              Distance, Inc., ACS Internet, Inc., ACS Messaging, Inc., ACS
              Infosource, Inc., ACS Television, L.L.C., ACS of Alaska
              License Sub, Inc., ACS of the Northland License Sub, Inc.,
              ACS of Fairbanks License Sub, Inc., ACS of Anchorage License
              Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance
              License Sub, Inc., ACS Television License Sub, Inc., ACS
              Services, Inc., as guarantors, and The Bank of New York, as trustee.
   4.2*       Exchange and Registration Rights Agreement, dated August 26,
              2003, by and among Alaska Communications Systems Holdings,
              Inc., Alaska Communications Systems Group, Inc., ACS of the
              Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks,
              Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long
              Distance, Inc., ACS Internet, Inc., ACS Messaging, Inc., ACS
              Infosource, Inc., ACS Television, L.L.C., ACS of Alaska
              License Sub, Inc., ACS of the Northland License Sub, Inc.,
              ACS of Fairbanks License Sub, Inc., ACS of Anchorage License
              Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance
              License Sub, Inc., ACS Television License Sub, Inc., ACS
              Services, Inc., and J.P. Morgan Securities Inc. for itself and on behalf of CIBC World Markets Corp., Citigroup Global
              Markets Inc., Jefferies & Company, Inc. and Raymond James &
              Associates, Inc.
   5.1        Opinion of Wachtell, Lipton, Rosen & Katz.
  10.1*       Credit Agreement, dated August 26, 2003, among Alaska
              Communications Systems Group, Inc., Alaska Communications
              Systems Holdings, Inc., as the Borrower, the Lenders Party
              thereto and JPMorgan Chase Bank, as Administrative Agent and
              Collateral Agent, CIBC World Markets Corp., as Syndication
              Agent, and Citicorp North America, Inc., as Documentation
              Agent, and J.P. Morgan Securities Inc., as Arranger.
  10.2*       Retirement Agreement, dated as of September 14, 2003,
              between Alaska Communications Systems Group, Inc. and
              Charles E. Robinson.
  10.3*       Executive Employment Agreement, dated as of September 14,
              2003, between Alaska Communications Systems Group, Inc. and
              Liane Pelletier.
  10.4*       Settlement Agreement and Mutual Release, dated October 14,
              2003, by and between the State of Alaska and Alaska
              Communications Systems Group, Inc.
  10.5        Executive Employment Agreement, dated as of October 17,
              2003, between Alaska Communications Systems Group, Inc. and
              David C. Eisenberg.
  12.1        Computation of Consolidated Ratios of Earnings to Fixed
              Charges (set forth on pages 18 and 51 of the prospectus
              forming part of this registration statement).
  23.1        Consent of Deloitte & Touche LLP, independent auditors for
              Alaska Communications Systems Holdings, Inc.
  23.2        Consent of Wachtell, Lipton, Rosen & Katz (included in
              Exhibit 5.1).
  24.1*       Powers of attorney (included in the signature pages to this
              Registration Statement).

EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
  25.1*       Form T-1 Statement of Eligibility of The Bank of New York to
              act as trustee under the Indenture.
  99.1*       Letter of Transmittal.
  99.2*       Notice of Guaranteed Delivery.
  99.3*       Letter to brokers, dealers, commercial banks, issuer
              companies and other nominees.
  99.4*       Form of letter from brokers, dealers, commercial banks,
              issuer companies and other nominees to their clients.
  99.5*       Guidelines for Certification of Taxpayer Identification
              Number on Substitute Form W-9.


--------------------------------------------------------------------------------


* Previously filed.


ITEM 22.   UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ALASKA COMMUNICATIONS SYSTEMS
                                          HOLDINGS, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title: Senior Vice President,
                                                     Chief
                                                     Financial Officer,
                                                     Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                        Chairman of the Board and     January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY            Senior Vice President, Chief    January 21, 2004
--------------------------------------   Financial Officer, Treasurer
          Kevin P. Hemenway              (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                                Director              January 21, 2004
--------------------------------------
         W. Dexter Paine, III


                  *                                Director              January 21, 2004
--------------------------------------
             Saul A. Fox


                  *                                Director              January 21, 2004
--------------------------------------
           Byron I. Mallot


                  *                                Director              January 21, 2004
--------------------------------------
            Wray T. Thorn


                  *                                Director              January 21, 2004
--------------------------------------
             Brian Rogers


                  *                                Director              January 21, 2004
--------------------------------------
          Charles P. Sitkin


                                                   Director
--------------------------------------
             John M. Egan


                                                   Director
--------------------------------------
           Patrick Pichette


 *By:       /s/ KEVIN P. HEMENWAY              Attorney-in-Fact
        ------------------------------
              Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ALASKA COMMUNICATIONS SYSTEMS GROUP,
                                          INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title: Senior Vice President,
                                                     Chief
                                                     Financial Officer,
                                                     Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                        Chairman of the Board and     January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY            Senior Vice President, Chief    January 21, 2004
--------------------------------------   Financial Officer, Treasurer
          Kevin P. Hemenway              (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                                Director              January 21, 2004
--------------------------------------
         W. Dexter Paine, III


                  *                                Director              January 21, 2004
--------------------------------------
             Saul A. Fox


                  *                                Director              January 21, 2004
--------------------------------------
           Byron I. Mallot


                  *                                Director              January 21, 2004
--------------------------------------
            Wray T. Thorn


                  *                                Director              January 21, 2004
--------------------------------------
             Brian Rogers


                  *                                Director              January 21, 2004
--------------------------------------
          Charles P. Sitkin


                                                   Director
--------------------------------------
             John M. Egan


                                                   Director
--------------------------------------
           Patrick Pichette


 *By:       /s/ KEVIN P. HEMENWAY              Attorney-in-Fact
        ------------------------------
              Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF THE NORTHLAND, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title: Senior Vice President,
                                                     Chief
                                                     Financial Officer,
                                                     Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                       Chairman of the Board, Chief     January 21, 2004
--------------------------------------          Executive Officer
           Liane Pelletier                (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway                       and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                          Vice President, General       January 21, 2004
--------------------------------------   Counsel, Secretary and Director
         Leonard A. Steinberg


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF ALASKA, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title: Senior Vice President,
                                                     Chief
                                                     Financial Officer,
                                                     Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                       Chairman of the Board, Chief     January 21, 2004
--------------------------------------          Executive Officer
           Liane Pelletier                (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway                       and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                          Vice President, General       January 21, 2004
--------------------------------------   Counsel, Secretary and Director
         Leonard A. Steinberg


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF FAIRBANKS, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title: Senior Vice President,
                                                     Chief
                                                     Financial Officer,
                                                     Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                      Chairman of the Board, Chief    January 21, 2004
--------------------------------------         Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY            Senior Vice President, Chief    January 21, 2004
--------------------------------------   Financial Officer, Treasurer
          Kevin P. Hemenway                      and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                         Vice President, General      January 21, 2004
--------------------------------------      Counsel, Secretary and
         Leonard A. Steinberg                      Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF ANCHORAGE, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name:    Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                         Chairman of the Board,       January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY               Senior Vice President,       January 21, 2004
--------------------------------------     Chief Financial Officer,
          Kevin P. Hemenway                 Treasurer and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                             Vice President,          January 21, 2004
--------------------------------------         General Counsel,
         Leonard A. Steinberg               Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS WIRELESS, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name:    Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                         Chairman of the Board,       January 21, 2004
--------------------------------------     Chief Executive Officer
           Liane Pelletier                   (Principal Executive
                                                   Officer)


        /s/ KEVIN P. HEMENWAY               Senior Vice President,       January 21, 2004
--------------------------------------     Chief Financial Officer,
          Kevin P. Hemenway                 Treasurer and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                            Vice President,           January 21, 2004
--------------------------------------         General Counsel,
         Leonard A. Steinberg               Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS LONG DISTANCE, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name:    Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                         Chairman of the Board,       January 21, 2004
--------------------------------------     Chief Executive Officer
           Liane Pelletier                   (Principal Executive
                                                   Officer)


        /s/ KEVIN P. HEMENWAY               Senior Vice President,       January 21, 2004
--------------------------------------     Chief Financial Officer,
          Kevin P. Hemenway                 Treasurer and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                            Vice President,           January 21, 2004
--------------------------------------         General Counsel,
         Leonard A. Steinberg               Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS INTERNET, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name:    Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                         Chairman of the Board,       January 21, 2004
--------------------------------------     Chief Executive Officer
           Liane Pelletier                   (Principal Executive
                                                   Officer)


        /s/ KEVIN P. HEMENWAY               Senior Vice President,       January 21, 2004
--------------------------------------     Chief Financial Officer,
          Kevin P. Hemenway                 Treasurer and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                            Vice President,           January 21, 2004
--------------------------------------         General Counsel,
         Leonard A. Steinberg               Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS MESSAGING, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name:    Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                         Chairman of the Board,       January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY               Senior Vice President,       January 21, 2004
--------------------------------------     Chief Financial Officer,
          Kevin P. Hemenway                 Treasurer and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                             Vice President,          January 21, 2004
--------------------------------------         General Counsel,
         Leonard A. Steinberg               Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS INFOSOURCE, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name:    Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.







                  *                      Chairman of the Board, Chief    January 21, 2004
--------------------------------------         Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY            Senior Vice President, Chief    January 21, 2004
--------------------------------------   Financial Officer, Treasurer
          Kevin P. Hemenway                      and Director
                                         (Principal Financial Officer
                                           and Principal Accounting
                                                   Officer)


                  *                         Vice President, General      January 21, 2004
--------------------------------------      Counsel, Secretary and
         Leonard A. Steinberg                      Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF ALASKA LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:  Senior Vice President,
                                                      Chief
                                                      Financial Officer,
                                                      Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                          Chairman of the Board,        January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY                Senior Vice President,        January 21, 2004
--------------------------------------      Chief Financial Officer,
          Kevin P. Hemenway                  Treasurer and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                             Vice President,            January 21, 2004
--------------------------------------          General Counsel,
         Leonard A. Steinberg                Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF THE NORTHLAND LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:  Senior Vice President,
                                                      Chief
                                                      Financial Officer,
                                                      Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                          Chairman of the Board,        January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway                 and Director (Principal
                                             Financial Officer and
                                         Principal Accounting Officer)


                  *                             Vice President,            January 21, 2004
--------------------------------------          General Counsel,
         Leonard A. Steinberg                Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF FAIRBANKS LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:  Senior Vice President,
                                                      Chief
                                                      Financial Officer,
                                                      Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                          Chairman of the Board,        January 21, 2004
--------------------------------------      Chief Executive Officer
           Liane Pelletier               (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY                Senior Vice President,        January 21, 2004
--------------------------------------      Chief Financial Officer,
          Kevin P. Hemenway                  Treasurer and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                             Vice President,            January 21, 2004
--------------------------------------          General Counsel,
         Leonard A. Steinberg                Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS OF ANCHORAGE LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:  Senior Vice President,
                                                      Chief
                                                      Financial Officer,
                                                      Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                       Chairman of the Board, Chief     January 21, 2004
--------------------------------------    Executive Officer (Principal
           Liane Pelletier                     Executive Officer)


        /s/ KEVIN P. HEMENWAY                Senior Vice President,        January 21, 2004
--------------------------------------      Chief Financial Officer,
          Kevin P. Hemenway                  Treasurer and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                              Vice President,           January 21, 2004
--------------------------------------          General Counsel,
         Leonard A. Steinberg                Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS WIRELESS LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:  Senior Vice President,
                                                      Chief Financial Officer,
                                                      Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                      Chairman of the Board, Chief    January 21, 2004
--------------------------------------   Executive Officer (Principal
           Liane Pelletier                    Executive Officer)


        /s/ KEVIN P. HEMENWAY            Senior Vice President, Chief    January 21, 2004
--------------------------------------   Financial Officer, Treasurer
          Kevin P. Hemenway                 and Director (Principal
                                             Financial Officer and
                                         Principal Accounting Officer)


                  *                         Vice President, General      January 21, 2004
--------------------------------------      Counsel, Secretary and
         Leonard A. Steinberg                      Director


 *By:     /s/ KEVIN P. HEMENWAY                Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS LONG DISTANCE LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:  Senior Vice President,
                                                      Chief
                                                      Financial Officer,
                                                      Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





                  *                          Chairman of the Board,        January 21, 2004
--------------------------------------       Chief Executive Officer
           Liane Pelletier                (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway               (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                              Vice President,           January 21, 2004
--------------------------------------          General Counsel,
         Leonard A. Steinberg                Secretary and Director


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS TELEVISION LICENSE SUB, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                       Chairman of the Board, Chief     January 21, 2004
--------------------------------------          Executive Officer
           Liane Pelletier                (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway                       and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                          Vice President, General       January 21, 2004
--------------------------------------   Counsel, Secretary and Director
         Leonard A. Steinberg


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS SERVICES, INC.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                       Chairman of the Board, Chief     January 21, 2004
--------------------------------------          Executive Officer
           Liane Pelletier                (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway                       and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                          Vice President, General       January 21, 2004
--------------------------------------   Counsel, Secretary and Director
         Leonard A. Steinberg


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, State of Alaska, on January 21, 2004.


                                          ACS TELEVISION, L.L.C.

                                          By: /s/ KEVIN P. HEMENWAY
                                            ------------------------------------
                                              Name: Kevin P. Hemenway
                                              Title:   Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                  *                       Chairman of the Board, Chief     January 21, 2004
--------------------------------------          Executive Officer
           Liane Pelletier                (Principal Executive Officer)


        /s/ KEVIN P. HEMENWAY             Senior Vice President, Chief     January 21, 2004
--------------------------------------    Financial Officer, Treasurer
          Kevin P. Hemenway                       and Director
                                          (Principal Financial Officer
                                            and Principal Accounting
                                                    Officer)


                  *                          Vice President, General       January 21, 2004
--------------------------------------   Counsel, Secretary and Director
         Leonard A. Steinberg


 *By:     /s/ KEVIN P. HEMENWAY                 Attorney-in-fact
        ------------------------------
            Kevin P. Hemenway

                                 EXHIBIT INDEX


EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
    3.1       Articles of Incorporation of Alaska Communications Systems
              Holdings, Inc. (formerly known as ALEC Acquisition
              Corporation) (incorporated by reference to Exhibit 3.1 to
              Alaska Communications Systems Holdings, Inc.'s Form 10-K/A
              filed with the SEC on October 3, 2003).
    3.2       By-Laws of Alaska Communications Systems Holdings, Inc.
              (formerly known as ALEC Acquisition Corporation)
              (incorporated by reference to Exhibit 3.2 to Alaska
              Communications Systems Holdings, Inc.'s Form 10-K/A filed
              with the SEC on October 3, 2003).
    3.3       Amended and Restated Certificate of Incorporation of Alaska
              Communications Systems Group, Inc. (incorporated by
              reference to Exhibit 3.1 to Alaska Communications Systems
              Group, Inc.'s Form S-1/A filed with the SEC on November 17,
              1999).
    3.4       Amended and Restated By-Laws of Alaska Communications
              Systems Group, Inc. (incorporated by reference to Exhibit
              3.2 to Alaska Communications Systems Group, Inc.'s Form
              S-1/A filed with the SEC on November 17, 1999).
    3.5*      Certificate of Amendment to the Articles of Incorporation of
              ACS of the Northland, Inc. (formerly known as Telephone
              Utilities of the Northland, Inc.).
    3.6       Articles of Incorporation of ACS of the Northland, Inc.
              (formerly known as Telephone Utilities of the Northland,
              Inc.) (incorporated by reference to Exhibit 3.9 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.7       Amended and Restated By-Laws of ACS of the Northland, Inc.
              (formerly known as Telephone Utilities of the Northland,
              Inc.) (incorporated by reference to Exhibit 3.10 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.8*      Certificate of Amendment to the Articles of Incorporation of
              ACS of Alaska, Inc. (formerly known as Telephone Utilities of Alaska, Inc.).
    3.9       Articles of Incorporation of ACS of Alaska, Inc. (formerly known as Telephone Utilities of Alaska, Inc.) (incorporated by reference to Exhibit 3.11 to Alaska Communications
              Systems Holdings, Inc.'s Form S-4 filed with the SEC on July
              7, 1999).
    3.10      Amended and Restated By-Laws of ACS of Alaska, Inc.
              (formerly known as Telephone Utilities of Alaska, Inc.)
              (incorporated by reference to Exhibit 3.12 of Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.11*     Certificate of Amendment to the Articles of Incorporation of
              ACS of Fairbanks, Inc. (formerly known as PTI Communications of Alaska, Inc.).
    3.12      Articles of Incorporation of ACS of Fairbanks, Inc.
              (formerly known as PTI Communications of Alaska, Inc.)
              (incorporated by reference to Exhibit 3.17 of Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.13      Amended and Restated By-Laws of ACS of Fairbanks, Inc.
              (formerly known as PTI Communications of Alaska, Inc.)
              (incorporated by reference to Exhibit 3.18 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.14*     Certificate of Amendment to the Articles of Incorporation of
              ACS of Anchorage, Inc. (formerly known as Alaska
              Communications Systems, Inc.).

EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
    3.15      Articles of Incorporation of ACS of Anchorage, Inc.
              (formerly known as Alaska Communications Systems, Inc.)
              (incorporated by reference to Exhibit 3.7 to Alaska
              Communications Systems Holdings, Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.16      By-Laws of ACS of Anchorage, Inc. (formerly known as Alaska
              Communications Systems, Inc.) (incorporated by reference to
              Exhibit 3.8 to Alaska Communications Systems Holdings,
              Inc.'s Form S-4 filed with the SEC on July 7, 1999).
    3.17*     Certificates of Amendment to the Articles of Incorporation
              of ACS Wireless, Inc. (formerly known as MACtel, Inc.).
    3.18      Articles of Incorporation of ACS Wireless, Inc. (formerly
              known as MACtel, Inc.) (incorporated by reference to Exhibit
              3.19 to Alaska Communications Systems Holdings, Inc.'s Form
              S-4 filed with the SEC on July 7, 1999).
    3.19      Amended and Restated By-Laws of ACS Wireless, Inc. (formerly known as MACtel, Inc.) (incorporated by reference to Exhibit
              3.20 to Alaska Communications Systems Holdings, Inc.'s Form
              S-4 filed with the SEC on July 7, 1999).
    3.20*     Certificates of Amendment to the Articles of Incorporation
              of ACS Long Distance, Inc. (formerly known as ATU Long
              Distance, Inc.).
    3.21      Articles of Incorporation of ACS Long Distance, Inc.
              (formerly known as ATU Long Distance, Inc.) (incorporated by reference to Exhibit 3.31 to Alaska Communications Systems
              Holdings, Inc.'s Form S-4 filed with the SEC on July 7,
              1999).
    3.22      Amended and Restated By-Laws of ACS Long Distance, Inc.
              (formerly known as ATU Long Distance, Inc.) (incorporated by reference to Exhibit 3.32 to Alaska Communications Systems
              Holdings, Inc.'s Form S-4 filed with the SEC on July 7,
              1999).
    3.23*     Articles of Incorporation of ACS Internet, Inc.
    3.24*     Amended and Restated By-Laws of ACS Internet, Inc.
    3.25*     Articles of Incorporation of ACS Messaging, Inc.
    3.26*     By-Laws of ACS Messaging, Inc.
    3.27*     Articles of Incorporation of ACS Infosource, Inc.
    3.28*     By-Laws of ACS Infosource, Inc.
    3.29*     Articles of Organization of ACS Television, L.L.C.
    3.30*     Amended and Restated Operating Agreement of ACS Television,
              L.L.C.
    3.31*     Articles of Incorporation of ACS of Alaska License Sub, Inc.
    3.32*     By-Laws of ACS of Alaska License Sub, Inc.
    3.33*     Articles of Incorporation of ACS of the Northland License
              Sub, Inc.
    3.34*     By-Laws of ACS of the Northland License Sub, Inc.
    3.35*     Articles of Incorporation of ACS of Fairbanks License Sub,
              Inc.
    3.36*     By-Laws of ACS of Fairbanks License Sub, Inc.
    3.37*     Articles of Incorporation of ACS of Anchorage License Sub,
              Inc.
    3.38*     By-Laws of ACS of Anchorage License Sub, Inc.
    3.39*     Articles of Incorporation of ACS Wireless License Sub, Inc.
    3.40*     By-Laws of ACS Wireless License Sub, Inc.
    3.41*     Articles of Incorporation of ACS Long Distance License Sub,
              Inc.
    3.42*     By-Laws of ACS Long Distance License Sub, Inc.
    3.43*     Articles of Incorporation of ACS Television License Sub,
              Inc.
    3.44*     By-Laws of ACS Television License Sub, Inc.

EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
    3.45*     Articles of Incorporation of ACS Services, Inc.
    3.46*     By-Laws of ACS Services, Inc.
    4.1*      Indenture, dated as of August 26, 2003, among Alaska
              Communications Systems Holdings, Inc., as Issuer, and each of Alaska Communications Systems Group, Inc., ACS of the
              Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks,
              Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long
              Distance, Inc., ACS Internet, Inc., ACS Messaging, Inc., ACS
              Infosource, Inc., ACS Television, L.L.C., ACS of Alaska
              License Sub, Inc., ACS of the Northland License Sub, Inc.,
              ACS of Fairbanks License Sub, Inc., ACS of Anchorage License
              Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance
              License Sub, Inc., ACS Television License Sub, Inc., ACS
              Services, Inc., as guarantors, and The Bank of New York, as trustee.
    4.2*      Exchange and Registration Rights Agreement, dated August 26,
              2003, by and among Alaska Communications Systems Holdings,
              Inc., Alaska Communications Systems Group, Inc., ACS of the
              Northland, Inc., ACS of Alaska, Inc., ACS of Fairbanks,
              Inc., ACS of Anchorage, Inc., ACS Wireless, Inc., ACS Long
              Distance, Inc., ACS Internet, Inc., ACS Messaging, Inc., ACS
              Infosource, Inc., ACS Television, L.L.C., ACS of Alaska
              License Sub, Inc., ACS of the Northland License Sub, Inc.,
              ACS of Fairbanks License Sub, Inc., ACS of Anchorage License
              Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance
              License Sub, Inc., ACS Television License Sub, Inc., ACS
              Services, Inc., and J.P. Morgan Securities Inc. for itself and on behalf of CIBC World Markets Corp., Citigroup Global
              Markets Inc., Jefferies & Company, Inc. and Raymond James &
              Associates, Inc.
    5.1       Opinion of Wachtell, Lipton, Rosen & Katz.
   10.1*      Credit Agreement, dated August 26, 2003, among Alaska
              Communications Systems Group, Inc., Alaska Communications
              Systems Holdings, Inc., as the Borrower, the Lenders Party
              thereto and JPMorgan Chase Bank, as Administrative Agent and
              Collateral Agent, CIBC World Markets Corp., as Syndication
              Agent, and Citicorp North America, Inc., as Documentation
              Agent, and J.P. Morgan Securities Inc., as Arranger.
   10.2*      Retirement Agreement, dated as of September 14, 2003,
              between Alaska Communications Systems Group, Inc. and
              Charles E. Robinson.
   10.3*      Executive Employment Agreement, dated as of September 14,
              2003, between Alaska Communications Systems Group, Inc. and
              Liane Pelletier.
   10.4*      Settlement Agreement and Mutual Release, dated October 14,
              2003, by and between the State of Alaska and Alaska
              Communications Systems Group, Inc.
   10.5       Executive Employment Agreement, dated as of October 17,
              2003, between Alaska Communications Systems Group, Inc. and
              David C. Eisenberg.
   12.1       Computation of Consolidated Ratios of Earnings to Fixed
              Charges (set forth on pages 18 and 51 of the prospectus
              forming part of this registration statement).
   23.1       Consent of Deloitte & Touche LLP, independent auditors for
              Alaska Communications Systems Holdings, Inc.
   23.2       Consent of Wachtell, Lipton, Rosen & Katz (included in
              Exhibit 5.1).
   24.1*      Powers of attorney (included in the signature pages to this
              Registration Statement).
   25.1*      Form T-1 Statement of Eligibility of The Bank of New York to
              act as trustee under the Indenture.
   99.1*      Letter of Transmittal.
   99.2*      Notice of Guaranteed Delivery.
   99.3*      Letter to brokers, dealers, commercial banks, issuer
              companies and other nominees.

EXHIBIT NO.                       DOCUMENT DESCRIPTION
-----------                       --------------------
   99.4*      Form of letter from brokers, dealers, commercial banks,
              issuer companies and other nominees to their clients.
   99.5*      Guidelines for Certification of Taxpayer Identification
              Number on Substitute Form W-9.


--------------------------------------------------------------------------------


* Previously filed.